UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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HEALTH NET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTH NET,

INC.

NOTICE OF

2011 ANNUAL

MEETING

AND

PROXY

STATEMENT

April 4, 2011

Dear Stockholders:

It is a pleasure to invite you to attend the 2011 Annual Meeting of Stockholders of Health Net, Inc. to be held at 21281 Burbank Boulevard in Woodland Hills, California 91367 on Wednesday, May 18, 2011, at 10:00 a.m. (Pacific Time). For your convenience, we are offering a live webcast of the Annual Meeting on our Internet website, www.healthnet.com.

Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the Annual Meeting. In addition, a report on our business operations will be presented at the Annual Meeting. Stockholders who attend the Annual Meeting will have an opportunity to ask questions at the meeting. Those who participate in the live webcast may submit questions during the meeting via the Internet.

It is important that you vote your shares whether or not you plan to attend the Annual Meeting. We urge you to carefully review the proxy statement and to vote your choices either on the enclosed proxy card, by telephone or via the Internet. You may return your proxy card by mail by using the enclosed self-addressed, postage-paid envelope. If you choose this method, please sign and date your proxy card and return it as soon as possible. Alternatively, you may vote your shares by telephone by calling 1-800-560-1965, or over the Internet at http://www.eproxy.com/hnt. If you vote by telephone or over the Internet, your electronic vote authorizes the named proxies in the same manner as if you returned a signed and dated proxy card by mail. If you do attend the Annual Meeting in person, your proxy can be revoked at your request.

We look forward to your attendance at the Annual Meeting.

Sincerely,

Jay M. Gellert

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Health Net, Inc. will hold its 2011 Annual Meeting of Stockholders on Wednesday, May 18, 2011 at 10:00 a.m. (Pacific Time) at 21281 Burbank Boulevard in Woodland Hills, California 91367, for the following purposes:

1.	To elect the following nine directors to serve for a term of one year or until the 2012 Annual Meeting of Stockholders: Mary Anne Citrino, Theodore F. Craver, Jr., Vicki B. Escarra, Gale S. Fitzgerald, Patrick Foley, Jay M. Gellert, Roger F. Greaves, Bruce G. Willison and Frederick C. Yeager.

2.	To ratify the selection of Deloitte & Touche LLP as Health Net’s independent registered public accounting firm for 2011.

3.	To hold an advisory vote on the compensation of our named executive officers.

4.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

5.	To vote upon a proposal to amend and restate Health Net’s certificate of incorporation to eliminate the supermajority voting requirements contained in the certificate of incorporation.

6.	To transact such other business as may be properly brought before the meeting or any continuation, adjournments or postponements thereof.

The Board of Directors has fixed Monday, March 28, 2011, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any continuation, adjournments or postponements of the Annual Meeting.

At the Annual Meeting, each share of Common Stock, $.001 par value per share, of Health Net represented at the Annual Meeting will be entitled to one vote on each matter properly brought before the Annual Meeting. Jay M. Gellert and Angelee F. Bouchard have been appointed as proxy holders, with full rights of substitution, for the holders of Common Stock.

By Order of the Board of Directors,

Angelee F. Bouchard

Senior Vice President, General Counsel and

Secretary

April 4, 2011

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the 2011 Annual Meeting of Stockholders of Health Net, Inc. in person. However, to ensure your representation at the Annual Meeting, please mark, sign and date the enclosed proxy card and return it as soon as possible in the enclosed self-addressed, postage-paid envelope. Alternatively, you may vote your shares by telephone by calling 1-800-560-1965, or over the Internet at http://www.eproxy.com/hnt. If you vote by telephone or over the Internet, your electronic vote authorizes the named proxies in the same manner as if you returned a signed and dated proxy card by mail. If you attend the Annual Meeting in person, you may vote at the meeting even if you have previously returned a proxy.

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD

MAY 18, 2011

MEETING AND VOTING INFORMATION

General

The accompanying proxy is solicited by the Board of Directors of Health Net, Inc. for use at our 2011 Annual Meeting of Stockholders (the “Annual Meeting” or “2011 Annual Meeting”) to be held on Wednesday, May 18, 2011 at 10:00 a.m. (Pacific Time) at 21281 Burbank Boulevard, Woodland Hills, California 91367, and at any continuation, adjournments or postponements thereof. Directions to attend the meeting can be found on our Internet website, www.healthnet.com.1 We expect to mail this proxy statement and accompanying proxy card beginning on or about April 4, 2011 to all stockholders entitled to vote at the Annual Meeting. In this proxy statement, unless the context otherwise requires, the terms “Company,” “Health Net,” “we,” “us,” and “our” refer to Health Net, Inc. and its subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 18, 2011

This proxy statement and our 2010 Annual Report on Form 10-K are available on our Internet website address at http://www.healthnet.com/InvestorRelations/2011Proxy. This website address contains the following documents: the notice of the Annual Meeting, this proxy statement, including a proxy card sample, and the 2010 Annual Report on Form 10-K. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

We are offering a live webcast of the Annual Meeting on our Internet website, www.healthnet.com. The webcast of the Annual Meeting will consist of live sound, real-time access to printed material and the ability of stockholders to submit questions during the question and answer period. To participate in the webcast of the Annual Meeting, a stockholder should log on to www.healthnet.com on Wednesday, May 18, 2011 shortly before 10:00 a.m. (Pacific Time) and follow the instructions provided under the “Investor Relations” section of the website. Stockholders will not be permitted to vote over the Internet during the Annual Meeting.

Who Can Vote; Outstanding Shares

Only holders of record of our Common Stock, $.001 par value per share (“Common Stock”), at the close of business on March 28, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. As of the Record Date, we had outstanding 91,996,975 shares of Common Stock.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting in the Investor Relations department at our corporate office at 21650 Oxnard Street, Woodland Hills, California 91367, between the hours of 9:00 a.m. and 4:00 p.m. (Pacific time).

[1]	References to our website in this proxy statement are not intended to function as hyperlinks and the information contained on our website is not incorporated into this proxy statement.

Quorum and Votes Required

Our bylaws require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner does not vote those shares on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Participation by a stockholder in the live webcast of the Annual Meeting will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Stockholder approval of each proposal requires the following votes:

•

Item 1—Election of Directors. Our bylaws include a majority voting standard for the election of directors in uncontested elections, which are generally defined as elections in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “FOR,” “AGAINST” or “ABSTAIN.” Cumulative voting is not permitted. Under the majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A majority of the votes cast means that the number of votes cast “FOR” a candidate for director exceeds the number of votes cast “AGAINST” that candidate for director. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. In accordance with the policy adopted by our Board of Directors, in this election, an incumbent candidate for director who does not receive the required votes for re-election is expected to tender his or her resignation to the Board of Directors. The Governance Committee of the Board of Directors will then make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the stockholder vote. Following such determination, we will publicly disclose the decision regarding any tendered resignation and the rationale behind such decision in a filing of a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”).

•

Item 2—Ratification of Selection of Independent Registered Public Accounting Firm. Approval of Item 2, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Abstentions will not be counted as votes cast and will have no effect on the vote on this proposal. Brokers generally have discretionary authority to vote on this proposal.

•

Item 3—Advisory Vote on the Compensation of our Named Executive Officers. Approval of Item 3, the advisory vote on the compensation of our named executive officers, requires the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the vote on this proposal.

•

Item 4—Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers. Approval of Item 4, the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, requires a majority of votes cast by the shares present in person or represented by proxy and entitled to vote. If none of the alternatives in this proposal (one year, two years or three years) receives a majority vote, we will consider the alternative with the highest number of votes cast to be the frequency that has been approved pursuant to the advisory vote of the stockholders. However, because this vote is advisory and not binding on us or our Board of Directors in any way, our Board of Directors may decide that it is in our and our stockholders’ best interests to hold an advisory vote on the compensation of our named executive officers more or less frequently than the option approved by our stockholders. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the vote on this proposal.

•

Item 5—Proposal to Amend and Restate the Certificate of Incorporation to Eliminate Supermajority Voting Requirements. Approval of Item 5, the proposal to amend and restate the certificate of incorporation to eliminate supermajority voting requirements, requires the affirmative vote of at least 80% of the outstanding shares entitled to vote generally in the election of directors. Pursuant to Delaware law, if approved by the stockholders, the Amended and Restated Certificate of Incorporation will become effective only upon our filing of a certificate setting forth the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Brokers generally have discretionary authority to vote on this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal.

Voting by Proxy

If you hold your shares of Common Stock as a record holder, you may vote by specifying your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the enclosed self-addressed, postage-paid envelope. Alternatively, you may vote your shares by telephone by calling 1-800-560-1965, or over the Internet at http://www.eproxy.com/hnt before 12:00 p.m. (Central Time) on May 17, 2011. If you vote by telephone or over the Internet, your electronic vote authorizes the named proxies in the same manner as if you returned a signed and dated proxy card by mail. Voting over the Internet or telephone will not be permitted after 12:00 p.m. (Central Time) on Tuesday, May 17, 2011.

Note that if you hold shares of Common Stock in the Health Net, Inc. 401(k) Savings Plan (the “401(k) Plan”), you may vote your shares by telephone or by Internet as described above, but your voting instructions must be received before 12:00 p.m. (Central Time) on Friday, May 13, 2011 in order for the 401(k) Plan trustee to vote your shares.

Instructions on how to submit a proxy via the Internet and telephone are located on the attachment to the proxy card included with this proxy statement. The Internet and telephone voting procedures are designed to authenticate our stockholders by use of a control number located on the attachment to the proxy card included herewith. If you hold your shares through a bank, broker or other nominee, check the instructions provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges, will be your responsibility.

All properly signed proxies that are received before the polls are closed at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted:

•	FOR the election of the nine nominees listed in this proxy statement to serve on our Board of Directors for a term of one year or until the 2012 Annual Meeting of Stockholders;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2011;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement;

•	For ONE YEAR as the frequency with which future advisory votes will be held to approve the compensation of our named executive officers; and

•	FOR the amendment and restatement of our certificate of incorporation to eliminate its supermajority voting requirements.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and any continuation, adjournments or postponements thereof.

Voting in Person

If you are a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares (your broker or other nominee) authorizing you to vote at the Annual Meeting.

Stockholders who wish to attend the Annual Meeting will be required to present verification of ownership of our Common Stock, such as a bank or brokerage firm account statement and will be required to present a valid government-issued picture identification, such as a driver’s license or passport, to gain admittance to the Annual Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any of the following three ways:

(1)	By delivering, before 6:00 p.m. (Central Time) on May 17, 2011, to our Corporate Secretary (at our executive offices at 21650 Oxnard Street, Woodland Hills, California 91367) a signed written notice of revocation bearing a later date than the proxy, stating that the proxy is revoked;

(2)	By duly executing a subsequently dated proxy relating to the same shares of Common Stock and delivering it to our Corporate Secretary or submitting it by telephone by calling 1-800-560-1965, or electronically via the Internet at http://www.eproxy.com/hnt before 12:00 p.m. (Central Time) on May 17, 2011; or

(3)	By attending the Annual Meeting in person and voting such shares during the Annual Meeting, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares of Common Stock in the 401(k) Plan, you may revoke your proxy using any of the above three methods, but must do so before 12:00 p.m. (Central Time) on Friday, May 13, 2011.

If your shares are held by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Solicitation

Our Board of Directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of our regular employees personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of our Common Stock of record for beneficial owners for forwarding to such beneficial owners. We may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact our Investor Relations department at (800) 291-6911.

Your vote is important. Please sign, date and return a proxy card (or vote your shares over the Internet or by telephone) promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. The voting results will be included in a Current Report on Form 8-K filed within the time required by the SEC.

INTRODUCTION

We are a publicly traded managed care organization that delivers managed health care services through health plans and government-sponsored managed care plans. Our mission is to help people be healthy, secure and comfortable. We operate and conduct our businesses through subsidiaries of Health Net, Inc. In this proxy statement, unless the context otherwise requires, the terms “Company,” “Health Net,” “we,” “us,” and “our” refer to Health Net, Inc. and its subsidiaries.

We provide health benefits to approximately 6.0 million individuals across the country through group, individual, Medicare (including the Medicare prescription drug benefit commonly referred to as “Part D”), Medicaid, Department of Defense, including TRICARE, and Veterans Affairs programs. Our behavioral health services subsidiary, Managed Health Network, Inc., provides behavioral health, substance abuse and employee assistance programs to approximately 5.4 million individuals, including our own health plan members. Our subsidiaries also offer managed health care products related to prescription drugs and offer managed health care product coordination for multi-region employers and administrative services for self-funded benefits programs. In addition, we own health and life insurance companies licensed to sell preferred provider organization (“PPO”), point-of-service (“POS”) and indemnity products, as well as auxiliary non-health products such as life and accidental death and dismemberment, dental, vision, behavioral health and disability insurance.

We were incorporated in 1990. Our current operations are the result of the April 1, 1997 merger transaction (the “FHS Combination”) involving Health Systems International, Inc. (“HSI”) and Foundation Health Corporation (“FHC”). We changed our name to Health Net, Inc. in November 2000. Prior to the FHS Combination, we were the successor to the business conducted by Health Net of California, Inc., now our HMO subsidiary in California, and HMO and PPO networks operated by QualMed, Inc., which combined with us in 1994 to create HSI.

The mailing address of our principal executive office is 21650 Oxnard Street, Woodland Hills, CA 91367, and our Internet website address is www.healthnet.com.

ITEM 1—ELECTION OF DIRECTORS

General; Board Structure

Our certificate of incorporation provides for directors to be elected on an annual basis. Under our certificate of incorporation and bylaws, the Board of Directors will consist of between three and twenty members, with the exact number to be fixed from time to time by the Board of Directors. The number of members constituting the Board of Directors has been fixed by the Board of Directors at nine and our Board of Directors currently consists of nine members. Assuming the election of each of the director nominees at the Annual Meeting, the Board will continue to consist of nine members.

Our Corporate Governance Guidelines provide that a director who has held office for any period of twelve consecutive years after October 14, 2003, shall not be qualified to be elected as a director at the first annual meeting of stockholders occurring after the end of such twelve consecutive year and shall be deemed to have retired and resigned from the Board of Directors effective immediately upon the completion of such twelve consecutive year in office; provided, however, that the Board of Directors has the power to waive the application of such provisions to a given director on a case-by-case basis by an affirmative vote of two-thirds of the directors after considering all of the applicable facts and circumstances. The term limit provision has not impacted any of the director nominees.

Director Nominees

At the Annual Meeting, stockholders will vote for nine directors. Each director will be re-elected to hold office for a term of one year or until the 2012 Annual Meeting of Stockholders. Each elected director will continue in office until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Pursuant to our bylaws, based on the recommendation of the Governance Committee, our Board of Directors has designated the following nine nominees for election. Each of the nominees has consented to serve as a director if elected. There are no family relationships among any of the nominees or executive officers. The following table sets forth certain information with respect to the nominees, as of March 28, 2011:

Name	Age	Director Since	Principal Occupation or Employment	Position(s) with Health Net
Mary Anne Citrino(3)(4)	51	2009	Senior Managing Director, The Blackstone Group	Director
Theodore F. Craver, Jr.(1)(2)	59	2004	Chairman, President and Chief Executive Officer of Edison International	Director
Vicki B. Escarra(2)(3)	56	2006	President and Chief Executive Officer of Feeding America	Director
Gale S. Fitzgerald(1)(4)	60	2001	Former President and Director of TranSpend, Inc. and Former Chair and Chief Executive Officer of Computer Task Group, Inc.	Director
Patrick Foley(2)(3)	79	1997	Former Chairman, President and Chief Executive Officer of DHL Airways, Inc.	Director
Jay M. Gellert	57	1999	Our President and Chief Executive Officer	President and Chief Executive Officer, Director
Roger F. Greaves	73	1997	Our Chairman of the Board, Former Co-Chairman, Co-President and Co-Chief Executive Officer of Health Systems International, Inc.	Chairman of the Board
Bruce G. Willison(3)(4)	62	2000	Professor and Former Dean, UCLA Anderson School of Management	Director
Frederick C. Yeager(1)(4)	69	2004	Advisor to Senior Management, Time Warner, Inc.	Director

(1)	Current member of the Audit Committee

(2)	Current member of the Governance Committee

(3)	Current member of the Compensation Committee

(4)	Current member of the Finance Committee

On August 23, 2010, one of our long-time directors, Thomas T. Farley, passed away. In 2010, Mr. Farley served on our Audit, Finance and Governance Committees from January until his death.

As set forth under “Meeting and Voting Information—Quorum and Votes Required,” our bylaws include a majority voting standard for the election of directors in uncontested elections, such as this one. Accordingly, the persons receiving a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be elected. Abstentions and broker non-votes will not be counted, and stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of each of the nine nominees named above. Because only nine nominees have been named, proxies cannot be voted for a number of persons greater than nine or for individuals other than those named as nominees in this proxy statement.

It is expected that the nominees named above will stand for election at the 2011 Annual Meeting of Stockholders, but if any of the nominees declines or is unable to do so, the proxies will be voted for another person or persons designated by the Governance Committee of our Board of Directors.

The Board of Directors recommends a vote

“FOR” each named nominee.

Information Concerning Current Members of the Board of Directors and Nominees

Ms. Citrino has served as our director since December 2009. Ms. Citrino has been a Senior Managing Director in the Corporate Advisory Services group at The Blackstone Group, a global investment and advisory firm, since 2004. Ms. Citrino has served as a director of Dollar Tree, Inc., a NASDAQ Stock Market (NASDAQ)-listed company, since 2005, and is a member of its Audit Committee. Previously, Ms. Citrino was employed at Morgan Stanley for over 20 years. While at Morgan Stanley, she served as the Global Head of Consumer Products Investment Banking, Co-Head of Health Care Services Investment Banking, and as a Mergers and Acquisitions Analyst.

Our Board of Directors has concluded that, in light of her distinguished career as an investment banker, Ms. Citrino should serve as one of our directors because she provides our Board of Directors with a wealth of knowledge regarding business operations, business strategy and the health care industry as well as valuable financial and investment expertise. Further, her extensive experience valuing businesses provides our Board of Directors with key insights and knowledge of what makes our company work efficiently and effectively.

Mr. Craver has served as our director since March 2004. Mr. Craver has served as Chairman, President and Chief Executive Officer of Edison International, an electric power provider, since August 2008, and held several other positions at the company since 1996. Mr. Craver also is a current director of the Edison Electric Institute and the Electric Power Research Institute, both industry trade organizations. He is also the Co-Chairman of the Electric Drive Transportation Association, and a director of the Autry National Center, both of which are non-profit organizations.

Some of the previous positions held by Mr. Craver at Edison International were: Chief Executive Officer of Edison Mission Group, one of its principal subsidiaries that owns and operates competitive power generation facilities, and Edison Capital, a provider of capital and financial services, from January 2005 to April 2008; Chief Financial Officer from January 2000 to December 2004; and in other financial and executive management positions beginning in 1996. From 1984 to 1996, Mr. Craver held various financial management positions at First Interstate Bancorp, including Executive Vice President and Corporate Treasurer of the holding company and Executive Vice President and Chief Financial Officer of a banking subsidiary. Mr. Craver served in various capital markets trading, underwriting and marketing positions at Bankers Trust Company of New York from 1980 to 1984 and at Security Pacific National Bank from 1973 to 1980.

Mr. Craver brings to our Board of Directors extensive senior executive management and financial experience at public companies. Mr. Craver gained his finance and accounting expertise as Chief Financial Officer of Edison International and during his banking career. Because of his broad financial experience, Mr. Craver serves as one of our SEC “audit committee financial experts” and provides our Board of Directors with valuable insight into finance and accounting related matters, as well as general management experience in large, complex and highly-regulated public companies. For these reasons our Board of Directors has concluded that Mr. Craver should serve as one of our directors.

Ms. Escarra has served as our director since July 2006. Since March 2006, Ms. Escarra has served as President and Chief Executive Officer of Feeding America, a non-profit organization focused on hunger-relief.

Ms. Escarra’s distinguished professional experience includes a 30-year career at Delta Air Lines, Inc., most recently having served as Delta Air Line’s Executive Vice President and Chief Marketing Officer from May 2001 until October 2004. Ms. Escarra was a director of A.G. Edwards, Inc. from 2002 to 2007 and the former Chair of the Board of the Atlanta Convention and Visitors Bureau.

With over thirty years of business and consumer marketing experience, including at a large public company, our Board of Directors has concluded that Ms. Escarra should serve as one of our directors as she provides our Board of Directors with valuable business expertise, especially on matters relating to marketing and business strategy. With her extensive business experience, Ms. Escarra understands the challenges of operating a public company in a dynamic and ever-changing business environment. Her present service leading a large non-profit organization lends a unique social awareness perspective to our Board of Directors.

Ms. Fitzgerald has served as our director since March 2001. Ms. Fitzgerald is a director of Diebold, Inc., a New York Stock Exchange (NYSE)-listed company specializing in providing integrated self-service delivery systems, and security systems and services, Chair of Diebold’s governance committee and a member of its compensation committee. Ms. Fitzgerald also is a director and a member of the audit committee of Cross Country Healthcare, Inc., a NASDAQ-listed healthcare staffing company.

From March 2003 to December 2008, Ms. Fitzgerald served as President and Director of TranSpend, Inc., a privately held company focusing on total spend optimization. From July 2002 through October 2002, Ms. Fitzgerald served as President and Chief Executive Officer of QP Group, a procurement solutions company. From October 1994 to June 2000, Ms. Fitzgerald served as Chair and Chief Executive Officer of Computer Task Group, Inc., an international information technology services firm. Prior to this, Ms. Fitzgerald worked at International Business Machines Corporation, a world leader in information technology, where she held a variety of positions over the course of an eighteen year career, most recently as Vice President of Professional Services. Ms. Fitzgerald also served on the Board of Directors of Kaleida Health System in Buffalo, New York from 1995 to 2002, and was Vice Chair from 2000 to 2002, and served on the Advisory Board of the University of Buffalo’s School of Management from 1993 to 2001. Ms. Fitzgerald served on the Boards of Directors of the Information Technology Services (“ITS”) Division of Information Technology Association of America (“ITAA”) and of ITAA from 1992 to 2002, and was Chair of the ITS Board from 1998 to 2002.

With her distinguished career as a senior executive in the information technology industry, Ms. Fitzgerald provides our Board of Directors with expertise in information technology, supply chain management, procurement solutions, human resources, strategic planning, operations management, marketing and healthcare. In addition, serving on the boards of Diebold and Cross Country Healthcare, Ms. Fitzgerald draws from extensive directorial and governance experience, which enables her to contribute valuable insight and guidance on important issues facing Health Net. Based on these reasons, our Board of Directors has determined that Ms. Fitzgerald should serve as one of our directors.

Mr. Foley has served as our director since April 1997. Mr. Foley served as a director of FHC from 1996 until the FHS Combination in April 1997. Mr. Foley served as Chairman, President and Chief Executive Officer of DHL Airways, Inc., an air express parcel delivery company, from September 1988 through July 1999. Prior to this, Mr. Foley worked at Hyatt Hotels Corporation for 26 years, where he held senior management positions, including Chairman and President from 1977 to 1988 and Chief Operating Officer from 1972 to 1977. From 1984 until 1988, Mr. Foley also served as Chief Executive Officer of Braniff Airlines.

With a distinguished career including more than 30 years of experience in the hotel and airline industries as well as service on the boards of several other public companies, including Continental Airlines, Del Monte Foods Company, Flextronics International Ltd., Greyhound Lines, Inc., Copart, Inc. and Glenborough Realty Trust, Inc., Mr. Foley provides our Board of Directors with demonstrated leadership skills, expertise in business and management and extensive directorial experience. Further, as one of our longest standing directors, Mr. Foley also provides continuity to the board, institutional knowledge and a deep understanding of the strategic and operational issues we face. For these reasons, our Board of Directors has concluded that Mr. Foley should serve as one of our directors.

Mr. Gellert has served as our director since February 1999 and has served as our President and Chief Executive Officer since August 1998. Mr. Gellert has been a director of Ventas, Inc., a NYSE-listed company, since August 2001. Mr. Gellert also is currently a member of the Board of Directors of America’s Health Insurance Plans, a national association representing over one thousand health insurance companies.

Previously, Mr. Gellert served as our President and Chief Operating Officer from May 1997 until August 1998. From April 1997 to May 1997, Mr. Gellert served as our Executive Vice President and Chief Operating Officer. Mr. Gellert served as President and Chief Operating Officer of HSI from June 1996 until March 1997. He served on the Board of Directors of HSI from June 1996 to April 1997. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.’s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System.

Our Board of Directors has determined that Mr. Gellert should serve as one of our directors due to his distinguished career in the managed care industry and as a senior executive, which provides our Board of Directors with demonstrated leadership capabilities and expertise in business, management and the health care industry. As a senior executive of our Company since 1997 and our predecessor during 1996, Mr. Gellert brings in-depth operational knowledge and understanding of all facets of our business. In addition, as our President and Chief Executive Officer, he serves as a valuable bridge between management and the board, ensuring that both groups act with a common purpose. Mr. Gellert’s extensive knowledge of our operations and the markets in which we compete, combined with his experience on the board of another NYSE-listed company, enables him to identify important matters for board review and deliberation.

Mr. Greaves has served as our director since April 1997 and was elected Chairman of the Board of Directors in January 2004. Mr. Greaves serves as an Honorary Member of the Board of Trustees of California State University at Long Beach.

Mr. Greaves served as a director of HSI from January 1994 until the FHS Combination in April 1997. Mr. Greaves served as our Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer from January 1994 (upon consummation of the HSI Combination) until March 1995. Prior to January 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc., a predecessor to Health Net (“HN Management Holdings”), since its incorporation in June 1990. Prior to this, Mr. Greaves served as the President and Chief Executive Officer, from February 1982 until the incorporation of HN Management Holdings in June 1990, and additionally as Chairman, from September 1989 until the incorporation of HN Management Holdings in June 1990, of Health Maintenance Network of Southern California (the predecessor to H.N. Management Holdings). Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net of California, Inc. (“HN California”), our subsidiary. Mr. Greaves also served a prior term as Chairman of the Board of Directors of HN California, and concurrently served as President and Chief Executive Officer of HN California. Prior to joining HN California, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968.

With a distinguished career of over forty years of management experience in key leadership roles, including as former Chief Executive Officer of our Company and its predecessors in interest, our Board of Directors has concluded that Mr. Greaves possesses demonstrated leadership capabilities and in-depth knowledge of our history and all aspects of our business and, therefore, he should serve as one of our directors. His extensive management experience and knowledge and understanding of our business and operations combine to provide our Board of Directors with valuable guidance and input on the many strategic and operational issues we face. In addition, having served on several boards of directors, Mr. Greaves has considerable governance experience that he contributes to board discussions and deliberations.

Mr. Willison has served as our director since December 2000. Mr. Willison served as Dean of the UCLA Anderson School of Management (the “UCLA Anderson School”) from July 1999 to January 2007, and is currently a Professor in Management of the UCLA Anderson School. From January 2009 until July 2010, Mr. Willison served as Chief Executive Officer of Grandpoint Capital Advisors, a middle market investment bank. Mr. Willison also is a director of Move, Inc., a NASDAQ-listed company, and a trustee of SunAmerica’s Seasons and Series Trusts.

Mr. Willison served as a director of IndyMac Bancorp, Inc. from July 2005 to July 2008. From April 1996 to October 1998, Mr. Willison served as President and Chief Operating Officer of H.F. Ahmanson, Inc. (Home Savings of America). Mr. Willison also served as Chairman, President and Chief Executive Officer of First Interstate Bank of California from February 1991 to April 1996.

Mr. Willison’s distinguished career in key leadership roles in the financial industries and as a professor and former Dean of UCLA Anderson School of Management provides our Board of Directors with demonstrated leadership skills and expertise in business and finance. Mr. Willison’s governance experience on the boards of several publicly traded companies enables him to play a vital role in board discussions and deliberations regarding our business strategy and operations. In addition, as a director since 2000, Mr. Willison understands our history, business and the complex industry in which we compete. Therefore, for these reasons our Board of Directors has determined that Mr. Willison should serve as one of our directors.

Mr. Yeager has served as our director since March 2004. Mr. Yeager has served in numerous senior positions at Time Warner, Inc., a NYSE-listed media and entertainment company since May 1995, including as an advisor to senior management since August 1, 2009, Senior Vice President, Finance since December 2000, and Chairman of the Time Warner’s Investment Committee and trustee of Time Warner’s U.K. Pension Plans since 2005.

From December 2000 to January 2009, Mr. Yeager led teams responsible for global strategic sourcing, supplier diversity, and investment of employee benefits assets, and served as the chair of the Time Warner Investment Committee. From May 1995 to December 2000, Mr. Yeager was Vice President, Finance and Development for Time Warner and led teams responsible for financial and business planning, mergers and acquisitions, treasury, capital structure planning and capital markets transactions, and for managing Time Warner’s relationships with commercial and investment banks and debt-rating agencies. Prior thereto, Mr. Yeager had a 27-year career with Ford Motor Company where he held executive and management positions in the Finance and Treasury departments, Product Development and Financial Services groups, Ford of Europe, and Ford Motor Credit Company. Mr. Yeager began his career at Ford in 1968 as an Operations Research Analyst.

Our Board of Directors has concluded that Mr. Yeager should serve as one of our directors due to his distinguished career working in finance, planning, treasury and capital markets and experience as a senior executive and advisor for large corporations, which provides our Board of Directors with extensive knowledge of complex financial and operational issues facing large organizations. Mr. Yeager’s expertise in dealing with accounting principles and financial reporting rules and regulations provides him with the financial acumen requisite to serve as one of our SEC “audit committee financial experts” and makes him well suited to serve on our Audit Committee. His years of business experience combined with his financial and business planning expertise play a vital role, especially in light of current market conditions, in board discussions and deliberations regarding our financial and business strategies.

EXECUTIVE OFFICERS

The following sets forth certain biographical information with respect to our executive officers, as of March 28, 2011, and all individuals who served as our executive officers during 2010.

Name	Age	Position
Jay M. Gellert	57	President and Chief Executive Officer
James E. Woys	52	Executive Vice President, Chief Operating Officer
Joseph C. Capezza, CPA	55	Executive Vice President, Chief Financial Officer
Angelee F. Bouchard	42	Senior Vice President, General Counsel and Secretary
Patricia T. Clarey	57	Senior Vice President, Chief Regulatory and External Relations Officer
Karin D. Mayhew	60	Senior Vice President of Organization Effectiveness
Steve Sell	44	President, Western Region Health Plan
John P. Sivori	47	Health Care Services Officer President of Regional Health Plans and Health Net Pharmaceutical Services
Linda V. Tiano	53	President, Regional Health Plans, Health Net of the Northeast, Inc.
Steven D. Tough	60	President, Government Programs

Mr. Gellert. See “—Information Concerning Current Members of the Board of Directors and Nominees” above.

Mr. Woys has served as our Executive Vice President, Chief Operating Officer since November 2007. Previously, Mr. Woys served as our Interim Chief Financial Officer from November 2006 until November 2007, and served as President, Government and Specialty Services from October 2005 until November 2007. Prior thereto, he served as President of Health Net Federal Services from February 2001 to October 2005. Mr. Woys served as Chief Operating Officer and President of Health Net Federal Services from November 1999 to February 2001. Mr. Woys served as Chief Operating Officer and Senior Vice President for Foundation Health Federal Services from February 1998 to November 1999. Mr. Woys served as Senior Vice President of Foundation Health Federal Services from January 1995 to February 1998. From January 1990 to January 1995, Mr. Woys served as Vice President and Chief Financial Officer of the Government Division of FHC. Mr. Woys served as Director of Corporate Finance/Tax for FHC from October 1986 to January 1990. Prior to Mr. Woys’ employment with FHC, he was employed by Price Waterhouse from 1982 to 1986 and by Arthur Andersen & Co. from 1980 to 1982.

Mr. Capezza has served as our Executive Vice President, Chief Financial Officer since November 1, 2007. Prior to joining Health Net, Mr. Capezza served as Chief Financial Officer at Harvard Pilgrim Health Care from January 2002 to October 2007. From June 2000 to December 2001, Mr. Capezza served as Senior Vice President and Chief Financial Officer at Group Health Incorporated. Prior thereto, Mr. Capezza had a long career with Reliance Insurance Group, where he served as Senior Vice President and Chief Financial Officer at Reliance Reinsurance Corp. from February 1990 to May 2000. From 1985 to 1990, Mr. Capezza served as Vice President and Chief Financial Officer at Willcox Incorporated Reinsurance Intermediaries, and from 1983 to 1985, Mr. Capezza served as Vice President and Controller at Skandia America Reinsurance Company. From 1976 to 1983, Mr. Capezza served as General Practice Manager—Insurance Industry Specialist at Coopers & Lybrand, LLP.

Ms. Bouchard has served as our Senior Vice President, General Counsel and Secretary since December 2009, having joined Health Net as Vice President, Assistant General Counsel and Assistant Secretary in 2003. Prior to joining Health Net, Ms. Bouchard was an associate at the law firm of Latham & Watkins LLP from 1996 until 2003, during which time she specialized in capital markets transactions, mergers and acquisitions and public company representation.

Ms. Clarey has served as our Senior Vice President, Chief Regulatory and External Relations Officer since June 2008. Previously, Ms. Clarey served as Chief Operating Officer of our Health Plan Division and Health Net of California from April 2006 through May 2008. In 2003, Ms. Clarey left us to serve as a member of the senior leadership team for the campaign for Arnold Schwarzenegger for Governor of California, and after his election served as Governor Schwarzenegger’s Chief of Staff. Prior thereto, from March 2001 to November 2003, Ms. Clarey served as our Vice President of Government Relations. Prior to her service at Health Net, from 1998 through 2001 Ms. Clarey held senior management positions at Transamerica Corporation, and from 1991 to 1998 she served as deputy chief of staff to former California Governor Pete Wilson. Ms. Clarey is a member of the State Personnel Board and a director of the California Foundation on the Environment and the Economy.

Ms. Mayhew has served as our Senior Vice President of Organization Effectiveness since April 1999. Prior to joining us, Ms. Mayhew served as Senior Vice President, Organization Development of Southern New England Telecommunications Company (“SNET”), a northeast regional information, entertainment and telecommunications company based in Connecticut. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President, Human Resources, since 1972.

Mr. Sell has served as our President, Western Region Health Plan since December 2009, having previously served as President of Health Net of California since November 2008. Prior to assuming the role of President of Health Net of California, Mr. Sell was President and Chief Executive Officer of Managed Health Network, Inc. (“MHN”), our subsidiary that offers behavioral health, substance abuse and employee assistance programs, from December 2006 to November 2008, our Chief Sales Officer from March 2006 to December 2006, and our Vice President, Employer Services Group from January 2004 to March 2006. Mr. Sell served as a consultant with Booz Allen Hamilton prior to joining Health Net.

Mr. Sivori has served as our Health Care Services Officer since December 2009 and our President of Regional Health Plans and Health Net Pharmaceutical Services since November 2008. Previously, Mr. Sivori served as our President of Health Net Pharmaceutical Services from September 2001 to November 2008. Prior thereto, Mr. Sivori was appointed Senior Vice President and Chief Financial Officer of Integrated Pharmaceutical Services, now Health Net Pharmaceutical Services, from December 1998 until September 2001. Mr. Sivori originally joined FHC in August 1994 and held various senior management positions prior to December 1998.

Ms. Tiano has served as our President, Regional Health Plans, Health Net of the Northeast, Inc. since December 14, 2009, having previously served as our Senior Vice President, General Counsel and Secretary since February 1, 2007. Ms. Tiano served as Senior Vice President and General Counsel for WellChoice, Inc., the parent of Empire Blue Cross and Blue Shield of New York, from September 1995 to December 2005. Following WellChoice’s acquisition by WellPoint, Inc. in late 2005, Ms. Tiano served as Vice President and Deputy General Counsel for the East Region and National Accounts for WellPoint until November 1, 2006. Before WellChoice, Ms. Tiano was Vice President and General Counsel of MVP Health Plan in New York (“MVP”) from August 1992 to September 1995. Prior to MVP, Ms. Tiano was a partner in the New York office of Epstein Becker & Green.

Mr. Tough has served as our President, Government Programs since January 16, 2010, our President of Health Plan and Government Programs since November 2008, the President of Health Net Federal Services since January 2006, and our President of our Government and Specialty Services division since February 2008. From 1978 to 1998, Mr. Tough spent 20 years at FHC, nine of which he served as President and Chief Operating Officer of our Government and Specialty Services groups. Upon leaving FHC in 1998, and prior to joining us in 2006, Mr. Tough started his own firm providing health care consulting services to a variety of companies, and served as President and Chief Executive Officer of the California Association of Health Plans and President, Western Region, MAXIMUS Health Care Services Group, a health care services organization.

Certain Relationships and Related Party Transactions

We have adopted a written Related Party Transaction Policy (the “Policy”), which Policy has been approved by the Audit Committee of the Board of Directors (“Audit Committee”) in accordance with its charter. The Policy outlines our policies and procedures for the review, approval or ratification of certain transactions in which any of our related parties had or will have a direct or indirect material interest. For purposes of the Policy, a “related party” means any of our directors or director nominees, our executive officers, holders of more than five percent (5%) of any class of our voting securities, any member of the immediate family of any of the foregoing persons, any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which any number of the foregoing persons hold in the aggregate a 10% or greater beneficial ownership interest, or any charitable, tax exempt or non-profit organization in which any of the foregoing persons is actively involved in fundraising or otherwise serves as a director, officer, trustee, or any similar capacity. The Policy provides, among other things, for any proposed related party transaction to be submitted to the Audit Committee, or under delegated authority to the Chair of the Audit Committee (the “Chair”), for approval. The factors to be considered by the Audit Committee, or Chair, as applicable, when reviewing such related party transaction shall include, but are not limited to, the following: (i) the benefits to Health Net of the transaction; (ii) the impact on a director’s independence in the event the related party is a member of the Board of Directors, an immediate family member of a member of the Board of Directors or an entity in which a member of the Board of Directors is a partner, shareholder, trustee, director, executive officer or similar position; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

The Policy also provides that if we find that a related party transaction is ongoing that did not receive prior approval by the Audit Committee, or Chair, as applicable, then such transaction will be promptly submitted to the Audit Committee or Chair for consideration of all of the relevant facts and circumstances available, and taking into account the same factors as described above, to determine whether the transaction should be ratified, amended or terminated. If a related party transaction is completed that did not receive prior approval, the Audit Committee or Chair, as applicable, shall evaluate the transaction, taking into account the same factors as described above, to determine if rescission of the transaction is appropriate. In the case of an ongoing or completed related party transaction that did not receive prior approval in accordance with the Policy, the General Counsel shall evaluate our controls and procedures to ascertain the reason(s) the transaction was not submitted for prior approval and whether any changes to these procedures are recommended. The Chair shall report to the Audit Committee at the next Audit Committee meeting any approval, ratification, amendment or rescission of a related party transaction made by such Chair under his or her delegated authority pursuant to the Policy.

On March 28, 2007, the Audit Committee, in accordance with the Policy, pre-approved a transaction with Jonathan Mayhew, the step-son of our Senior Vice President of Organization Effectiveness. Mr. Mayhew is the President and an equity owner of two limited liability companies (the “LLCs”), holding a fifty percent equity interest in the first LLC and a five percent equity interest in the second LLC. The LLCs entered into a contract with Health Net to provide certain disability advocacy services, professional Social Security Disability Insurance and Medicare identification and advocacy services to eligible health plan members, for which we paid approximately $527,600 in fees for the year ended December 31, 2010. Mr. Mayhew was directly involved in negotiating the contracts on behalf of the LLCs.

On March 17, 2010, the Audit Committee, in accordance with the Policy, approved a transaction with BlackRock, Inc., then a holder of more than five percent of the Company’s outstanding common stock, as reported on a Schedule 13G filed with the SEC on January 29, 2010. BlackRock Financial Management, Inc., a subsidiary of BlackRock, Inc., provided investment management services for us in 2010, for which we paid approximately $1,405,410 in fees for that year (a portion of which consisted of fees paid for services rendered to us in 2009). As reported on a Schedule 13G/A filed with the SEC on February 4, 2011, BlackRock, Inc. owns approximately 8.86% of the Company’s outstanding common stock. As of March 2011, BlackRock, Inc. no longer provides any investment management services to us.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Conduct

Members of our Board of Directors are elected by the holders of our Common Stock and represent the interests of all stockholders. Our Board of Directors meets periodically to review significant developments affecting us and to act on matters requiring its approval. Although the Board of Directors delegates selected matters to others, subject to its ultimate oversight, it reserves certain powers and functions to itself.

Our Board of Directors has established Corporate Governance Guidelines that it follows in matters of corporate governance. In addition, the Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are published on our website at www.healthnet.com. We intend to disclose any future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of provisions required to be disclosed under the rules of the SEC or listing standards of the NYSE, at the same location on our website identified above.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors met a total of nine times in 2010. Each member of our Board of Directors was present for 75% or more of the combined total of (i) all meetings of the Board of Directors held in 2010 (during the period he/she served as a director) and (ii) all meetings of all committees of the Board of Directors held in 2010 on which he/she served (during the period he/she served). Our non-management directors meet in executive session without management on a regularly scheduled basis, but not less frequently than quarterly. The non-executive Chairman presides at such executive sessions, or in his absence, a non-management director designated by our non-executive Chairman. In addition, it is our policy that each of our directors attends the Annual Meeting. All of our current directors were in attendance at the 2010 Annual Meeting, except for Vicki Escarra.

Director Independence

On an annual basis, with the assistance of the Governance Committee, our Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director. To assist in making this determination, the Board of Directors has adopted independence guidelines which are designed to conform to, or be more exacting than, the independence requirements set forth in the listing standards of the NYSE. The director independence guidelines are published on our website at www.healthnet.com. In addition to applying these guidelines, the Board of Directors considers any and all additional relevant facts and circumstances in making an independence determination.

The Board of Directors has determined that the following directors of the Company qualify as independent under both the Company’s independence guidelines and NYSE listing standards: Mary Anne Citrino, Theodore F. Craver, Jr., Vicki B. Escarra, Gale S. Fitzgerald, Patrick Foley, Roger F. Greaves, Bruce G. Willison and Frederick C. Yeager. Under the NYSE listing standards, no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In making such determination, the Board of Directors considered the current and past relationships, if any, between the Company and members of the Board of Directors or their immediate family members, including the following:

•

With respect to Ms. Citrino, Health Net made certain payments in the ordinary course of business to two portfolio companies of The Blackstone Group in exchange for their provision of certain health care services during 2010 on terms and conditions no more favorable than those customarily available to similarly situated entities that are not affiliated with directors of the Company.

•	With respect to Messrs. Craver, Greaves and Yeager, entities with which these directors or an immediate family member of such directors are employed paid health insurance premiums to Health

Net during 2010 on terms and conditions no more favorable than those customarily available to similarly situated entities that are not affiliated with directors of the Company.

•

With respect to Messrs. Greaves and Craver, Health Net made certain payments in the ordinary course of business to entities that employed an immediate family member of Mr. Greaves and Mr. Craver, respectively, in exchange for the provision of services to the Company on terms and conditions no more favorable than those customarily available to similarly situated entities that are not affiliated with directors of the Company.

Due to the amounts and nature of the payments described above and the fact that none of the foregoing directors has any direct or indirect material interest in any of these transactions or arrangements, our Board of Directors determined these directors to be independent.

•

With respect to Mr. Greaves (i) he and his wife received lifetime health benefits from the Company in conjunction with his retirement from employment at the Company more than fifteen years ago; and (ii) his wife serves as a non-paid volunteer with Celebration of Children, a Company-sponsored charity, and Heart & Soul, a Company awards program for our employees, and receives certain expense reimbursements related to such service. Because the lifetime health benefits are in exchange for prior services rendered by Mr. Greaves to the Company and the expense reimbursements to Mrs. Greaves are for a legitimate business purpose and Mrs. Greaves receives no compensation for her service to Celebration of Children and Heart & Soul, the Board of Directors determined that these transactions do not impair Mr. Greaves’ independence.

Committees of the Board of Directors

Our bylaws establish the following standing committees of the Board of Directors: the Audit Committee, the Governance Committee, the Compensation Committee and the Finance Committee. Our bylaws further provide that additional committees may be established by resolution adopted by a majority of the Board of Directors. From time to time, the Board of Directors establishes various ad hoc committees by resolution. A majority of the Board of Directors selects the directors to serve on the committees of the Board of Directors upon recommendation of the Governance Committee.

Audit Committee.

The Audit Committee of our Board of Directors currently consists of Messrs. Yeager (Chairman), Craver and Ms. Fitzgerald. Each of the current members of the Audit Committee served on the Audit Committee from January 2010 to December 2010, though Mr. Yeager replaced Mr. Craver as the Chairman of the Audit Committee in May 2010. Our Board of Directors has determined that all current Audit Committee members are financially literate under the NYSE listing standards and that all current members of the Audit Committee are independent under NYSE listing standards and under the requirements of SEC Rule 10A-3. Messrs. Craver and Yeager have each been determined by the Board of Directors to be an “audit committee financial expert,” as defined by SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Our Audit Committee held eleven meetings in 2010.

Audit Committee Responsibilities.    The Audit Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Audit Committee charter, the Audit Committee is responsible for, among other things:

•

appointing, compensating, retaining, terminating and overseeing the work of any registered public accounting firm (“independent auditors”) engaged to prepare or issue an audit report or perform other audit or non-audit services for us;

•	pre-approving all audit services and permitted non-audit services, including the proposed fees related thereto, to be performed for us by the independent auditors;

•

obtaining and reviewing, at least annually, a report from the independent auditors with respect to matters affecting the independent auditors’ internal quality-control procedures, independence and other material issues surrounding the auditing process;

•

reviewing and discussing with the independent auditors their annual audit plan (for annual and quarterly reporting purposes), including the timing and scope of audit activities, and monitoring such plan’s progress and results during the year;

•

reviewing with management and the independent auditors our practices with respect to, among other things: the disclosures in our annual audited financial statements and quarterly financial statements; the process surrounding certain accounting estimates; treatment of significant transactions not a part of our regular operations; significant adjustments to our financial statements; risk assessment; risk management; and our critical accounting policies; and oversight of defined, statutory financial filings as required by regulatory guidance;

•	reviewing and resolving all disagreements, problems or difficulties between our independent auditors and management regarding financial reporting;

•	reviewing and reporting to the Board of Directors on the performance and the independence of the independent auditors;

•

reviewing, on a regular basis, the adequacy and effectiveness of our accounting and internal control policies and procedures, through inquiry and discussions with management and the independent auditors;

•

reviewing the Audit Committee’s involvement and interaction with our internal audit function; the services provided by our internal audit function; and the controls that management has established to protect the integrity of the quarterly reporting process;

•	reviewing our policies relating to the ethical handling of conflicts of interest and reviewing transactions between us and members of our management;

•	monitoring compliance with our Code of Business Conduct, including discussing with management and the independent auditors established standards of conduct and performance, and deviations therefrom;

•	reviewing with management, at the request of the Board of Directors, significant financial matters affecting us, whether or not related to a review of quarterly or annual financial statements; and

•	serving as the audit committee for each of Health Net’s direct and indirect subsidiaries that are insurance subsidiaries.

Governance Committee.

The Governance Committee of our Board of Directors is currently comprised of Messrs. Craver (Chairman) and Foley and Ms. Escarra. Each of the current members of the Governance Committee served on the Governance Committee from January 2010 to December 2010, except for Mr. Craver who was appointed to the Governance Committee on May 12, 2010 and replaced Mr. Willison as a member and Chairman of the Governance Committee. Each of the current members of the Governance Committee is independent under NYSE listing standards. The Governance Committee held five meetings in 2010.

Governance Committee Responsibilities.    The Governance Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Governance Committee charter, the Governance Committee is responsible for, among other things:

•	establishing procedures for evaluating the credentials and suitability of potential director nominees proposed by our management or stockholders;

•

reviewing qualifications of candidates for Board membership from whatever source received and identifying individuals qualified to serve as our directors, consistent with the criteria established by the Board of Directors;

•	reviewing and evaluating any stockholder nomination of an individual as director;

•	selecting individuals qualified to serve as director nominees for election by the stockholders at each annual meeting of our stockholders;

•	nominating qualified individuals to fill vacancies on the Board of Directors which occur between annual meetings of our stockholders;

•

reviewing and accepting (or not accepting) resignations of incumbent directors who fail to receive the required vote for re-election in uncontested elections, or requesting that such directors submit resignations;

•

reviewing annually the relationship each director has with us (i.e., directly, as a partner, shareholder or officer of an organization that has a relationship with us) and the categorical director independence standards adopted by the Board of Directors;

•	recommending individual Board members for designation as members of committees on the Board of Directors;

•	advising the Board of Directors with respect to the Board of Directors’ procedures and committees;

•

developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to us and advising the Board of Directors with respect to the corporate governance guidelines applicable to us;

•	overseeing the evaluation of the Board of Directors and our management; and

•	evaluating our succession plans for the Chairman of the Board, Chief Executive Officer and other senior officers.

In addition, the Governance Committee is responsible for reviewing director compensation and making recommendations to the Board of Directors with respect to director compensation. Periodically, the Governance Committee reviews compensation survey data for compensation of peer boards of directors and determines whether any adjustments to the Board of Directors’ compensation are appropriate. If adjustments are appropriate, the Governance Committee recommends such adjustments to the Board of Directors. The Governance Committee has from time to time directed Semler Brossy Consulting Group, LLC (“Semler Brossy”), the Governance and Compensation Committees’ compensation consultant, to provide certain services with respect to director compensation. Historically, reviews and adjustments to the Board of Directors’ compensation generally have occurred less frequently than annually.

Consideration of Director Nominees.    The Governance Committee selects director nominees, including those nominated to fill vacancies on the Board of Directors, on the basis of the nominee’s possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, NYSE listing standards and our bylaws and other corporate governance documents. In particular, the Governance Committee considers whether a director nominee exhibits the following attributes when reviewing and evaluating candidates:

•	talent and experience as a senior executive at major organizations, whether public companies, private businesses, non-profit organizations or other large, dynamic organizations;

•	commitment to ethical practices and quality;

•

diversity of background, with diversity reflecting age, gender, ethnicity, and industry focus, and whether such attributes contribute to an appropriate balance of perspective and experience on the Board of Directors; and

•	financial acumen or other professional, educational, or business experience relevant to managed health care and other aspects of our business and operations.

The Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all candidates.

Identifying and Evaluating Director Nominees.    The Governance Committee identifies potential director nominees from many sources. In the event that a vacancy on the Board of Directors occurs between annual meetings of stockholders, the Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. The Board of Directors may maintain a vacancy or vacancies if it cannot identify suitable candidates meeting the Board’s director qualification standards. The Governance Committee asks current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above who may be available to serve on the Board of Directors. From time to time, the Governance Committee also engages third party search firms that specialize in identifying director candidates.

The Governance Committee also considers director candidates recommended by stockholders. The Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Governance Committee may, in addition to the criteria described above, take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a director candidate considered by the Governance Committee for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and record address of the stockholder;

•	evidence of number of shares of our Common Stock which are owned beneficially or of record by the stockholder and the length of time owned;

•	the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Health Net; and

•	the candidate’s signed consent to be named as a director if selected by the Governance Committee and nominated by the Board of Directors.

The stockholder’s recommendation and information described above must be sent to our Corporate Secretary at 21650 Oxnard Street, Woodland Hills, California 91367 and received by the Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

Once a person has been identified by the Governance Committee as a potential candidate, the Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance Committee determines that the candidate warrants further consideration, the Chairman of the Governance Committee or another member of the Governance Committee contacts the candidate. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In connection with the 2011 Annual Meeting and in accordance with the above guidelines, the Governance Committee nominated for re-election each of the following nine nominees: Ms. Citrino, Ms. Escarra and Ms. Fitzgerald and Messrs. Craver, Foley, Gellert, Greaves, Willison and Yeager.

Compensation Committee.

The Compensation Committee currently consists of Messrs. Willison (Chairman) and Foley, Ms. Citrino and Ms. Escarra. Each of the current members of the Compensation Committee served on the Compensation Committee from January 2010 through December 2010, except for Ms. Citrino who was appointed to the Compensation Committee on May 12, 2010. Mr. Willison was appointed Chairman of the Compensation Committee in May 2010, replacing Ms. Fitzgerald as Chair. Each of the current members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” for Section 162(m) purposes and independent under NYSE listing standards. Mr. Greaves, in his capacity as Chairman of the Board, regularly attends Compensation Committee meetings at the Compensation Committee’s request, but, since he is not a member of the Compensation Committee, he does not vote on any Compensation Committee actions. In 2010, our Compensation Committee held six meetings.

Compensation Committee Responsibilities.    The Compensation Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Compensation Committee charter, the Compensation Committee is responsible for, among other things:

•

evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and recommending for approval by the independent directors of the Board of Directors, the Chief Executive Officer’s compensation level based on this evaluation, which recommendation is subject to ratification, modification or rejection by the independent directors of the Board of Directors;

•

evaluating annually the performance of our most highly compensated officer (other than the Chief Executive Officer) (for 2010, the Executive Vice President, Chief Operating Officer) in light of the goals and objectives of our executive compensation plans, and recommending to the Board of Directors such officer’s compensation level, which recommendation is subject to ratification, modification or rejection by the Board of Directors;

•

evaluating annually the performance of our senior officers who occupy jobs that the Compensation Committee, solely for purposes of evaluating compensation, determines to have the highest impact on us (the “Senior Officers”), including the “Executive Officers” listed previously herein (excluding the Chief Executive Officer and the second most highly compensated officer, as provided above), and approving each such Senior Officer’s compensation level;

•

reviewing and approving, on a general and policy level basis only, the compensation and benefits of officers, managers and employees other than the Chief Executive Officer, our second mostly highly compensated officer and the Senior Officers, and advising the Board of Directors of actions taken;

•

reviewing our goals and objectives for our compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, and amend, or recommend that the Board of Directors amend, these goals and objectives if the Compensation Committee deems it appropriate;

•	reviewing and approving any severance or termination arrangements to be made with any of our Senior Officers;

•	reviewing perquisites or other personal benefits to our Senior Officers and recommending any changes to the Board of Directors; and

•

performing such duties and responsibilities as may be assigned to the Board of Directors or the Compensation Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

As provided in its charter, the Compensation Committee has the responsibility to review at least annually the performance of the Chief Executive Officer, the second-highest paid executive and the Senior Officers (the “Oversight Positions”). The Compensation Committee has the authority to approve the compensation for all Oversight Positions, other than the Chief Executive Officer and the second-highest paid executive. The Board of Directors has the responsibility to determine the compensation for the Chief Executive Officer and second-highest paid executive. When making such determination, the Board of Directors takes into consideration the Compensation Committee’s recommendation regarding the compensation for the Chief Executive Officer and second-highest paid executive and may choose to ratify, modify or reject such recommendation. The annual performance review of the Oversight Positions occurs in the first quarter of the calendar year following the previous 12-month performance period, and such review cannot be delegated to anyone other than the Compensation Committee. The Compensation Committee reviews all relevant data when determining, and recommending to the Board of Directors, as the case may be, executive compensation including, but not limited to:

•	salary survey/market data for the job;

•	the executive’s individual performance;

•	Health Net’s overall performance compared to our business plan and relative to our peer group;

•	industry factors during the performance period;

•	the executive’s compensation progression over time compared to his or her development and expected future contributions to our success; and

•	retention concerns.

The Compensation Committee also considers the Chief Executive Officer’s recommendations with respect to the other executives’ compensation. The Chief Executive Officer and his direct reports review and approve all compensation, other than the Oversight Positions, on an annual basis. In conducting their annual compensation review, the Chief Executive Officer and his direct reports consider the same factors that the Compensation Committee uses for its annual review, as listed above. The Compensation Committee is not responsible for considering or determining compensation for the Board of Directors, which is the responsibility of the Governance Committee and Board of Directors as discussed above in the “Governance Committee” section of this proxy statement.

The Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that Health Net’s executive compensation program remains aligned with best practice. To this end, the Compensation Committee has directly selected and retained the services of Semler Brossy to assist the Compensation Committee in evaluating executive compensation matters. The aggregate fees paid to Semler Brossy for services that were not related exclusively to executive or director compensation were less than $120,000 during 2010. The Compensation Committee has the sole authority, as it deems appropriate, to retain or terminate the compensation consultant in order to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the compensation consultant’s fees and other retention terms that relate to the compensation consultant’s work. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive compensation matters. During 2010, the Compensation Committee directed Semler Brossy to provide the following services:

•	survey benchmarking analysis;

•	peer group competitive review;

•	review of market trends in executive compensation;

•	review of recent regulatory requirements related to executive compensation;

•	assessment of stockholder advisory firms’ executive compensation policies and implications for the Company’s practices;

•	review of the Compensation Committee charter;

•	review of director and executive equity ownership guidelines;

•	advice regarding competitive levels of executive base salaries, annual performance-based incentive cash awards and annual equity awards; and

•	advice regarding management’s proposed salary structure and equity grant guidelines for 2011.

For a full discussion of the services that Semler Brossy provides to our Compensation Committee to assist it in structuring and evaluating our executive compensation programs, plans and practices, see the “Compensation Discussion and Analysis” section of this proxy statement.

Finance Committee.

The Finance Committee of the Board of Directors currently consists of Ms. Fitzgerald (Chair) and Ms. Citrino and Messrs. Willison and Yeager. Mr. Foley served as Chairman and Mr. Craver served as a member of the Finance Committee until May 12, 2010, on which date Ms. Fitzgerald, Ms. Citrino and Mr. Yeager were appointed to the Finance Committee. In 2010, our Finance Committee held seven meetings.

Finance Committee Responsibilities.    The Finance Committee is governed by a charter, a current copy of which is available on our website at www.healthnet.com. Pursuant to the Finance Committee charter, the Finance Committee is responsible for, among other things:

•	reviewing our investment policies and guidelines;

•	monitoring the performance of our investment portfolio;

•	reviewing, in coordination with the Board of Directors or Audit Committee, our financial structure and operations in light of our long-term objectives;

•	reviewing and recommending to the Board of Directors appropriate action on proposed acquisitions and divestitures;

•	establishing appropriate authority levels for various officials of Health Net with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures;

•	reviewing and recommending appropriate action with respect to our short- and long-term debt structure;

•

reviewing, in coordination with the Compensation Committee, the investment options offered to participants in our 401(k) Savings Plan and, in connection therewith, reviewing the annual performance of such investment options;

•	reviewing and recommending appropriate action with respect to our “directors and officers” and “errors and omissions” insurance coverage; and

•	reviewing and recommending appropriate action with respect to our significant tax strategies.

Board Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management that is designed to support the achievement of our objectives, including strategic objectives, improvement of long-term organizational performance and enhancement of stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, the Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. Discussions between senior management and Board members regarding risk management, control and mitigation are critical components of the Board of Directors’ risk oversight process.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for overseeing specific areas of risk management, as set forth below. The committees periodically provide updates to the Board of Directors regarding significant risk management issues and management’s response.

Committee	Primary Risk Oversight Responsibility
Audit Committee	Overseeing financial risk, capital risk and compliance risk and internal control over financial reporting, and evaluating the effectiveness of Health Net’s Code of Business Conduct and Ethics.

Compensation Committee	Overseeing Health Net’s compensation and benefits practices and evaluating the balance between risk-taking and rewards to associates, as discussed under the heading, “Compensation Risk Assessment.”

Finance Committee	Monitoring the level of risk associated with investment policies and portfolio, strategic endeavors, use of cash and short- and long-term debt structure.

Governance Committee	Evaluating each director’s independence and the effectiveness of Health Net’s Corporate Governance Guidelines, and overseeing management’s succession planning.

In addition, as part of the effort to support the achievement of our objectives, the Board of Directors conducts an annual evaluation of its own performance, including the performance of each committee of the Board of Directors. The Board of Directors also conducts an annual evaluation of the President and Chief Executive Officer. As part of this formal evaluation process, the President and Chief Executive Officer prepares a self-evaluation, including his evaluation of the Company’s performance for the prior fiscal year. Each member of the Board of Directors then individually assesses his and the Company’s performance for the prior fiscal year, providing another forum for dialogue between senior management and Board members regarding the effectiveness of risk management and mitigation efforts.

Board Leadership Structure

Health Net has separated the roles of the Chairman of the Board and Chief Executive Officer since 1999.

After carefully considering the benefits and risks of separating the roles of the Chairman of the Board and Chief Executive Officer, the Board of Directors has determined that having an independent director serve as the Chairman of the Board is the most appropriate leadership structure for Health Net and is in the best interest of its stockholders at this time. With the exception of Mr. Gellert, our President and Chief Executive Officer, the Board of Directors is comprised entirely of independent directors. Separating the roles of the Chairman of the Board and Chief Executive Officer enables the independent directors to participate meaningfully in the leadership of the Board of Directors. The Board of Directors believes this structure provides an appropriate degree of oversight over our Chief Executive Officer and senior management. At the same time, the current Chairman of the Board is a director who has experience with our predecessor companies and therefore has deep institutional knowledge about our organization’s history and operations. For this reason, our Chairman of the Board is able to understand the unique challenges faced by management and serve as a liaison between the Board of Directors and management.

Our Corporate Governance Guidelines give the Board of Directors the flexibility to change its leadership over time, as needed, by permitting the roles of the Chairman of the Board and Chief Executive Officer to be held by the same person. The Board of Directors will continue to evaluate whether its leadership structure is appropriate as Health Net’s business evolves.

DIRECTORS’ COMPENSATION

Directors’ Compensation Table for 2010

	Fees Earned or Paid in Cash(1) ($)		Option Awards(2) ($)		Change in Pension and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mary Anne Citrino	70,000		57,763	(4)	—	0		127,763
Theodore F. Craver, Jr.	101,500		130,151	(5)	—	0		231,651
Vicki Escarra	72,000		130,151	(6)	—	0		202,151
Thomas T. Farley	68,750		130,151	(7)	—	0		198,901
Gale S. Fitzgerald	100,000	(3)	130,151	(8)	293,754	0		523,905
Patrick Foley	75,000		130,151	(9)	—	0		205,151
Roger F. Greaves	220,000		130,151	(10)	—	15,514	(13)	365,665
Bruce G. Willison	88,000		130,151	(11)	227	0		218,378
Frederick C. Yeager	99,230		130,151	(12)	—	0		229,381

(1)	Consists of all retainers and fees earned by each non-employee director for his or her services to us during 2010.

(2)

Represents the aggregate grant-date fair value of stock options granted in 2010 to non-employee directors, as computed in accordance with FASB ASC Topic 718. See Notes to Consolidated Financial Statements, Note 8—Long-Term Equity Compensation of our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) for a discussion of the assumptions used in determining grant-date fair value.

(3)	The amount shown was deferred under the Health Net, Inc. Deferred Compensation Plan for Directors.

(4)

Ms. Citrino joined our Board of Directors on December 1, 2009. Because she received an initial equity grant upon her appointment to the Board of Directors, Ms. Citrino received a pro-rated option grant of 5,707 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Ms. Citrino held 18,959 options to acquire shares of our Common Stock, 4,418 of which were exercisable.

(5)

Mr. Craver received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Mr. Craver held 77,586 options to acquire shares of our Common Stock, 46,128 of which were exercisable.

(6)

Ms. Escarra received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Ms. Escarra held 52,405 options to acquire shares of our Common Stock, 20,947 of which were exercisable.

(7)

Mr. Farley received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As discussed above, Mr. Farley passed away on August 23, 2010. As of December 31, 2010, Mr. Farley’s estate held 45,101 options to acquire shares of our Common Stock, 45,101 of which were exercisable.

(8)

Ms. Fitzgerald received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Ms. Fitzgerald held 91,559 options to acquire shares of our Common Stock, 60,101 of which were exercisable.

(9)

Mr. Foley received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Mr. Foley held 99,059 options to acquire shares of our Common Stock, 67,601 of which were exercisable.

(10)

Mr. Greaves received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Mr. Greaves held 91,559 options to acquire shares of our Common Stock, 60,101 of which were exercisable.

(11)

Mr. Willison received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Mr. Willison held 94,477 options to acquire shares of our Common Stock, 63,019 of which were exercisable.

(12)

Mr. Yeager received an option grant of 12,859 shares of our Common Stock on May 13, 2010. As of December 31, 2010, Mr. Yeager held 73,586 options to acquire shares of our Common Stock, 42,128 of which were exercisable.

(13)

The amount shown is comprised of (a) $913 in expenses that were reimbursed to Mr. Greaves for lodging and automobile transportation expenses that he incurred while attending a broker event as a Health Net representative in 2010, for which Mr. Greaves served a bona fide business purpose that was not directly related to his service as Chairman of the Board or as a member on a Health Net subsidiary board, (b) $9,095.77 that was reimbursed to Mrs. Greaves for airfare, automobile transportation and food expenses that she incurred while accompanying Mr. Greaves to meetings and events unrelated to Celebration of Children and Heart & Soul, (c) $4,290.42 reimbursed for Mr. Greaves and/or Mrs. Greaves’ attendance at funerals/memorial services related to the Company’s directors and employees and (d) $1,214.97 reimbursed for Mr. Greaves’ attendance as a Health Net representative at a charitable dinner honoring one of the Company’s directors.

Cash Retainers and Meeting Fees.    The annual retainer payable to our non-employee directors during 2010 was $45,000. During 2010, each non-employee director who chaired the Compensation Committee, Governance Committee or the Finance Committee received an additional annual retainer of $10,000. The non-employee director who chaired the Audit Committee received an additional annual retainer of $15,000. Each non-employee director also received a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended, other than the Audit Committee. Non-employee directors received a $2,000 fee for each Audit Committee meeting attended. In lieu of these retainer and meeting fees, Mr. Greaves received $18,333.34 per month for his services during 2010 as Chairman of the Board of Directors and as a member of the Health Net of California board. No fees are paid to Health Net employees for service as a director. In December 2010, the Governance Committee and the Board of Directors reviewed the meeting fees and annual retainers payable to non-employee directors and determined that no changes were necessary at that time.

Equity Grants.    Until December 2010, our non-employee director equity compensation program provided for non-employee directors to receive initial grants of nonqualified stock options when they join our Board of Directors and automatic annual grants of nonqualified stock options upon their re-election to our Board of Directors. These grants were made under our 2006 Plan. Upon joining our Board of Directors, non-employee directors were granted options to purchase a number of shares with a target value equal to $130,000, based on the Black-Scholes method of option valuation. Upon re-election to the Board of Directors, the number of shares granted to non-employee directors had a target value equal to $130,000, based on the Black-Scholes method of option valuation. Each non-employee director grant entitles the optionee to purchase the granted number of shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of such grant. Each grant vests as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a “change in control” of Health Net, as defined in the 2006 Plan. On May 13, 2010, options to purchase 12,859 shares of Common Stock at an exercise price of $23.51 per share were granted to each of Messrs. Craver, Farley, Foley, Greaves, Willison, Yeager and Ms. Escarra and Ms. Fitzgerald, under the 2006 Plan. As she received an initial grant of options upon her appointment to the Board of Directors in December 2009, on May 13, 2010, Ms. Citrino received a pro-rated option grant to purchase 5,707 shares of Common Stock at an exercise price of $23.51 per share, also under the 2006 Plan.

In December 2010, the Governance Committee recommended to the Board of Directors, and the Board of Directors approved, a modification to our non-employee director equity compensation program. Beginning in 2011, the initial equity grants and the automatic annual equity grants to non-employee directors will be comprised of restricted stock units (“RSUs”), rather than nonqualified stock options. These grants will be made under the 2006 Plan. The target value of the initial and annual non-employee director grants will remain unchanged at $130,000 and will be calculated based on the fair value of the shares underlying the RSUs on the date of grant. Each grant will vest as to 33 1/3% of the RSUs each year on the anniversary of the date of grant, provided that the RSUs will become immediately exercisable in the event of a “change in control” of Health Net, as defined in the 2006 Plan. Upon vesting, the non-employee director will be entitled to receive the number of shares of Common Stock underlying the vested portion of the RSU grant. Each non-employee director may elect to defer the distribution of shares underlying the vested RSUs in accordance with deferral procedures to be established by the Company.

Certain of our directors have outstanding non-qualified stock option grants that were made pursuant to our Third Amended and Restated Non-Employee Director Stock Option Plan (the “NED Plan”). We no longer utilize this plan for grants to non-employee directors. The terms and conditions of the grants that were made to non-employee directors under the NED Plan are substantially the same as grants made under the 2006 Plan, except that the definition of “change in control” is different in the NED Plan.

Expenses.    We generally provide for, or reimburse the reasonable expenses of (including costs of travel, food and lodging), our directors incurred in connection with attending Board of Directors, committee and stockholder meetings. We also reimburse directors for their reasonable expenses associated with attendance at other Heath Net-related business meetings and events. In addition, we invite our directors and their companions to attend the annual Health Net Board retreat, and generally reimburse the reasonable expenses of their companions’ travel, food and lodging. Health Net does not own its own aircraft and, as such, our directors generally use commercial air, rail or automobile transportation when traveling to Health Net-related business meetings. In addition, we also provide for, or reimburse the expenses of, the Chairman of the Board’s spouse, Erika Greaves, related to her attendance (including the costs of travel, food and lodging) at Celebration of Children and Heart & Soul meetings and events. Mrs. Greaves serves as a volunteer for Celebration of Children, which is a Health Net-sponsored charity program and for Heart & Soul, which is Health Net’s awards program for associates. In addition, we also reimburse the expenses of Mrs. Greaves when she accompanies Mr. Greaves to Health Net-related business meetings and events that are unrelated to Celebration of Children or Heart & Soul.

Deferred Compensation Plan for Directors.    Each non-employee director is eligible to participate in the Health Net, Inc. Deferred Compensation Plan for Directors (the “Director DC Plan”). Participants may elect to defer all or a portion of their cash retainers, meeting fees and certain other cash remuneration earned for services performed during the year. All amounts deferred under the Director DC Plan are vested amounts. The Director DC Plan has been designed so that federal and state income tax on the monies deferred is not due until such time as the account balance is paid to a participant. Participants can elect distribution of their account balances from a given year while they are still serving on our Board or they can elect to have payments made to them in the event of their separation from service with us. Payments under the Director DC Plan can be made in a lump sum payment or as annual installments over a period of greater than two years and less than ten years. Deferred amounts are treated as having been invested in certain investment funds as elected by the participant and become the basis for determining the earnings on the participant’s deferral account. Ms. Fitzgerald and Mr. Willison have account balances under the Director DC Plan, and Ms. Fitzgerald is the only non-employee director who elected to defer compensation under the Director DC Plan during 2010.

Stock Ownership Requirements.    Our Board of Directors has adopted stock ownership guidelines for non-employee directors. As of February 4, 2011, the guidelines required non-employee directors to hold 50% of all “net settled shares” received from the vesting, delivery or exercise of equity awards granted under our plans until the total value of all shares held equals or exceeds $300,000 (the “Director Ownership Threshold”). “Net settled shares” generally refers to those shares that remain after payment of (i) the exercise price of stock options or purchase price of other awards and (ii) any applicable transaction costs. As of March 28, 2011, Messrs. Foley and Greaves satisfied the Director Ownership Threshold, and the remainder of our non-employee directors are complying with the “net settled shares” holding requirements as they work toward the Director Ownership Threshold, in compliance with the guidelines.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Health Net, Inc. is a publicly traded managed care organization that delivers managed health care services through health plans and government sponsored managed care plans. Our business requires a talented, motivated and capable leadership team. To that end, executive compensation plays a vital role in our ability to attract, retain and motivate top talent for continued business success.

This Compensation Discussion and Analysis (“CD&A” or “ Compensation Discussion and Analysis”) discusses the compensation programs and policies in place for our named executive officers, as well as the Compensation Committee’s role in the design and administration of these programs and policies and in making specific compensation decisions for our named executive officers. Our named executive officers for 2010 consist of the following executives:

•	Jay M. Gellert, our President and Chief Executive Officer;

•	James E. Woys, our Executive Vice President and Chief Operating Officer;

•	Joseph C. Capezza, CPA, our Executive Vice President and Chief Financial Officer;

•	Steven D. Tough, our President, Government Programs; and

•	Steven J. Sell, our President, Western Region Health Plan.

Health Net’s overall 2010 performance, including financial results, was solid. The following are highlights of our 2010 performance:

•	Net income increased to $2.06 per diluted share from a net loss of $0.47 per share for the year ended December 31, 2009.

•

The sum of the pre-tax income (“PTI”) for each of our Western Region Operations and Government Contracts reportable segments, respectively (collectively, “Combined Western Region and Government Contracts PTI”) for 2010 was $423.3 million. For information on the pre-tax income for each of these reportable segments, see Note 14 to our consolidated financial statements included as part of our 2010 Form 10-K.

•	Operating cash flow, what we believe is an important measure of earnings quality, was $271 million for the full year, which was more than 1.3 times net income.

•	In May 2010, we were awarded the new managed care support contract for the North Region under the Department of Defense’s TRICARE program.

What is the role of the Compensation Committee?

The Compensation Committee has primary authority to structure our compensation programs and establish compensation levels for our executives, including our named executive officers; however, our Board of Directors approves final compensation decisions (including any grant of equity awards) with regard to our Chief Executive Officer and our second-highest paid executive. A detailed discussion of the Compensation Committee’s roles and responsibilities can be found under the “Corporate Governance” section of this proxy statement.

What are the objectives of our executive officer compensation programs?

Managed care is a complex industry that faces regulatory and marketplace challenges, especially in light of the sweeping changes recently enacted under the federal health care reform legislation. During the first quarter of 2010, the President signed into law both the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, which will result in significant changes to the U.S. health care system and alter the dynamics of the health care insurance industry. We have found that the pool of executives with the relevant industry experience and skills to provide effective leadership in this complex and uncertain health care environment is limited. Therefore, our compensation program must support our goal of attracting and retaining executive talent with the knowledge and leadership capability needed for us to operate successfully. Of equal importance, our compensation program must align the interests of our executives with those of our stockholders by rewarding our executives for results that create long-term stockholder value.

The objectives of our compensation program are to:

•

motivate our executive officers by aligning pay and performance and subjecting a significant portion of our executive officers’ compensation to the achievement of pre-established corporate and business unit objectives;

•

attract and retain highly qualified and talented executive officers and other key employees by providing a total compensation program that is competitive with companies with whom we compete for executive talent;

•	align the interests of our executive officers with those of our stockholders though equity-based long-term incentive awards that link executive compensation to stockholder value;

•	provide financial stability to our executive officers while recognizing individual performance and achievements;

•	consider plan affordability and our capacity to pay;

•	promote executive share ownership; and

•

provide balanced short and long-term reward elements with potential upside for exceeding performance targets (capped at a market-competitive degree of leverage) and downside risk for missing performance targets, and balance retention with reward for stockholder value creation, while also ensuring that the elements, individually and in the aggregate, do not encourage unnecessary or excessive risk taking.

What are the elements of named executive officer compensation and why do we provide each element?

The major compensation elements for our named executive officers are:

•	base salaries;

•	annual performance-based incentive cash awards;

•	equity awards;

•	retirement plans, severance and change in control benefits; and

•	limited perquisites and other benefits.

Our use of each of these compensation elements varies among our executive officers, as described in detail in this Compensation Discussion and Analysis. We use each element of compensation to satisfy one or more of our compensation objectives, and each element is an integral part of and supports our overall compensation program. Consistent with our performance-based philosophy, we reserve the largest potential compensation awards for performance-based programs. Our long-term equity compensation program rewards sustained performance and financial growth while aligning the interests of our senior management with those of our stockholders. Our annual performance-based incentive cash award program rewards short-term financial performance. Each of these elements helps us to attract and retain qualified and capable executive officers. The specific purposes of each element are identified in the descriptions that follow in this CD&A.

Executive Compensation Changes in 2010

Based on the objectives of our compensation program, the Company has implemented the following changes:

•	Officer Long-Term Awards to Consist of Restricted Stock Units and Stock Options: To improve retention and to continue to align executive interests with those of stockholders through stock ownership, starting in 2010, the Company’s long-term incentive grants for named executive officers transitioned from a combination of performance shares and restricted stock units to a combination of stock options and restricted stock units. The Compensation Committee believes that long-term performance measures are difficult to predict in our industry’s uncertain environment, but wants executives to remain focused on the activities that will increase shareholder value. Therefore, stock options replaced performance shares in 2010. More information is provided below under the section “Long-Term Equity Compensation”.

•

Adoption of Compensation Recovery Policy: In 2010, the Compensation Committee adopted a Compensation Recovery Policy for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities from our current executive officers (and certain other employees identified by the Board of Directors) following (i) certain fraudulent, intentional, willful or grossly negligent misconduct that would result in our being required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) engaging in conduct constituting “cause” under such employee’s employment agreement. The scope of our compensation recovery policy is broader than the provisions of the Sarbanes-Oxley Act of 2002 regarding compensation recovery.

•

Modest Base Salary Increases: Our Chief Executive Officer did not receive an increase to his base salary in 2010, and our other named executive officers generally received modest base salary increases consistent with comparative market data.

•

Total Direct Compensation Generally Below Market: The total direct compensation paid to our named executive officers in 2010 was below the market median for their respective positions, primarily because our 2010 equity grants were below the market median in order to maintain reasonable dilution levels for our stockholders. Please refer to the tables below titled “2010 Long-Term Equity Compensation” and “2010 Actual Total Direct Compensation” for additional detail.

Base Salary.

Base salaries provide our named executive officers with a degree of financial certainty and stability, compensating them for performing their core job duties and recognizing individual achievements and contributions. The base salary for each of our named executive officers is set forth in each of their respective employment agreements and is subject to adjustment by the Compensation Committee or Board of Directors (depending on the executive’s level). Further discussion regarding 2010 base salary is presented below under the sections, “How do we determine the amount for each element of executive officer compensation?” and “Analysis of Compensation During Fiscal 2010”.

Annual Performance-Based Incentive Cash Awards.

Annual performance-based incentive cash awards help to motivate our named executive officers to meet or exceed our Company-wide and business unit short-term performance objectives. Each named executive officer’s employment agreement provides for participation in our Executive Officer Incentive Plan (the “EOIP”) and a corresponding target bonus amount, expressed as a percentage of base salary, subject to a maximum bonus amount equal to 200% of target. In determining the target bonus amount for each named executive officer, our Compensation Committee considers the market data provided by its independent compensation consultant, Semler Brossy, as described in the section, “How do we determine the amount for each element of executive officer compensation?”

The EOIP is funded if we attain a pre-established performance threshold. For 2010, we used Combined Western Region and Government Contracts PTI as our performance threshold for funding of the EOIP. This measure creates emphasis on operational performance, which leads to increased long-term value for our stockholders while enabling our financial growth and performance development. Awards to participants in the EOIP are also tied to specific pre-established Company-wide performance objectives, as well as individual performance. Under the EOIP, assessment of performance is based both on what is achieved and how it is achieved. This structure helps to ensure that business goals are accomplished in a manner that is consistent with Health Net’s values. A description of the material terms of the EOIP can be found below in the section entitled “Analysis of Compensation During Fiscal 2010—Annual Performance-Based Incentive Cash Awards”. In 2010, the Company achieved the pre-established threshold PTI measure. As such, the EOIP was funded and bonuses were paid to our named executive officers, as discussed in detail below under “Analysis of Compensation During Fiscal 2010—Annual Performance-Based Incentive Cash Awards.”

Long-Term Equity Compensation.

In recent years, our annual long-term incentive awards have generally been provided in the form of restricted stock units and performance shares. Due to the uncertainties of the economy and health care reform, we faced challenges in establishing attainable long-term performance targets. For example, none of the performance share awards that we granted in 2007 and 2008 were earned because the related Company performance measures were not attained. In February 2010, the Compensation Committee determined that stock options with service-based vesting would replace performance share grants to our executives. The Compensation Committee believes that long-term performance measures are difficult to predict in our industry’s uncertain environment and therefore determined that stock options are a better vehicle. The use of stock options with service-based vesting maintains our executives’ focus on activities that support value creation, while recognizing that the strategy and drivers of value may continue to change and evolve as the health care environment evolves. The Compensation Committee also determined to grant restricted stock units with time-based vesting to our executives because they believe that restricted stock units support retention objectives and motivate executives to increase value to our stockholders.

For 2010, the Compensation Committee approved long-term incentive grants to our named executive officers with 75% of the value in the form of stock options and 25% of the value in restricted stock units. The stock options vest in their entirety (i.e., “cliff” vesting) after three years, and the restricted stock units vest 25% per year over four years.

Each year, the Compensation Committee approves our equity grant guidelines for equity awards to all eligible participants Company-wide, including the named executive officers, based on the participants’ salary grade levels in the organization. The guidelines provide a range of shares for participants at each salary grade level to deliver competitive equity value to the eligible recipient population and ensure that we maintain our targeted rate of share usage, or our burn rate, as approved by the Compensation Committee. For 2010, we managed to a burn rate cap approved by the Compensation Committee. We measure burn rate in stock option equivalents assuming a conversion factor for every full value share granted. Our targeted rate of share usage controls the rate of dilution for stockholders, is competitive with industry practice and provides a reasonable amount of value sharing with executives.

Our historical dilution and rate of usage over the past five years, as shown in the table below, illustrates our ability to maintain our rate of usage at or near 2% of our outstanding Common Stock in recent years.

Stockholder Dilution From Stock Grants: Historic Rates of Usage at Health Net

	FY 2006	FY 2007	FY 2008	FY 2009	FY 2010
Diluted Weighted Average Shares	118,310,000	113,829,000	107,610,000	103,849,000	99,232,000
Option-Equivalent Shares Granted	2,508,187	2,223,821	2,326,443	2,093,850	2,460,237
Rate of Share Usage (%)	2.12	1.95	2.16	2.02	2.48

In determining the 2010 annual equity grant program, the Compensation Committee reviewed market trends in equity grant guidelines based on the market median of general industry survey data provided by Semler Brossy. Grant ranges are established for each salary grade for associates at the director and above levels. Each year, we balance competitive grant values from the market median with our burn rate objectives, participation guidelines and remaining shares available for issuance under our equity plans. In order to balance these objectives, we are not able to provide grants to all eligible associates each year. Depending on our stock price, burn rate objective and shares available for issuance, our equity grant guidelines may reflect below market median competitive levels. For further discussion on how Semler Brossy determines the market median and how this data affected the Compensation Committee’s 2010 compensation decisions, please see “Competitive compensation analysis for fiscal 2010” below.

For 2010, due to our stock price and our objective to manage our burn rate, we established our equity grant guidelines using the number of full value shares, rather than targeted dollar values, for grants as reference points. As a result, our 2010 equity grant values were 19% – 45% below the median level for our named executive officers.

Retirement Plans.

Health Net, Inc. 401(k) Savings Plan (“401(k) Plan”). We offer the 401(k) Plan to the named executive officers and all associates. The 401(k) Plan allows pre-tax salary deferral contributions of one to thirty percent (1% to 30%) of total cash earnings up to the annual established Internal Revenue Service maximum limits, including any catch-up contributions for associates age 50 or older. We match one hundred percent (100%) of the first three percent (3%) of compensation contributed by an employee to the 401(k) Plan and match an additional fifty percent (50%) of the next two percent (2%) of compensation contributed by an employee. Effective January 1, 2006, we elected the “safe harbor” method of meeting certain non-discrimination requirements under the Internal Revenue Code with respect to the 401(k) Plan. This means that pre-tax salary deferral contributions and safe harbor matching contributions made under the 401(k) Plan automatically meet certain non-discrimination tests. The safe harbor requires that all matching contributions be immediately one hundred percent (100%) vested. Named executive officers may not elect Health Net, Inc. Common Stock as an investment option in the 401(k) Plan. This policy ensures that no purchases may be made by our named executive officers during trading blackout periods as described in our Insider Trading Policy. All of the named executive officers, except Mr. Tough, participated in the 401(k) Plan during 2010 and received matching contributions of $9,800 each.

Nonqualified voluntary deferred compensation plan—Health Net, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”).    The named executive officers and certain other management employees are eligible to defer salary and annual incentive payments under the Deferred Compensation Plan that facilitates tax planning and personal savings beyond the IRS contribution limits on qualified plans. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit, enhancing our ability to attract and retain talented managers while building plan participants’ long-term commitment to Health Net. The return on the deferred amounts is linked to the performance of market-based investment choices made available to participants under the plan. Of our named executive officers, only Mr. Sell elected to participate in the Deferred Compensation Plan in 2010 by deferring 50% of his 2010 bonus under the EOIP. A description of the material terms of the Deferred Compensation Plan can be found in this proxy statement under the section entitled “Nonqualified Deferred Compensation for 2010”.

Nonqualified defined benefit pension plan—Health Net, Inc. Supplemental Executive Retirement Plan (“SERP”).    We maintain a nonqualified supplemental executive retirement program, which provides benefits to a very limited number of our executives with supplemental retirement income beyond the IRS contribution limits for qualified plans, affording participants a measure of financial stability and security and building the participants’ long-term commitment to Health Net. The Compensation Committee has been extremely selective in approving participants in the SERP. Messrs. Gellert and Woys are the only named executive officers who participate in the SERP. Messrs. Gellert and Woys are 100% vested in their accounts under the SERP. A description of the material terms of the SERP can be found under the “Pension Benefits for 2010 table.”

Severance and Change in Control Benefits.

We have entered into employment agreements with each of our named executive officers, pursuant to which they generally are eligible for severance and change in control benefits from Health Net. The severance and change in control payments and benefits provided under the employment agreements are independent of other elements of compensation. A description of the material terms of our severance and change in control arrangements can be found later in this proxy statement under “Severance and Change in Control Arrangements.”

The Compensation Committee believes that employment agreements benefit Health Net by clarifying the terms of employment and ensuring that we are protected by non-solicitation, non-disclosure and reimbursement of sign-on/engagement bonus provisions. The Compensation Committee believes that severance and change in control benefits are necessary to attract and retain senior talent in the managed care industry and to protect the interests of our stockholders. Our agreements are designed to attract key employees, preserve employee morale and productivity and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. These benefits allow executives to assess takeover bids objectively without regard to the potential impact on their own job security.

The Compensation Committee periodically reviews payments, benefit levels and the estimated costs related to such arrangements in order to ensure that the arrangements continue to serve Health Net’s and our stockholders’ best interests in retaining key executives.

Perquisites and other Personal Benefits.

General.    We provide our named executive officers with various perquisites and personal benefits, which serve as an important recruiting and retention tool.

We have eliminated tax gross-up payments in connection with perquisites provided to executive officers, except with respect to perquisites provided under certain company-wide policies. Under our company-wide relocation policy, we provide tax gross-up payments with respect to standard relocation benefits. Under our company-wide policy relating to spousal travel, we also provide tax gross-up payments relating to spousal travel for limited Company-sponsored events, which typically include sales and broker events that serve as an important part of our business. The Compensation Committee determined it is appropriate to continue to provide tax gross-up payments with respect to these perquisites, to the extent permitted by applicable tax law, because such tax gross-up payments are broad-based benefits provided to all associates and are not limited to our executive officers.

Financial Counseling.    All named executive officers are entitled to reimbursement of $5,000 per year for costs incurred for personal financial counseling services, including tax preparation, estate and/or tax planning, so long as the executive remains employed by us. We provide these benefits to assist our named executive officers in efficiently managing their time and financial affairs, minimizing distractions and allowing them to maintain focus on business issues.

Relocation Benefits/Engagement Bonuses.    None of our named executive officers were relocated or hired in 2010 and, therefore, none received relocation benefits or engagement bonuses in 2010.

In order to prevent geographic restrictions on our recruitment and hiring opportunities, we periodically provide new hires with relocation benefits and/or engagement bonuses. Our executives, including our named executive officers, are eligible to receive relocation benefits as part of our relocation policy when it is determined that relocation is desired and/or required due to the specific circumstances of the assignment. In addition, we provide additional tax gross-up amounts to reimburse our executives for their income taxes paid in connection with this benefit, as such tax gross-up payments are generally available to associates under our relocation policy. Our relocation policy does not compensate named executive officers for any loss on the sale of their homes.

Housing Allowance.    We provide corporate housing to Mr. Gellert, as part of his original employment agreement from 1997. This permits him to reside close to our corporate headquarters in Woodland Hills and perform his daily duties as our Chief Executive Officer while he continues to maintain his personal residence in the San Francisco area.

Life Insurance.    We provide Company-paid group term life insurance to our named executive officers and all of our associates in an amount equal to one times base salary. Our named executive officers and all associates may purchase additional life insurance for themselves and/or their dependents at their own expense.

Automobile Allowance or Company Car.    Although our automobile allowance program was terminated in 2003 after a review of market practices and as a cost-cutting measure, individuals participating in the program at the time of the plan’s termination, including Messrs. Gellert, Woys and Sell, were “grandfathered” under the program and continue to receive this benefit. Mr. Gellert was provided with a Company car in lieu of a cash automobile allowance, and Messrs. Woys and Sell received a monthly automobile allowance, as further described in the “Summary Compensation Table”.

Physical Exams.    All named executive officers are required, on an annual basis, to undergo a physical examination. We reimburse the executive for any out-of-pocket expenses relating to the physical examination that are not otherwise covered by the executive’s health insurance plan. The purpose of this policy is to ensure proactive health management for our executive officers. The benefits described above are disclosed and quantified in the “Summary Compensation Table” and described in the accompanying narrative following the “Grants of Plan-Based Awards for 2010” table in this proxy statement.

Compensation Recovery Policy.

In 2010, the Compensation Committee adopted the Compensation Recovery Policy, which generally provides for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities (collectively, “Incentive Compensation”) from our current executive officers (and certain other employees identified by our Board from time to time) following a “recoverable event.” A “recoverable event” generally means (i) fraudulent, intentional, willful or grossly negligent misconduct that ultimately results in our being required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) a covered employee’s engagement in conduct that constitutes “cause” under the covered employee’s employment agreement. In the event the Board determines that a recoverable event has occurred, the Compensation Committee, in its sole discretion, may recover from the covered employee any or all Incentive Compensation granted to, paid or payable to, or received or realized by, the covered employee during (i) the twelve (12) month period following the date of the first public disclosure of restated financials, if the recoverable event is triggered by an accounting restatement (as described above), or (ii) the twelve (12) month period following the initial occurrence of conduct constituting “cause.”

In connection with the Compensation Recovery Policy, we have revised our forms of equity award agreements and executive officer employment agreement to provide that certain compensation granted or payable under such agreements will be subject to the terms and conditions of the Compensation Recovery Policy. The Company intends to update the Compensation Recovery Policy from time to time as may be required by applicable law, including any rules promulgated under the Dodd-Frank Act.

How do we determine the amount for each element of executive officer compensation?

We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The Compensation Committee uses comparative market data as a guide in its review and determination of base salaries, annual performance-based incentive cash awards and long-term incentive compensation, as discussed below. The Compensation Committee also considers total target direct compensation (consisting of base salaries, annual target performance-based short-term cash incentive awards and long-term incentive compensation) in making its compensation determinations with respect to each component of compensation. The Compensation Committee’s approach is to consider competitive compensation practices and relevant factors rather than establishing compensation at specific benchmark percentiles. This enables us to respond to dynamics in the labor market and provides us with flexibility in maintaining and enhancing our executive officers’ engagement, focus, motivation and enthusiasm for our future.

The Compensation Committee annually determines the compensation levels for our named executive officers by considering several factors, including:

•	analysis of competitive compensation practices and market data;

•	information and advice from the compensation consultant engaged by the Compensation Committee;

•	each executive’s individual performance, the performance of his business unit or functional unit and our overall Company performance;

•	labor market conditions, including any retention concerns;

•

historical compensation, including the progression of salary increases over time compared to the individual’s development and performance, and the unvested and vested value inherent in outstanding equity awards;

•	motivational factors and the potential to assume increased responsibilities within Health Net;

•	the recommendations of our Chief Executive Officer in the case of the other named executive officers;

•	compensation levels of other internal executives; and

•	our performance, including financial performance.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executives. Ultimately, it is the judgment of the Compensation Committee, with input from the Chief Executive Officer, that determines compensation for our executive officers, with the exception of the Chief Executive Officer and the second highest paid executive officer. The Compensation Committee recommends the compensation for our Chief Executive Officer and the second-highest paid executive to our Board of Directors for approval. The compensation recommendations for the second-highest paid executive also include input from our Chief Executive Officer. Semler Brossy analyzes and synthesizes various sets of data in order to come up with a competitive market reference for the Compensation Committee to use when making compensation determinations for our executive officers, which we refer to in this CD&A as the “market median” or “50th percentile.”

As indicated above, while the Compensation Committee uses the market median data as one factor in making its compensation determinations, it does not rely solely on market data to make these decisions. For further discussion on how Semler Brossy determines the market median and how this data affected the Compensation Committee’s 2010 compensation decisions, please see “Competitive compensation analysis for fiscal 2010” below.

Emphasis on long-term, performance-based compensation.    Consistent with our philosophy to align total compensation paid to the named executive officers with long-term stockholder interests, the Compensation Committee endeavors to set total target direct compensation such that that more than half of our executive officers’ annual compensation is in the form of long-term equity, rather than cash, and is oriented to rewarding longer-term performance, as opposed to annual performance. The 2010 market median has the following pay mix for these positions, which we generally endeavor to approximate:

Market Median Pay Mix(1)

Named Executive Officer	Base Salary(2)	Target Annual Incentive Cash Award(3)	Long-Term Equity(4)
Jay M. Gellert President and Chief Executive Officer	12%	18%	70%

James E. Woys Executive Vice President and Chief Operating Officer	17%	17%	66%

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	21%	21%	58%

Steven D. Tough President, Government Programs	24%	19%	57%

Stephen J. Sell President, Western Region Health Plan	27%	22%	51%

(1)	For a discussion of the named executive officers’ target and actual 2010 base salary, cash incentive bonus payment and equity grant, see “Analysis of Compensation During Fiscal 2010” below.
(2)	Represents the market median 2010 base salary as a percentage of total direct compensation.

(3)	Represents the market median 2010 target annual incentive bonus as a percentage of total direct compensation.

(4)

Represents the market median 2010 equity grant value as a percentage of total direct compensation. Our actual 2010 equity grant guidelines established for each salary grade represented a significantly lower value than the targeted market median value in order to manage our burn rate.

Consultants and advisors.    Since May 2007, the Compensation Committee has used Semler Brossy exclusively as its compensation consultant, and Semler Brossy has provided services directed by the Compensation Committee mainly related to executive compensation and services directed by the Governance Committee related to director compensation. Semler Brossy did not provide any other services to Health Net in 2010. The Compensation Committee has the sole authority, as it deems appropriate, to retain or terminate the compensation consultant in order to assist the Compensation Committee in carrying out its responsibilities, including sole authority to approve the compensation consultant’s fees and other retention terms that relate to the compensation consultant’s work. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive compensation matters.

During 2010, Semler Brossy provided the Compensation Committee with:

•	survey benchmarking analysis;

•	peer group competitive review;

•	review of market trends in executive compensation;

•	review of recent regulatory requirements related to executive compensation;

•	assessment of stockholder advisory firms’ executive compensation policies and implications for the Company’s practices;

•	review of the Compensation Committee charter;

•	review of director and executive equity ownership guidelines;

•	advice regarding competitive levels of executive base salaries, annual performance-based incentive cash awards and annual equity awards; and

•	advice regarding management’s proposed salary structure and equity grant guidelines for 2011.

Competitive compensation analysis for fiscal 2010.

Although the Compensation Committee uses data from a traditional “peer group” of companies in the health care industry to help determine compensation for our named executive officers, the health care companies in our traditional peer group are not similar to us in size, revenue, market position and other factors. Therefore, our Compensation Committee also utilized several different sources of data to perform competitive compensation analysis for fiscal year 2010.

In October 2009, Semler Brossy provided the Compensation Committee with a market overview approach to competitive analysis that considered four data sources: (i) the “modeled peer group,” comprised of general industry survey data adjusted for the historical relationship with the peer group over the last five years; (ii) “managed care and general industry” survey data developed by Mercer, Towers Perrin and Watson Wyatt which includes both public and private managed care companies; (iii) a “cost of management” analysis that provides information about what other companies are paying by pay rank and in aggregate for their top positions; and (iv) “traditional peer group” proxy data as reported for the top five executives. This approach was approved by the Compensation Committee as a way to address the consolidation in our industry as well as inconsistencies (size, market position, revenue, etc.) among our traditional peer group companies.

Market data obtained for purposes of competitive compensation analysis was one factor used in determining 2010 compensation for our named executive officers. Other factors are described in the section, “How do we determine the amount of each element of executive officer compensation?”

Details concerning the surveys used are summarized below:

Type of Survey Group/Data	Companies in Group
Modeled Peer Group—General industry survey data adjusted for the historical relationship with the peer group over the last five years	Towers General Industry Survey—All participants

Managed Care Surveys—Data developed by Mercer, Towers Perrin and Watson Wyatt which includes both public and private managed care companies	Aetna, Inc.; AFLAC, Inc.; American Family Insurance; AMERIGROUP Corp.; Blue Cross/Blue Shield of FL, MA, and MI, respectively; Blue Shield of CA; CareFirst BlueCross BlueShield; CIGNA Corp.; Conseco, Inc.; Coventry Health Care, Inc.; Health Care Service Corp.; HealthNow New York, Inc.; HealthSpring, Inc.; Highmark, Inc.; Humana, Inc.; Kaiser Permanente; Magellan Health Services, Inc.; Medical Mutual of Ohio; Premera Blue Cross; Principal Financial Group, Inc.; The Regence Group; UnitedHealth Group, Inc.; Wellcare Health Plans; Wellmark Blue Cross and Blue Shield; and WellPoint, Inc.

“Cost of Management” Analysis—Provides information about what other companies are paying by rank and in the aggregate for their top positions	Towers General Industry Survey—All participants

Traditional Peer Group—Data from competitor companies in the healthcare industry	Aetna, Inc.; AMERIGROUP Corp.; CIGNA Corp.; Coventry Health Care, Inc.; Humana, Inc.; UnitedHealth Group, Inc.; and WellPoint, Inc.

In October 2009, Semler Brossy advised that our executives’ base salaries and total targeted cash compensation are generally within a competitive range of the market median based on the market data described above. However, historically we have paid out cash bonuses below target (or not at all), resulting in total actual cash compensation being below the market median. Semler Brossy further advised that, in light of our stock price at that time, our 2010 annual equity grant guidelines would be significantly below the market median in order to satisfy our 2010 burn rate objectives. For 2010, the Compensation Committee approved an approach so that the actual total direct compensation paid to our named executive officers was an average of 29% below market median, as discussed in detail under the section entitled “Total Direct Compensation” below.

Management involvement in compensation decisions.    In addition to market factors, the Compensation Committee considers input from our Chief Executive Officer in determining the compensation of the other named executive officers.

In the fourth quarter of each calendar year, our Board of Directors reviews and approves Company and business unit plans for the upcoming calendar year. Subsequently, the named executive officers also establish performance objectives for the year for their areas of responsibility based on the approved Company and business unit plans. These objectives are then used to develop the individual performance factors for purposes of our EOIP. These individual performance factors, as well as the Company performance goals, are reviewed and approved by the Compensation Committee no later than March 31st of the performance year. In the first quarter following the performance year, our Chief Executive Officer, in partnership with our Chief Financial Officer, Chief Operating Officer and our Senior Vice President, Organization Effectiveness, conduct a formal assessment (including obtaining individual self-assessments) of each named executive officer’s performance, including with respect to his individual performance factors, for the prior calendar year. Our Chief Executive Officer then provides the Compensation Committee with his assessment of the Company’s performance and the performance of the other named executive officers, and provides recommendations for each named executive officer’s compensation, including salary adjustments, bonus payouts and equity grants, based on this assessment.

The evaluation of our Chief Executive Officer is a formal process whereby all members of our Board of Directors have the opportunity to provide input. The performance evaluation of our Chief Executive Officer includes assessment of key leadership competencies and skills, in addition to financial and operational measures of the Company. Our Chief Executive Officer provides a self-assessment to the Board of Directors each year, and each Board member is then asked to appraise the Chief Executive Officer’s achievements in each area and provide comments. The individual Board members’ ratings are consolidated and sent back to each Board member. The Compensation Committee uses this consolidated feedback as a basis for its recommendation with regard to the Chief Executive Officer’s compensation, which then must be approved by the Board of Directors. For additional detail on how the annual performance-based cash awards are determined based on these evaluations and recommendations, see “Analysis of Compensation During Fiscal 2010—Annual Performance-Based Incentive Cash Awards” below.

Analysis of Compensation During Fiscal 2010.

General.    In 2010, we provided our named executive officers with (1) base salaries that were close to the 50th percentile of our peer group companies (with some base salaries falling above or below the 50th percentile), and (2) target annual short-term incentive opportunities that generally were at or below the 50th percentile of our peer group companies, as discussed in further detail below. Consistent with our objectives of linking executive pay with performance and aligning the interests of our executives with those of our stockholders, we wanted to continue our practice of placing an emphasis on long-term incentive awards in determining executive compensation in 2010. However, due to our decreased stock price at the time grants were made and our commitment to manage to our burn rate, 2010 grants were substantially below competitive rates. The table below titled “2010 Long-term Equity Compensation” shows that awards to our named executive officers were 19% – 45% below the market median.

Base Salary.    The table below shows the base salary approved by the Compensation Committee in 2010 for each of the named executive officers as well as the market positions of the base salaries based on “modeled peer group” data.

2010 Base Salary Review

Named Executive Officer	Base Salary at 12/31/09	% of 50th Percentile of Market(1)		Base Salary at 12/31/10 (% increase)		% of 50th Percentile of Market(1)
Jay M. Gellert President and Chief Executive Officer	$1,200,000	118%		$1,200,000 (0%)		118%

James E. Woys Executive Vice President and Chief Operating Officer	$700,000	100%		$724,500 (3.5%)		104%

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	$550,000	90%		$569,250 (3.5%)		85%

Steven D. Tough President, Government Programs	$500,000	85%		$515,000 (3%)		88%

Steven J. Sell President, Western Region Health Plan	$400,000	90%	(3)	$450,000 (12.5	%)(2)	76%	(3)

(1)	Describes percentage of 50th percentile of market based on “modeled peer group”, which is general industry data adjusted for historical managed care industry premium.

(2)

Mr. Sell was promoted to his current position, President, Western Region Health Plan, in December, 2009. Prior to his promotion, Mr. Sell was our President, Health Net of California. In connection with his promotion, Mr. Sell’s job scope was expanded and his base salary was increased from $400,000 to $450,000. Mr. Sell received a 3% merit and a 9.5% market adjustment for his expanded job scope, which included adding the western region (Arizona and Oregon) to his California health plan responsibilities.

(3)

The 2009 market position for Mr. Sell reflects his former position as President, Health Net of California, and is matched against the “managed care and general industry survey data” for that year, which was considered a more appropriate comparison for his prior position. The 2010 market position for Mr. Sell reflects his current position as President, Western Region Health Plan, and was matched against the “modeled peer group.”

We consider base salaries between 90% and 110% of the market median to be competitive (the “competitive range”). Mr. Gellert’s base compensation of $1,200,000 was above the market median of $1,016,000 for his position and above the competitive range. Therefore, Mr. Gellert did not receive a base salary increase in 2010. Mr. Woys’ base salary of $700,000 was at the market median for his position and within the competitive range. Mr. Woys received a base salary increase of 3.5% in acknowledgement of his contributions during 2009, and his current base salary remains in the Competitive Range. Mr. Capezza’s base salary of $550,000 was slightly below the market median of $666,000 for his position. In 2010, he received a base salary increase of 3.5% in acknowledgement of his contributions during 2009. Mr. Tough’s base salary of $500,000 was below the market median of $588,000, but is appropriate given his more limited job scope compared to that of the market match for his position. Mr. Tough received a base salary increase of 3% in 2010 in acknowledgement of his contributions to the Company in 2009. Mr. Sell’s base salary of $400,000 was within the competitive range for his former position, President, Health Net of California. In 2010, he received a base salary increase of 12.5%, comprised of 3% merit and 9.5% market adjustment in connection with his expanded job scope as President, Western Region Health Plan. Mr. Sell’s current base salary is below the competitive range for his current position, reflecting his status as a recent promotion.

Annual Performance-Based Incentive Cash Awards.    Under the EOIP, the target incentive opportunity for our named executive officers remained the same in 2010, as compared to 2009. The table below shows our 2010 target annual incentive cash award opportunities and positions relative to the market median based on “modeled peer group” data for our named executive officers.

2010 Target Annual Incentive Cash Award Opportunity

Named Executive Officer	2010 Target Annual Incentive Cash Award (% of Base Salary at 12/31/10)	2010 Target Annual Incentive Cash Award(1)	50th Percentile of Market	2010 Target Annual Incentive Cash Award Compared to 50th Percentile of Market(2)
Jay M. Gellert President and Chief Executive Officer	135%	$1,620,000	$1,524,000	106%

James E. Woys Executive Vice President and Chief Operating Officer;	100%	$724,500	$697,000	104%

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	80%	$455,400	$666,000	68%

Steven D. Tough President, Government Programs	80%	$412,000	$470,000	88%

Steven J. Sell President, Western Region Health Plan	80%	$360,000	$470,000	77%

(1)

Both target and actual 2010 annual incentive cash awards are calculated based on the executive’s base salary at December 31, 2010. Actual payments for the 2010 annual incentive cash awards are listed below in the chart titled, “2010 Actual Total Cash Compensation as of December 31, 2010”.

(2)	Describes percentage of 50th percentile of market based on “modeled peer group”, which is general industry data adjusted for historical managed care industry premium.

For the 2010 EOIP bonuses, the Compensation Committee approved funding the EOIP for the named executive officers upon attainment of a pre-established threshold Combined Western Region and Government Contracts PTI of $394 million for fiscal year 2010. Our actual 2010 Combined Western Region and Government Contracts PTI of $423.3 million exceeded the pre-established threshold. The Compensation Committee exercised downward discretion to fund the EOIP only at the target amount, taking into account performance relative to the business plan, compliance issues and a variety of other Company performance factors.

Actual EOIP payouts were determined based upon a combination of two performance ratings: Company Performance Score and Individual Performance Rating. The 2010 EOIP bonus formula for our named executive officers is set forth below:

Bonus = Target Bonus x Company Performance Score x Individual Performance Rating

•	2010 Company Performance Score—Ranges from 0-100% or above 100% at the Compensation Committee’s discretion based on the achievement of pre-established performance goals.

•	Individual Performance Rating—Ranges from 0-150%, based in part on performance factors, as described below.

An individual’s final bonus score is the product of these percentages, but awards are capped at 200% of the executive’s target bonus. For 2010, the Company Performance Score was based on the Company’s 2010 business plan PTI target: a Combined Western Region and Government Contracts PTI of $402.7 million. As our actual 2010 Combined Western Region and Government Contracts PTI was greater than $402.7 million, the Compensation Committee awarded a Company Performance Score of 100%.

At the beginning of 2010, the Compensation Committee approved the following individual performance factors and their relative weights as a general guide for determining the EOIP bonus payout based on individual performance. Messrs. Tough and Sell’s individual performance factors were not pre-approved by the Compensation Committee, as they are not direct reports of the Chief Executive Officer. The Compensation Committee may take into account these and any other factors in determining the executives’ actual bonus payouts based on individual performance.

2010 Individual Performance Factors

Executive	Performance Factors	Weight Attributed to Factor
Jay M. Gellert President and Chief Executive Officer	• Develop a plan for success in a changing environment with a highly efficient and effective organization structure: • Approval of strategic direction by the Board of Directors by July 2010. • Approval of three-year business plan by the Board of Directors by October 2010. • Approval of budget by Board of Directors by December 2010.	35%
	• Achieve 2010 business plan: • Take actions necessary to realize stranded cost run-rate savings in 2011. • Ensure legal and regulatory compliance.	55%

Executive	Performance Factors	Weight Attributed to Factor
	• Maximize associate development and contribution: -Ensure alignment between Company goals, Company and business unit results and individual rewards by: • Using Compass Learning Management System (“Compass”) tools —90% or greater penetration. • Fostering management accountability through administration of Compass tools. -Develop 2010 succession plan for key positions and those identified as feeder positions.	10%
James E. Woys Executive Vice President and Chief Operating Officer	• Develop a plan for success in a changing environment with a highly efficient and effective organization structure: • Approval of strategic direction by the Board of Directors by July 2010. • Approval of three-year business plan by the Board of Directors by October 2010. • Approval of budget by Board of Directors by December 2010.	25%
	• Achieve 2010 business plan: • Take actions necessary to realize stranded cost run-rate savings in 2011. • Ensure legal and regulatory compliance. • Implement commercial program initiatives to support financial goals: -Western Region Health Plans “brand promise”. -Western Region Health Plans product positioning. -Expand membership in most profitable segments. • Secure favorable TRICARE contract. • Pursue growth opportunities in government markets. • Successful transition of Northeast membership to UnitedHealth Group in connection with sale of Northeast operations.	65%
	• Maximize associate development and contribution: -Ensure alignment between Company goals, Company and business unit results and individual rewards by: • Using Compass tools—90% or greater penetration. • Fostering management accountability through administration of Compass tools. -Develop 2010 succession plan.	10%

Executive	Performance Factors	Weight Attributed to Factor
Joseph C. Capezza Executive Vice President and Chief Financial Officer	• Develop a plan for success in a changing environment with a highly efficient and effective organization structure - Approval of strategic direction by the Board of Directors by July 2010. - Approval of three-year business plan by the Board of Directors by October 2010. - Approval of budget by the Board of Directors by December 2010.	25%
	• Achieve 2010 business plan: • Take actions necessary to realize stranded cost run-rate savings in 2011. • Ensure legal and regulatory compliance. • Implement finance department reorganization, including structure, outsourcing and process changes to obtain stranded cost target savings and improve capabilities. • Maintain investment portfolio rating of AA or better to minimize capital losses and achieve results in support of the 2010 business plan.	65%
	• Maximize associate development and contribution: -Ensure alignment between Company goals, Company and business unit results and individual rewards by: • Using Compass tools—90% or greater penetration. • Fostering management accountability through administration of Compass tools. -Develop 2010 succession plan	10%
Steven D. Tough President, Government Programs	Execute on business growth plans as identified in the 2010 – 2012 Government & Specialty Services strategic plan.	25%
	Ensure legal and regulatory compliance.	5%
	Achieve 2010 business plan: • Secure TRICARE T-3 North contract or extension of the current TRICARE contract through balance of 2011. • Secure award of Military & Family Life Consultant Program successor contract or extension of current contract at least through end of 2010. • Successful transition of Northeast membership to UnitedHealth Group in connection with sale of Northeast operations. • Achieve operational and cost performance goals per 2010 plan.	60%
	• Maximize associate development and contribution: -Ensure alignment between Company goals, Company and business unit results and individual rewards by: • Using Compass tools—90% or greater penetration. • Fostering management accountability through administration of Compass tools. -Develop 2010 succession plan.	10%

Executive	Performance Factors	Weight Attributed to Factor
Steven J. Sell President, Western Region Health Plan	Implement marketing, product and distribution goals per 2010 business plan: • Strengthen Health Net’s identity in the marketplace, including launching brand messaging, integrating brand strategy into day to day activities, and implementing brand architecture. • Expand and grow affordable community solutions. • Improve broker loyalty and develop and launch enhanced direct distribution channel.	15%
	• Ensure legal and regulatory compliance.	5%
	Achieve 2010 financial plan for Western Region commercial operations • Realize Western Region commercial portion of stranded and other cost management savings, based on approved work plan.	70%
	• Maximize associate development and contribution: -Ensure alignment between Company goals, Company and business unit results and individual rewards by: • Using Compass tools—90% or greater penetration. • Fostering management accountability through administration of Compass tools. -Develop 2010 succession plan.	10%

In early 2011, Mr. Gellert presented to the Compensation Committee performance evaluations for each of his direct reports and the other named executive officers, as well as a self-evaluation of his own performance for 2010. Mr. Gellert’s assessments, including his own self-assessment, were based on the individuals’ performance with respect to the individual performance factors approved at the beginning of the year by the Compensation Committee, as well as any other significant developments and accomplishments during the year. Mr. Gellert also presented a summary to the Compensation Committee of Health Net’s performance for 2010.

In November 2010, the Company’s Medicare operations were sanctioned by the Center for Medicare and Medicaid Services (CMS) due to certain issues related to our compliance with Medicare Part D regulations. We take these sanctions very seriously and are actively working with CMS to address their concerns. Due to these sanctions, Mr. Gellert recommended to the Compensation Committee that he and the named executive officers reporting directly to him (Messrs. Woys and Capezza), as well as Mr. Tough, each receive an Individual Performance Rating score of 75%, reflecting a reduction of each executive’s score by 25%, as Mr. Gellert holds himself and his direct reports accountable for this outcome. In addition, Mr. Tough has direct responsibility for our government programs, and so Mr. Gellert felt it was appropriate that his Individual Performance Rating score be reduced in the same manner. Because Mr. Sell was not responsible for Medicare compliance, Mr. Gellert did not believe a similar reduction was merited and recommended an Individual Performance Rating score of 100% for Mr. Sell. The Compensation Committee utilized this information, along with its own observations and assessments of our executives and Health Net’s performance, to determine the appropriate Individual Performance Rating score for each named executive officer. The Compensation Committee approved and, in the case of Mr. Gellert and Mr. Woys (our second-highest paid executive), recommended to the Board of Directors for approval, an Individual Performance Rating of 75% for Messrs. Gellert, Woys, Capezza and Tough and an Individual Performance Rating of 100% for Mr. Sell.

Total Cash Compensation (base salary plus actual annual performance-based incentive cash awards paid). Actual total cash compensation as of December 31, 2010 was within the competitive range for Messrs. Gellert, and Woys. Actual total cash compensation for Mr. Capezza was below the competitive range, due to the reduction to his 2010 annual cash incentive award. In addition, Mr. Capezza’s target bonus amount, 80% of base salary, is below the market median of 100% of base salary but appropriate given his respective scope relative to other peers within our organization. Mr. Tough’s actual total cash compensation was slightly below the competitive range due to the reduction to his 2010 annual cash incentive award. Mr. Sell’s actual total cash compensation as of December 31, 2010 was below the competitive range, reflecting his newly promoted status. Other factors that the Compensation Committee considers when determining compensation levels for our named executive officers are listed under the section, “How do we determine the amount for each element of executive officer compensation?” in this CD&A.

2010 Actual Total Cash Compensation as of December 31, 2010

Named Executive Officer	Base Salary at 12/31/10	Target 2010 Incentive Cash Award ($s and % of Base Salary at 12/31/10)	Actual 2010 Incentive Cash Award (% of Target Incentive $s)	Actual 2010 Incentive Cash Award(1)	Sum of Base Salary at 12/31/10 and Actual 2010 Incentive Cash Award	% of 50th Percentile of Market(2)
Jay M. Gellert President and Chief Executive Officer	$1,200,000	$1,620,000 135%	75%	$1,215,00	$2,415,000	95%

James E. Woys Executive Vice President and Chief Operating Officer	$724,500	$724,500 100%	75%	$543,375	$1,267,875	91%

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	$569,250	$455,400 80%	75%	$341,550	$910,800	69%

Steven D. Tough President, Government Programs	$515,000	$412,000 80%	75%	$308,999	$823,999	86%

Steven J. Sell President Western Region Health Plan	$450,000	$360,000 80%	100%	$360,000	$810,000	77%

(1)	Amounts were paid to the executives in the first quarter of 2011.

(2)	Describes percentage of 50th percentile of market based on our “modeled peer group”, which is general industry data adjusted for historical managed care industry premium.

Long-Term Equity Compensation Program.    The target equity grant fair values for stock options and restricted stock units granted in 2010 to our named executive officers generally were below the target market median due to a combination of our low share price and our commitment to manage to our burn rate.

2010 Long-Term Equity Compensation(1)

Named Executive Officer	Stock Option (# Shares Underlying Awards)	Restricted Stock Units (# Shares Underlying Awards)	Grant Date Fair Value of Stock and Option Award(2)	Grant Date Fair Value as % of 50th Percentile of Market(3)
Jay M. Gellert President and Chief Executive Officer	249,750	37,500	$3,361,163	55%

James E. Woys Executive Vice President and Chief Operating Officer	133,200	20,000	$1,792,620	66%

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	83,250	12,500	$1,120,388	63%

Steven D. Tough President, Government Programs	66,600	10,000	$896,310	63%

Steven J. Sell President, Western Region Health Plan	66,600	10,000	$896,310	81%

(1)

This table only represents equity awards granted in 2010. For a more detailed description of outstanding equity awards held by our named executive officers (including the portion of the 2009 performance share awards attributable to the achievement of the Strategic Performance Measure, as discussed in the section below), please see the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2010”, below.

(2)

With respect to stock options, the grant date fair value shown is based on a per share value of $10.0003. This is calculated by using a closed-form option valuation model (Black-Scholes), in accordance with FASB ASC Topic 718, based on the following assumptions: exercise price of option of $23.03, expected option life of 5.46 years, expected volatility for options of 43.5%, expected dividend yield of 0% and a risk-free interest rate of 2.71%. With respect to restricted stock units, the grant date fair value shown is based on a per share value of $23.029. This is calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our Common Stock on the date of grant ($23.03 per share) by the number of restricted stock units granted, and then subtracting the par value of $0.001 per share of Common Stock.

(3)	Describes percentage of 50th percentile of market based on “modeled peer group”, which is general industry data adjusted for historical managed care industry premium.

***

Outstanding Performance Shares.    In addition to the long-term incentive compensation equity award grants made in 2010, certain of our named executive officers hold outstanding performance shares that were granted in 2009 and 2008 (the “2009 PSUs” and the “2008 PSUs”, respectively). For a more detailed description of the outstanding performance shares, please see the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2010”, below.

How does the 2009 performance share program work?

The 2009 performance share program, approved by the Compensation Committee on February 17, 2009, had three performance measures, subject to the award recipient remaining employed through the date that the Compensation Committee certifies the achievement of the award, which shall occur as soon as practicable following December 31, 2011 and in any event, no later than February 17, 2012, the third anniversary of the grant date. The three performance measures are as follows:

1.

Achievement of a minimum PTI threshold measure established for fiscal year 2009 (the “2009 PTI Performance Measure”). The established 2009 PTI performance range was $370.0 million minimum, $383.7 million target and $411.3 million maximum, whereby 30%, 100% and 120% of the target shares would be granted, respectively, with interpolation to be used for in-between PTI values. Actual 2009 PTI was determined to be $384.4 million, as adjusted to include the benefit of certain litigation reserve true-ups and to exclude the effect of certain charges relating to (i) the sale of our Northeast operations on December 11, 2009, including related impairment charges and loss on sale, (ii) our operations strategy, and (iii) TRICARE contract procurement costs. Accordingly, in February 2010, the Compensation Committee deemed that awards were earned at 100.5% of target for this performance measure.

2.	Consummation of a transaction to sell our Northeast and Arizona businesses by December 31, 2009, which would result in an additional 30% of the target shares being granted (the “Strategic Performance Measure”). In February 2010, the Compensation Committee exercised its discretion to deem this performance measure to be achieved based on the successful consummation of the sale of our Northeast operations in December 2009. In reaching this conclusion, the Compensation Committee took into consideration that the Strategic Performance Measure, as originally defined, included a sale of the Company’s Arizona business. The Compensation Committee based its conclusion on the fact that Company’s management and the Board of Directors had mutually agreed during 2009 that a sale of the Company’s Arizona business was no longer in the best interest of the Company’s stockholders. This decision resulted in an award to participants of 30% of the target shares.

3.	Achievement of a minimum PTI threshold measure established for fiscal year 2010, which would result in an additional 30% of the target shares being granted if the 2009 PTI Performance Measure also was previously achieved (the “2010 PTI Performance Measure”). The minimum threshold measure was 2010 Combined Western Region and Government Contracts PTI of at least 10% in excess of our actual 2009 PTI, as adjusted. Because (i) the Compensation Committee had previously determined that the 2009 PTI Performance Measure was achieved and (ii) actual Combined Western Region and Government Contracts PTI for 2010 exceeded the threshold measure, in February 2011 the Compensation Committee determined this performance measure to be achieved. Accordingly, an additional 30% of the target shares were deemed to have been earned.

The 2008 performance share program

Under the 2008 performance share program, performance shares will vest only upon the attainment of minimum PTI and PTI margin in 2010, neither of which was met. Therefore, on February 18, 2011, the Committee determined that no awards will be earned under the 2008 Performance Share Plan.

Total Direct Compensation.    The actual total direct compensation for our named executive officers in 2010 was generally well below the market median primarily due to reduced annual cash incentive awards to Messrs. Gellert, Woys, Capezza and Tough, as well as equity awards that represented value at 19% – 45% below the market median, as described above, for all of our named executive officers.

2010 Actual Total Direct Compensation

Named Executive Officer	Base Salary at 12/31/10	Actual 2010 Incentive Cash Award(1)	Actual 2010 Equity Award Fair Value on Grant Date(2)	Total Actual Direct Compensation(3)	Target Total Direct Compensation(4)	Total Actual Direct Compensation (% of 50th Percentile of Market)
Jay M. Gellert President and Chief Executive Officer	$1,200,000	$1,215,000	$3,361,163	$5,776,163	$8,684,000	67%

James E. Woys Executive Vice President and Chief Operating Officer	$724,500	$543,375	$1,792,620	$3,060,495	$4,046,000	76%

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	$569,250	$341,550	$1,120,388	$2,031,188	$3,123,000	65%

Steven D. Tough President, Government Programs	$515,000	$308,999	$896,310	$1,720,309	$2,479,000	69%

Steven J. Sell President Western Region Health Plan	$450,000	$360,000	$896,310	$1,706,310	$1,711,000	100%

(1)	Amounts paid to the executives in 2011 under the EOIP, representing 75% of target for Messrs. Gellert, Woys, Capezza, Tough and 100% of target for Mr. Sell.

(2)

Amounts shown represent the grant date fair value of the 2010 equity award for each executive. With respect to stock options, the grant date fair value shown is based on a per share value of $10.0003. This is calculated by using a closed-form option valuation model (Black-Scholes), in accordance with FASB ASC Topic 718, based on the following assumptions: exercise price of option of $23.03, expected option life of 5.46 years, expected volatility for options of 43.5%, expected dividend yield of 0% and a risk-free interest rate of 2.71%. With respect to restricted stock units, the grant date fair value shown is based on a per share value of $23.029. This is calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our Common Stock on the date of grant ($23.03 per share) by the number of restricted stock units granted, and then subtracting the par value of $0.001 per share of Common Stock. Does not include the portion of the 2009 PSUs attributable to the achievement of the Strategic Performance Measure, as modified by the Compensation Committee in 2010.

(3)

Total actual direct compensation represents the sum of (i) base salary at December 31, 2010, (ii) actual 2010 incentive cash award under the EDIP, as paid in 2011, and (iii) the grant date fair alue of the 2010 equity awards made to the named executive officer. See footnote (2) to this “2010 Actual Total Direct Compensation” table for a description of how grant date fair value is calculated.

(4)	Describes 50th percentile of market based on our “modeled peer group”, which is general industry data adjusted for historical managed care industry premium for all named executive officers.

Other key policies and practices.

Timing of equity compensation awards.    Our long-term equity awards are granted as part of our annual compensation review. The effective date of the grant is the date approved by the Compensation Committee or, in the case of our Chief Executive Officer and second-highest paid executive, on the date approved by the Board of Directors. The Compensation Committee approves equity grants in the case of a new hire or promotion of an executive officer and certain other senior positions over which the Compensation Committee has oversight. All stock option awards are granted with an exercise price equal to the New York Stock Exchange closing price of a share of Common Stock on the grant date.

Delegated authority to grant stock options.    The Compensation Committee has delegated authority to the Chief Executive Officer to grant stock options to new hires and promoted associates at the director level and above who are not within the oversight authority of the Compensation Committee. The Chief Executive Officer’s delegated authority has a maximum share pool of 300,000 which can be replenished by the Compensation Committee when the shares are depleted. New hire grants are generally effective on the date of hire. However, if the grant has not been approved by the Chief Executive Officer prior to the hire or promotion date, the grant will be effective on the approval date.

Equity ownership guidelines.    The Compensation Committee believes that the personal financial interests of our executives should be directly aligned with those of our stockholders. Toward that end, the Compensation Committee introduced share ownership guidelines for executives in 2002. The guidelines currently require that our Chief Executive Officer own shares equal in value to five times his annual base salary. Other executives are required to own between one and three times their annual base salary in shares depending on their executive level.

The Compensation Committee annually reviews our executive stock ownership guidelines and their consistency with market practices. As of January 2010, our executive stock ownership guidelines require that certain executive officers, including the named executive officers, hold 75% of all “net settled shares” received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all shares held equals or exceeds the executive officer’s applicable ownership threshold, as set forth in the table below. “Net settled shares” generally refers to those shares that remain after payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs.

Equity Ownership Guidelines

Named Executive Officer	Ownership Threshold (as a Multiple of Salary)
Jay M. Gellert President and Chief Executive Officer	5x

James E. Woys Executive Vice President and Chief Operating Officer	3x

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	3x

Steven D. Tough President, Government Programs	1x

Steven J. Sell President, Western Region Health Plan	1x

The Compensation Committee reviews our named executive officers’ stock ownership status and monitors ownership progress. In 2010, Mr. Gellert continued to meet his ownership threshold. Our other named executive officers are working toward their ownership requirements in compliance with our executive stock ownership guidelines.

In addition, as part of Health Net’s policy on Insider Trading and Disclosure of Material Inside Information, all associates, including the named executive officers, are prohibited from certain speculative trading activities, including selling our securities “short,” holding our securities in margin accounts or pledging our securities. These restrictions prohibit certain transactions whereby the individual continues to own our stock but without the full risks and rewards of ownership.

Tax and Accounting Considerations.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit pursuant to Section 162(m) of the Code if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee considers the anticipated tax treatment to us and our executive officers when reviewing our executive compensation and other compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. In addition, the Compensation Committee reserves the right to use its judgment to award compensation to our executive officers that may be subject to the deduction limit when the Compensation Committee believes that such compensation is appropriate, consistent with the Compensation Committee’s philosophy and in our and our stockholders’ best interests.

The Compensation Committee generally seeks to structure performance-based compensation in a manner that is intended to avoid the disallowance of deductions under Section 162(m) of the Code. Nevertheless, there can be no assurance that our performance-based compensation will be treated as qualified performance-based compensation under Section 162(m) of the Code.

Internal Revenue Code Section 409A

Section 409A of the Code requires programs that allow executives to defer a portion of their current income—such as our Deferred Compensation Plan and SERP—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Accounting Standards

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock units and performance shares under our equity incentive award plans are accounted for under FASB ASC Topic 718.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF HEALTH NET, INC.2

The Compensation Committee of the Board of Directors of Health Net, Inc. (the “Company”) has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K of the Securities Act of 1933, as amended, with management of the Company. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Bruce Willison (Chairman)

Mary Anne Citrino

Vicki B. Escarra

Patrick Foley

March 15, 2011

[2]	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION RISK ASSESSMENT

We believe that our compensation policies and practices appropriately balance risk and the achievement of long-term and short-term goals, and that they do not encourage unnecessary or excessive risk taking. In establishing and reviewing our compensation program, the Compensation Committee and the Audit Committee work together to ensure that incentive goals are appropriately structured and resulting payouts are appropriate for a given level of performance.

In 2011, the Compensation Committee and management reviewed the design and operation of our compensation program in consultation with Semler Brossy. The review included an assessment of the level of risk associated with the various elements of compensation.

As part of this review and assessment, the Compensation Committee and management considered the following features and programs, among others, that discourage excessive or unnecessary risk taking, each of which is more fully described in the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement:

•	We believe that our compensation programs appropriately balance short- and long-term incentives.

•	Long-term incentives provide a balanced portfolio approach using a mix of time-vested options and restricted stock units, as described in the Compensation Discussion & Analysis.

•

Our annual incentive plan for executives incorporates significant discretion on the part of the Compensation Committee, rather than relying on a formulaic approach. This increases the Compensation Committee’s flexibility to consider the source of our earnings and other elements of performance when determining payouts, which could reduce incentives to take excessive risk to increase annual earnings.

•	Maximum payouts under our annual incentive plan for executives are capped.

•	Our executive stock ownership guidelines promote long-term ownership of our stock and further align executives with the long-term interests of our stockholders.

•

In 2010, we introduced a formal compensation recovery policy for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities from our current executive officers (and certain other employees identified by the Board of Directors) following (i) certain fraudulent, intentional, willful or grossly negligent misconduct that would result in our being required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) engaging in conduct constituting “cause” under such employee’s employment agreement. The scope of our compensation recovery policy is broader than the provisions of the Sarbanes-Oxley Act of 2002 regarding compensation recovery.

Based on this review and assessment, we and the Compensation Committee have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock awards ($)(2)	Option awards ($)(3)	Non-Equity incentive plan compensation ($)(4)	Change in pension and nonqualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)
Jay M. Gellert President and Chief Executive Officer	2010 2009 2008	1,204,615 1,200,000 1,204,615	0 0 0		863,588 0 7,175,850	2,497,575 0 0	1,215,000 1,587,600 0	1,793,883 767,347 372,785	90,292 88,395 87,542	7,664,953 3,643,342 8,840,792

James E. Woys Executive Vice President and Chief Operating Officer	2010 2009 2008	722,481 700,000 705,385	0 0 0		1,013,276 1,359,128 3,635,764	1,332,040 0 0	543,375 686,000 0	591,522 285,218 141,512	22,020 21,800 54,731	4,224,714 3,052,146 4,537,392

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	2010 2009 2008	565,548 550,000 550,000	0 0 100,000	(6)	581,483 722,037 0	832,525 0 0	341,550 431,200 0	0 0 0	9,800 9,800 9,200	2,330,906 1,713,037 659,200

Steven J. Sell(7) President, Western Region Health Plan	2010	440,385	0		368,464	666,020	360,000	0	27,753	1,862,622

Steven D.Tough(8) President, Government Programs	2010 2009	512,115 494,711	0 0		472,095 594,619	666,020 0	308,999 392,000	0 0	29,424 24,213	1,988,653 1,505,543

(1)

Includes any amounts deferred pursuant to our nonqualified deferred compensation plan and/or amounts contributed by the executive to our 401(k) Plan. For 2010, includes the transfer of $4,615.38 and $2,692.31 by Messrs. Gellert and Woys, respectively, in paid-time-off (“PTO”) accruals as part of the Company’s PTO sharing program. For 2008, includes the transfer of $4,615 and $5,385 by Messrs. Gellert and Woys, respectively, in PTO accruals as part of the Company’s PTO sharing program.

(2)

The amounts shown represent grant date fair value of all stock awards granted in the year indicated, as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Notes to Consolidated Financial Statements, Note 2—Summary of Significant Accounting Policies and Note 8—Long-Term Equity Compensation of our 2010 Form 10-K and the corresponding notes to Health Net’s Consolidated Financial Statements for the years ended December 31, 2009 and 2008, respectively, in our Annual Reports on Form 10-K filed for those fiscal years (the “2009 Form 10-K” and “2008 Form 10-K”, respectively).

For 2010, the amounts shown represent the grant date fair value for (a) the restricted stock units granted to the named executive officer on February 22, 2010 under the 2006 Plan, which vest in equal installments on each of the first four anniversaries of the date of grant and (ii) with respect to Messrs. Woys, Capezza, Sell and Tough, the portion of the 2009 PSUs attributable to the achievement of the Strategic Performance Measure, as modified by the Compensation Committee in February 2010. Because the Compensation Committee exercised its discretion to modify the Strategic Performance Measure in February 2010, subsequent to the original grant date for the 2009 PSUs, FASB ASC Topic 718 requires the grant date fair value of the portion of the 2009 PSUs attributable to the Strategic Performance Measure to be recalculated as of the date of the modification. See the “How does the 2009 performance share program work?” section of the Compensation Discussion and Analysis for a full description of the 2009 PSUs and the Strategic Performance Measure.

(3)

The amounts shown represent grant date fair value of stock options granted in the year indicated, as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Notes to Consolidated Financial Statements, Note 2—Summary of Significant Accounting Policies and Note 8—Long-Term Equity Compensation of our 2010 Form 10-K and the corresponding notes to Health Net’s Consolidated Financial Statements in our 2009 Form 10-K and 2008 Form 10-K.

(4)	The amounts shown represent payments made pursuant to the EOIP. See the “Annual Performance-Based Incentive Cash Awards” section of the Compensation Discussion and Analysis for details of the EOIP.

(5)	The amounts shown represent perquisites and other compensation received, as applicable, and are detailed in the following supplemental “All Other Compensation Table” and accompanying narrative.

(6)	For 2008, represents an additional $100,000 payment in connection with additional costs related to his relocation.

(7)	Mr. Sell was not a named executive offer during fiscal years 2008 and 2009.

(8)	Mr. Tough was not a named executive officer during fiscal year 2008.

All Other Compensation Table

Name and Principal Position		Perquisites(1)					Miscellaneous(2)
	Year	Housing Allowance ($)(3)	Financial Counseling ($)(4)	Auto- mobile ($)(5)	Other ($)(6)	Total Perq- uisites ($)(7)	Company Contri- butions to 401(k) Plan ($)(8)	Total Misc. Compen- sation ($)	Grand Total All Other Compen- sation ($)
Jay M. Gellert	2010	53,838	5,000	21,654	0	80,492	9,800	9,800	90,292
James E. Woys	2010	0	0	12,000	220	12,220	9,800	9,800	22,020
Joseph C. Capezza, CPA	2010	N/A	N/A	N/A	N/A	N/A	9,800	9,800	9,800
Steven J. Sell	2010	0	4,821	12,000	1,132	17,953	9,800	9,800	27,753
Steven D. Tough	2010	0	3,870	0	25,554	29,424	0	0	29,424

(1)

During 2010, we did not provide any tax-gross up payments in connection with perquisites to named executive officers, except that Mr. Sell received a tax gross-up payment related to our reimbursement of travel expenses incurred by Mr. Sell’s spouse while accompanying him on a business-related sales trip, which reimbursement and corresponding gross-up payments were collectively less than $10,000 and are reflected in the “Other” column above. See the “What are the elements of named executive officer compensation and why do we provide each element?—Perquisites and other Personal Benefits” section of the Compensation Discussion and Analysis for additional information.

(2)	Company paid life insurance premiums have not been included in the Summary Compensation Table as this benefit does not discriminate in scope, terms or operation in favor of executive officers.

(3)

During 2010, Mr. Gellert received housing allowance benefits pursuant to his employment agreement. His housing allowance benefits represented an average monthly housing rental and utilities payment of $4,425.

(4)

Messrs. Gellert, Woys, Capezza, Sell and Tough are entitled to reimbursement of up to $5,000 per year for costs incurred for personal financial counseling services, including tax preparation, estate and/or tax planning, so long as the executive remains employed by us. Messrs. Gellert, Sell and Tough were reimbursed for financial counseling during 2010 in the amounts of $5,000, 4,821 and 3,870, respectively. Mr. Capezza received reimbursement for costs incurred for such personal financial counseling services, but such amounts are not included because the aggregate amount of perquisites paid to Mr. Capezza did not exceed $10,000 during fiscal 2010.

(5)

Although our automobile allowance program terminated in 2003, Mr. Woys and Mr. Gellert continue to receive benefits that have been “grandfathered” under the program. Mr. Woys receives a monthly automobile allowance in the amount of $1,000. Mr. Gellert is provided with a corporate car in lieu of cash automobile allowance. For 2010, we provided him with the use of a corporate car for which $1,395 represents the imputed income recognized for his personal use of such car and $20,259 represents the incremental cost to us for his exclusive use of (a) through April 2010, a purchased car based on the depreciation of the purchase price of the car and related insurance (b) beginning in May 2010, a leased car based on such car’s monthly lease and related insurance.

(6)

Mr. Tough’s employment agreement provides him with “grandfathered” lifetime medical, dental and vision health benefits for himself and his dependents as a result of the Company’s acquisition of FHC in 1997. His health benefits represented an average monthly benefit of $2,103 for 2010. The amount for Mr. Woys includes reimbursement of costs incurred for a physical exam required pursuant to the terms of his employment agreement. For Mr. Sell, the amount represents our reimbursement of travel expenses incurred by Mr. Sell’s spouse while accompanying him on a business-related sales trip and a related tax gross-up payment.

(7)

The amounts shown represent the total sum of all perquisites received by the named executive officers. Mr. Capezza does not have amounts shown because the aggregate value of his total perquisites was less than $10,000 during 2010.

(8)	The amounts shown represent our matching contribution to the 401(k) Plan for the benefit of the named executive officer.

GRANTS OF PLAN-BASED AWARDS FOR 2010

Name and Principal Position	Grant Date	Estimated future potential payouts under non-equity incentive plan awards(1)				Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)(4)		All other option awards: number of securities unde- rlying options (#)		Exercise or Base Price of Option Awards ($)	Grant date fair value of stock and option awards ($)
		Threshold ($)		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jay M. Gellert President and Chief Executive Officer	2/22/2010		(1)	1,620,000	3,240,000	—	—	—	37,500	(2)	—		—	863,588	(2)
	2/22/2010	—		—	—	—	—	—	—		249,750	(3)	23.03	2,497,575	(3)

James E. Woys Executive Vice President and Chief Operating Officer	2/22/2010		(1)	700,000	1,400,000	—	—	—	20,000	(2)	—		—	460,580	(2)
	2/22/2010	—		—	—	—	—	—	—		133,200	(3)	23.03	1,332,040	(3)

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	2/22/2010		(1)	455,400	910,800	—	—	—	12,500	(2)	—		—	287,863	(2)
	2/22/2010	—		—	—	—	—	—	—		83,250	(3)	23.03	832,525	(3)

Steven J. Sell President Western Region Health Plan	2/22/2010		(1)	360,000	720,000	—	—	—	10,000	(2)	—		—	230,290	(2)
	2/22/2010	—		—	—	—	—	—	—		66,600	(3)	23.03	666,020	(3)

Steven D. Tough President Government Programs	2/22/2010		(1)	411,999	823,998	—	—	—	10,000	(2)	—		—	230,290	(2)
	2/22/2010	—		—	—	—	—	—	—		66,600	(3)	23.03	666,020	(3)

(1)

The amounts shown represent potential non-equity incentive plan awards under the EOIP in 2010. There is no threshold or minimum amount payable under the EOIP. Actual EOIP payouts for 2010 were determined based upon a combination of two performance ratings: Company Performance Score and Individual Performance Rating. The 2010 EOIP bonus formula for our named executive officers is as follows:

Bonus = Target Bonus x Company Performance Score x Individual Performance Rating

•	2010 Company Performance Score—Ranges from 0 – 100% or above 100% at the Compensation Committee’s discretion based on the achievement of pre-established performance goals.

•	Individual Performance Rating—Ranges from 0 – 150%, based in part on performance factors.

An individual’s final bonus score is the product of these percentages, but awards are capped at 200% of the executive’s target bonus. For 2010, the Company Performance Score was based on a pre-established PTI target of $402.7 million. The Individual Performance Ratings were based on individual performance factors that varied among the named executive officers as well as other factors. For a more complete description of the EOIP, including how actual payouts are determined and how 2010 PTI was calculated, see the “Analysis of Compensation During Fiscal 2010—Annual Performance-Based Incentive Cash Awards” section and the introduction of the Compensation Discussion and Analysis.

(2)

Represents restricted stock units granted on February 22, 2010 pursuant to the 2006 Plan, which vest in equal installments on each of the first four anniversaries of the date of grant, subject to accelerated vesting for specified change of control situations followed by a termination of employment. The grant date fair value, determined in accordance with FASB ASC Topic 718, was calculated by multiplying the closing price of our Common Stock on the date of grant ($23.03 per share) by the number of restricted stock units granted, and then subtracting the par value of $0.001 per share of Common Stock, which is required to be paid by award recipients.

(3)

Represents nonqualified stock options granted on February 22, 2010 pursuant to the 2006 Plan. The grants provide for cliff vesting of 100% of the underlying shares on the third anniversary of the date of grant, subject to accelerated vesting in specified change in control situations followed by a termination of employment. The grant date fair value shown is based on a per share value of $10.0003. This is calculated by using a closed-form option valuation model (Black-Scholes), in accordance with FASB ASC Topic 718, based on the following assumptions: exercise price of option of $23.03, expected option life of 5.46 years, expected volatility for options of 43.5%, expected dividend yield of 0% and a risk-free interest rate of 2.71%.

(4)

As described in footnote (2) to the “Summary Compensation Table” above, in February 2010, the Compensation Committee exercised its discretion to modify the Strategic Performance Measure and deemed the performance measure to be achieved, resulting in an award of an additional 30% of the target shares underlying the 2009 PSUs. These shares are not shown in this “Grants of Plan-Based Awards for 2010” table, as they were previously reflected in the “Estimated future payouts under equity incentive plan awards” (maximum) column of the Grants of Plan-Based Awards for 2009 table of our proxy statement for the Annual Meeting of Stockholders held on May 12, 2010 and consisted of the following number of shares: Mr. Woys (24,000), Mr. Capezza (12,750) and Mr. Tough (10,500). Mr. Gellert declined consideration for a 2009 long-term incentive grant, and therefore did not receive an award of 2009 PSUs. Although Mr. Sell was not a named executive officer in 2009, he received a grant of 2009 PSUs and, upon the modification in February 2010, received 6,000 shares underlying the 2009 PSUs. Vesting of the 2009 PSUs is subject to continued employment of the named executive officer through the date on which the Compensation Committee makes a determination regarding the satisfaction of the same, which shall occur as soon as practicable following December 31, 2011 and in any event, no later than February 17, 2012, the third anniversary of the grant date. See the “How does the 2009 performance share program work?” section of the Compensation Discussion and Analysis for a full description of the 2009 PSUs.

Narrative to Summary Compensation Table and Plan-Based Awards Table

Material Terms of Agreements and Plans

Employment Agreements with Named Executive Officers in General.    We have entered into employment agreements with all of the named executive officers. In general, the named executive officers’ employment agreements entitle the officer to a minimum base salary and the ability to participate in various incentive compensation, equity, insurance and employee benefit plans, including paid time off, holidays, health and welfare insurance, 401(k) Plan, deferred compensation, financial counseling and tuition reimbursement plans, if the executive officer meets the applicable participation requirements. All of the named executive officers are eligible to participate in the EOIP, which provides them the opportunity to earn each plan year a specified target percentage of his or her base salary (with the actual bonus payment ranging from 0% to 200% of target depending on the actual results achieved) as additional compensation in accordance with the terms of the EOIP. Any future equity grants will be made to the named executive officers at the discretion of the Compensation Committee.

The named executive officers’ employment agreements also provide for certain severance payment arrangements, which are detailed in the “Potential Payments Upon Termination or Change in Control” table and the accompanying narrative herein.

Below is a brief summary of additional material terms contained in each named executive officer’s employment agreement with us. Each of these agreements are filed as an exhibit to our 2010 Form 10-K and the following summaries are qualified in their entirety by reference to those agreements. Under these employment agreements, the executive’s employment relationship with Health Net is at-will, meaning that the executive and Health Net may terminate the employment relationship at any time, with or without advance notice and with or without Cause (as defined below).

Employment Agreement with Mr. Gellert.    On December 3, 2008, Health Net, Inc. and Mr. Gellert entered into an Amended and Restated Employment Agreement (the “Gellert Agreement”), which amended and restated all prior employment agreements between Mr. Gellert and us. Under the Gellert Agreement, Mr. Gellert’s annual base salary is $1,200,000 (with such adjustments as may be made from time to time), and he is currently eligible to receive an annual cash bonus under the EOIP with a target equal to 135% of his annual base salary. The Gellert Agreement provides Mr. Gellert with housing in Woodland Hills, California at a reasonable monthly cost and reimbursement for Mr. Gellert’s weekend trips to his residence in Northern California. In addition, if Mr. Gellert decides to relocate to Southern California, he is entitled to specific relocation benefits. We provide Mr. Gellert with the use of a corporate car, and he reports his personal use of the car as a taxable benefit. The Gellert Agreement provides for Mr. Gellert’s participation in the SERP in which Mr. Gellert is vested at 100% based on his current tenure with us.

Employment Agreement with Mr. Woys.    On December 3, 2008, Health Net, Inc. and Mr. Woys entered into an Amended and Restated Employment Agreement (the “Woys Agreement”), which amended and restated all prior employment agreements between Mr. Woys and us. Under the Woys Agreement, Mr. Woys’ annual base salary is $700,000 (with such adjustments as may be made from time to time), and he is eligible to receive an annual cash bonus under the EOIP with a target equal to 100% of his annual base salary. In addition, Mr. Woys is entitled to a car allowance of $1,000 per month since he was eligible for this benefit prior to our termination of the car allowance program. Further, the Woys Agreement provides for Mr. Woys’ participation in the SERP in which Mr. Woys is vested at 100% based on his current tenure with us.

Employment Agreement with Mr. Capezza.    On December 3, 2008, Health Net, Inc. and Mr. Capezza entered into an employment agreement (the “Capezza Agreement”), which amended and restated the employment agreement dated October 9, 2007 between Mr. Capezza and us. Under the Capezza Agreement, Mr. Capezza’s annual base salary is $550,000 (with such adjustments as may be made from time to time), and he is eligible to receive an annual cash bonus under the EOIP with a target equal to 80% of his annual base salary.

Employment Agreement with Mr. Sell.    On February 22, 2010, Health Net, Inc. and Mr. Sell entered into an employment agreement (the “Sell Agreement”) which amended and restated the employment agreement dated April 6, 2009 between Mr. Sell and us. Under the Sell Agreement, Mr. Sell’s annual base salary is $450,000 (with such adjustments as may be made from time to time), and he is eligible to receive an annual cash bonus under the EOIP with a target equal to 80% of his annual base salary.

Employment Agreement with Mr. Tough.    On February 17, 2009, Health Net, Inc. and Mr. Tough entered into an employment agreement (the “Tough Agreement”) which amended and restated the employment agreement dated January 25, 2006 between Mr. Tough and us. Under the Tough Agreement, Mr. Tough’s annual base salary is $500,000 (with such adjustments as may be made from time to time), and he is eligible to receive an annual cash bonus under the EOIP with a target equal to 80% of his annual base salary. The Tough Agreement provides Mr. Tough with “grandfathered” lifetime medical, dental and vision health benefits for himself and his dependents as a result of the Company’s acquisition of FHC in 1997.

Outstanding Equity Awards at Fiscal Year-End for 2010

Name and Principal Position	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised option (#) unexercisable		Option exercise price ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)(2)
Jay M. Gellert President and Chief Executive Officer	650,000	0		$23.02	02/09/2011	—		—	—		—
	325,000	0		$22.64	08/12/2012	—		—	—		—
	325,000	0		$24.06	02/20/2013	—		—	—		—
	250,000	0		$45.64	04/11/2016	—		—	—		—
		249,750	(3)	$23.03	02/22/2017	37,500	(4)	1,023,338	—		—
	—	—		—	—	18,750	(5)	511,669	0	(6)	0
James E. Woys Executive Vice President and Chief Operating Officer	54,000	0		$23.02	02/09/2011	—		—	—		—
	50,000	0		$22.64	08/12/2012	—		—	—		—
	60,000	0		$24.06	02/20/2013	—		—	—		—
	40,000	0		$31.92	09/22/2013	—		—	—		—
	192,000	0		$23.64	03/25/2014	—		—	—		—
	100,000	0		$32.59	05/13/2015	—		—	—		—
	50,000	0		$45.64	04/11/2016	—		—	—		—
		133,200	(3)	$23.03	02/22/2017	20,000	(4)	545,780	—		—
	—	—		—	—	19,000	(5)	518,491	0	(6)	0
	—	—		—	—	16,250	(7)	443,446	—		—
	—	—		—	—	128,400	(8)	3,503,908	—		—

Joseph C. Capezza Executive Vice President and Chief Financial Officer		83,250	(3)	$23.03	02/22/2017	12,500	(4)	341,113
	—	—		—	—	20,000	(9)	545,780	0	(6)	0
	—	—		—	—	68,213	(8)	1,861,465	—		—

Steven J. Sell President Western Region Health Plan	2,100	0		$28.90	02/17/2014	—		—	—		—
	4,500	0		$29.20	02/24/2015	—		—	—		—
	3,500	0		$49.06	03/02/2016	—		—	—		—
		66,600	(3)	$23.03	02/22/2017	10,000	(4)	272,890	—		—
	—	—		—	—	2,000	(5)	54,578	0	(6)	0
	—	—		—	—	32,100	(8)	875,977	—		—

Steven D. Tough President Government Programs	15,000	0		$48.04	02/03/2016	—			—		—
		66,600	(3)	$23.03	02/22/2017	10,000	(4)	272,890	—		—
	—	—		—	—	5,312	(7)	144,959	—		—
	—	—		—	—	7,500	(5)	204,668	0	(6)	0
	—	—		—	—	56,175	(8)	1,532,960	—		—

(1)	The exercise price of each stock option grant is equal to the closing price of our Common Stock on the NYSE on the date of grant.

(2)

Amounts shown represent the intrinsic value of unvested stock awards calculated by multiplying the number of shares by the closing price of our Common Stock on December 31, 2010 of $27.29, and then subtracting the par value of $0.001 per share.

(3)	Stock options scheduled to cliff vest at 100% on February 22, 2013.

(4)	25% of the restricted stock units vested on February 22, 2011. The remaining restricted stock units are scheduled to vest at a rate of 25% per annum on February 22, 2012, 2013 and 2014.

(5)	Restricted stock units scheduled to vest on February 18, 2012.

(6)

Performance share units granted on February 18, 2008 (or November 1, 2007, in the case of Mr. Capezza in connection with his new hire equity grant). The 2008 PSUs were scheduled to cliff vest on a date as soon as practicable following the completion of the performance period if the threshold performance measures were achieved. In February, 2011, the Compensation Committee determined that the Company did not attain the threshold PTI and PTI margin levels for fiscal year 2010. Accordingly, the 2008 PSUs did not vest. See the “Long-Term Equity Compensation” section of the Compensation Discussion and Analysis for additional detail on the 2008 PSUs.

(7)	Restricted stock units, which vested on February 23, 2011.

(8)

Represents 160.5% of the target shares, with respect to the 2009 PSUs based on (i) achievement of the 2009 PTI Performance Measure at 100.2% of the target level of $383.7 million of PTI for fiscal 2009, resulting in 100.5% of the target shares being issued, (ii) achievement of the Strategic Performance Measure, as modified by the Compensation Committee, resulting in an additional 30% of target shares, and (iii) achievement of the 2010 PTI Performance Measure, resulting in an additional 30% of target shares. Vesting of the 2009 PSUs is subject to continued employment of the named executive officer through the date on which the Compensation Committee makes a determination regarding the same, which shall occur as soon as practicable following December 31, 2011 and in any event, no later than February 17, 2012, the third anniversary of the grant date. See the “How does the 2009 performance share program work?” section of the Compensation Discussion and Analysis for a full description of the 2009 PSUs and how PTI is calculated.

(9)	Restricted stock units scheduled to vest on November 1, 2011.

Option Exercises and Stock Vested for 2010

Name and Principal Position	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Jay M. Gellert President and Chief Executive Officer	0	0	143,750	3,280,419

James E. Woys Executive Vice President and Chief Operating Officer	0	0	44,000	1,013,376

Joseph C. Capezza, CPA Executive Vice President and Chief Financial Officer	0	0	0	0

Steven J. Sell President Western Region Health Plan	0	0	3,750	88,996

Steven D. Tough President Government Programs	0	0	7,500	175,718

(1)

Value realized on the exercise of stock options was calculated by multiplying the number of shares of Common Stock acquired on exercise by the difference between the closing market price of a share of Common Stock on the date of exercise, and the option’s exercise price.

(2)

Value realized on vesting was calculated by multiplying the number of shares of Common Stock acquired by the difference between the closing market price of a share of Common Stock on the vesting date, and the par value of $0.001 per share.

PENSION BENEFITS FOR 2010

Name and Principal Position	Plan Name	Number of years of credited service (#)(1)	Present value of accumulated benefit ($)(2)	Payments during last fiscal year ($)
Jay M. Gellert President and Chief Executive Officer	Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan	14.5	6,167,133	0

James E. Woys Executive Vice President and Chief Operating Officer	Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan	24.1667	2,075,749	0

(1)	Credited service is equal to actual service for Messrs. Gellert and Woys.

(2)

The amounts represented are calculated as of December 31, 2010 using a 5.4% discount rate. Mortality is calculated according to the RP 2000 mortality table and is projected eight years beyond the disclosure date, assuming post-retirement mortality only. Benefit shown is one hundred percent (100%) vested for Messers. Gellert and Woys.

Narrative to Pension Benefits Table

We maintain the Health Net, Inc. Amended and Restated Supplemental Executive Retirement Plan (“SERP”). The program covers Messrs. Gellert and Woys, one additional executive officer and sixteen (16) inactive associates. Benefits under the SERP are not funded; they remain subject to the claims of our creditors. The SERP is a defined benefit plan designed to provide a Health Net-paid retirement annuity of 50% of the executive’s average pay at retirement if the executive works until age 62 and is actively employed for 15 years. The target retirement benefit is calculated at 50% of the average over the last 60 months of employment using the executive’s base pay, plus any bonus earned. This benefit is prorated for less than 15 years service at age 62 and/or if the executive leaves employment before the age of 62. It is then multiplied by a vesting percentage (0% if under five years of service; 10% after five years; 20% after six years; 40% after seven years; 60% after eight years; 80% after nine years and 100% for ten or more years of service).

The target benefit, after prorating and multiplying by the vesting percentage, is further reduced by other Health Net-paid retirement benefits, whether tax-qualified or nonqualified, including the employer-paid portion of Social Security retirement benefits, the 401(k) Plan employer matching contributions and any other prior SERP profit-sharing plans. The net benefit is payable as an annuity for the executive’s lifetime, beginning at age 62, unless the participant elects to receive a discounted early retirement benefit commencing between ages 55 and 62. A retired executive may elect to begin receiving reduced payments after age 55 and before age 62 and/or to elect a form of payment that provides reduced payments during his or her lifetime and continues a portion of that benefit to the surviving spouse, subject to the rules of Section 409A.

NONQUALIFIED DEFERRED COMPENSATION FOR 2010

Name and Principal Position	Executive contribution in last fiscal year ($)(1)	Registrant contribution in last fiscal year ($)	Aggregate earnings in last fiscal year ($)	Aggregate withdrawals / distributions ($)	Aggregate balance at last fiscal year end ($)(1)
Steven J. Sell President Western Region Health Plan	180,000	0	0	0	0

(1)

The contribution is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” and represents a portion of the cash incentive award earned by the executive in 2010 and contributed to the Health Net, Inc. Deferred Compensation Plan in 2011.

Narrative to Nonqualified Deferred Compensation Table

All named executive officers are eligible to participate in the Health Net, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”); however, Mr. Sell is the only executive who participated in the Deferred Compensation Plan during 2010. Mr. Sell elected to defer a portion of his 2010 EOIP award, which Mr. Sell earned in 2010 but was not paid until 2011, to the Deferred Compensation Plan. Because we did not credit the amount contributed by Mr. Sell in 2010 to his Deferred Compensation Plan account until 2011, the aggregate balance at December 31, 2010 is reflected as zero in the table above.

The Deferred Compensation Plan is also available to all of our associates at the director level and above who earn a minimum annual base salary of $100,000. The Deferred Compensation Plan provides an important supplement to our 401(k) Plan. The Deferred Compensation Plan allows participants to set aside tax-deferred dollars for the future and reduce their current income tax liability. Deferred amounts can be between five percent and ninety percent (5% and 90%) of base salary and between five percent and one hundred percent (5% and 100%) of “other compensation.” All amounts deferred under the Deferred Compensation Plan are fully vested. The Deferred Compensation Plan has been designed so that federal and state income tax on the monies deferred is not due until such time as the account balance is paid to a participant. Participants can elect distribution of their account balances from a given year to be paid to them while they are still working or they can elect to have payments made to them in the event of their separation from service with us. Payments can be made in a lump sum payment or as annual installments over a period of greater than two years and less than ten years.

Participants set aside tax-deferred dollars to track the performance of the investment fund(s) available in the plan’s portfolio of funds. While the deferred dollars are not actually invested in the investment fund(s), earnings or losses of the trucking fund are applied to the participant’s deferral dollars as if they were invested in the fund. Participants may make changes to their investment choices daily.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

We have entered into employment agreements with each of our named executive officers. Although these agreements provide that an executive’s employment with Health Net may be terminated by either the executive or by us at any time, for any reason and with or without notice, they do provide certain payments and benefits in the event of the executive’s termination without Cause (as defined below) or, in most cases, in connection with a change of control. In general, these benefits include lump-sum payments equal to a multiple of base salary and continued health and welfare benefit coverage for a certain defined term. In addition, under certain conditions a change in control will trigger accelerated vesting for all, or a portion of, equity awards granted to each executive as described in more detail below in this section of the proxy entitled “Plan-Based Awards.” Generally, the severance and change in control provisions of our executive employment agreements are very similar. However, the terms of Mr. Gellert’s employment agreement vary somewhat, and therefore are discussed separately below.

Under the severance terms of each named executive officer’s employment agreement, in order to receive severance payments, a terminated executive (or his beneficiaries or estate, as applicable) must execute a separation agreement, waiver and release of claims substantially in the form prescribed by their agreement, which, among other things, precludes the terminated executive from competing with us for a period of up to one year post-termination, depending on the applicable circumstances, and releases all claims against us.

Severance Terms of Employment Agreements with our Named Executive Officers (other than Mr. Gellert)

Generally under the terms of these agreements, in the event that we terminate an executive’s employment without cause (other than during the two year period following a change in control), Messrs. Woys and Capezza will be entitled to receive:

•	a one-time lump sum payment equivalent to 24 months of the executive’s then-current base salary;

•	benefit continuation for the executive and his or her dependants for an initial period of six months following the termination date; and

•	payment of COBRA premiums for an additional 18-month period upon expiration of such six-month period, provided the executive properly elects to continue those benefits under COBRA.

Mr. Sell will be entitled to similar benefits, consisting of (i) a one-time lump sum payment equivalent to 12 months of his then-current base salary and (ii) payment of COBRA premiums for a 12-month period following his termination date, provided Mr. Sell properly elects to continue those benefits under COBRA.

Pursuant to the Tough Agreement, in the event that we terminate his employment without Cause, Mr. Tough will be entitled to receive a one-time lump sum payment equivalent to 12 months of Mr. Tough’s then-current base salary. In the event that his employment is terminated due to death or Disability (as defined below), Mr. Tough or his beneficiaries or estate would be entitled to a lump-sum payment equal to one times (1x) his then-current annual base salary. In addition, the Tough Agreement provides Mr. Tough with “grandfathered” lifetime medical, dental and vision health benefits for himself and his dependents as a result of the Company’s acquisition of FHC in 1997.

With respect to Messrs. Woys, Capezza and Sell, if their employment is terminated due to death or Disability, the executive or his beneficiaries or estate would be entitled to continuation of benefits for a period of twelve months and a lump-sum payment equal to one times (1x) the executive’s then-current annual base salary.

If, at any time within two years after a change in control, we terminate an executive without Cause or the executive voluntarily terminates his or her employment for good reason, Messrs. Woys and Capezza will be entitled to receive:

•	a one-time lump sum payment equivalent to 36 months of the executive’s then-current annual base salary;

•	benefit continuation for the executive and his or her dependants for an initial period of 18 months; and

•	payment of COBRA premiums for an additional 18-month period provided the executive properly elects to continue those benefits under COBRA.

Mr. Sell will be entitled to similar benefits, consisting of (i) a one-time lump sum payment equivalent to 12 months of his then-current base salary and (ii) payment of COBRA premiums for a 12-month period following his termination date, provided Mr. Sell properly elects to continue those benefits under COBRA.

This change in control severance benefit will be forfeited in the case of a voluntary termination by the executive for good reason if we request in writing, prior to his or her resignation, that he continue in our employ for ninety days following the change in control, and he voluntarily leaves our employ prior to the expiration of that ninety day period. The Tough agreement does not provide a change in control severance benefit.

In the event that Messrs. Woys, Capezza or Sell voluntarily terminate their employment at any time (other than for good reason within two years after a change in control), or we terminate the executive for Cause, the executive would not be eligible to receive any of the severance benefits provided under their employment agreements.

With respect to Messrs. Woys and Capezza, if the severance and change in control payments and benefits provided under the applicable executive employment agreement or otherwise constitute “parachute payments” under Section 280G of the Code, and if at least $50,000 of such payments are subject to the excise tax imposed by Section 4999 of the Code, each of the covered executives will receive (i) a payment sufficient to pay those excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of that payment (together, a “Gross-Up Payment”), except that Mr. Capezza was only entitled to such Gross-Up Payments for any taxes incurred prior to December 31, 2009. If the amount of such “parachute payments” subject to excise taxes does not exceed $50,000, no Gross-Up Payment will be paid and the executive’s severance payments will be reduced (if necessary, to zero) so that no portion of the severance payments is subject to the imposition of excise taxes.

With respect to Mr. Sell, to the extent that any severance and change in control payments and benefits provided under her employment agreement or otherwise constitute “parachute payments” then such payments and benefits shall be reduced to the extent necessary such that no portion of the payments and benefits is subject to the imposition of excise taxes, but only if the net amount of such payment and benefits, as so reduced (and after subtracting any additional taxes due on such reduced payments and benefits) is greater than or equal to the net amount of such payments and benefits without such reduction (but after subtracting the net amount of excise taxes and all additional taxes due on such unreduced payments and benefits).

For purposes of these employment agreements, “change in control” is generally defined to mean (i) the acquisition by any person or group (as defined by the Securities Exchange Act of 1934, as amended) of 20% or more of our voting stock; (ii) a change in the majority of incumbent board members as a result of a tender offer, merger, sale of assets or other major transaction; (iii) our merger or consolidation with any other entity pursuant to which our shareholders immediately prior to the transaction own less than 80% or the outstanding securities of the combined entity; (iv) the consummation of a tender or exchange offer for 20% or more of our outstanding securities; (v) the transfer of substantially all of our assets to another person (other than a wholly-owned subsidiary); or (vi) our entry into a management agreement that grants a third party authority to hire or fire the executive. The Tough Agreement does not include any provisions with respect to “parachute payments” under Section 280G of the Code.

With respect to Messrs. Woys, Capezza and Sell, “Good Reason” generally means (i) a substantial reduction in the scope of executive’s authority, duties or responsibilities with us, other than in connection with a termination due to Disability, normal retirement, for Cause or by the executive voluntarily other than for Good Reason; (ii) a material reduction in compensation (i.e., base salary and/or annual target bonus); (iii) a relocation of more than 50 miles (provided that such proposed relocation results in a materially greater commute for the executive); or (iv) our failure to provide for the successor entity in any merger, consolidation or transfer of assets to assume our obligations under the executive’s employment agreement; provided, however, that the executive must provide us notice of the existence of the condition described above within ninety (90) days of the initial existence of the condition, upon the notice of which we will have thirty (30) days during which it may remedy the condition, in accordance with Treasury Regulation Section 1.409A-1(n)(2)(ii). The Tough Agreement does not include a definition of Good Reason.

“Cause” is generally defined as (i) an act of dishonesty causing harm to us or any of our affiliates; (ii) the material breach of our Code of Conduct or our ethics and compliance procedures; (iii) habitual drunkenness or narcotic drug addiction; (iv) conviction of a felony or a misdemeanor involving moral turpitude; (v) willful refusal to perform or gross neglect of duties; (vi) the willful breach of any law that, directly or indirectly, affects us or our affiliates; (vii) a material breach by the executive following a change in control of those duties and responsibilities that do not differ in any material respect from the executive’s duties and responsibilities during the 90-day period immediately prior to such change in control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the executive’s part, committed in bad faith or without reasonable belief that such breach is in our best interests and which is not remedied in a reasonable period of time after receipt of written notice from us specifying such breach, or (viii) breach of the executive’s obligations under his employment agreement (or under any other policy) to protect our proprietary and confidential information.

“Disability” means the executive’s absence from his duties with us on a full-time basis for at least 180 consecutive days as a result of his incapacity due to physical or mental illness.

Severance Terms of Mr. Gellert’s Employment Agreement

In the event that we terminate the employment of Mr. Gellert without Cause (other than during a two-year period following a change of control), Mr. Gellert will be entitled to receive a lump sum $6,000,000 severance payment. If, during a two-year period following a change in control, we terminate Mr. Gellert without Cause or he voluntarily resigns for “good reason” (and gives us at least 14 days’ prior written notice of such resignation and otherwise complies with the Section 409A timing requirements noted below), he will be entitled to a lump sum payment of $6,000,000, and any options which vested prior to his termination will continue to remain exercisable for two years following his date of termination or until the options’ general termination date, whichever is shorter.

If the severance and change in control payments and benefits provided under the Gellert Agreement or otherwise constitute “parachute payments” under Section 280G of the Code, and at least $50,000 of such payments are subject to the excise tax imposed by Section 4999 of the Code, Mr. Gellert will receive a Gross-Up Payment. If the amount of such “parachute payments” subject to excise taxes does not exceed $50,000, no Gross-Up Payment will be paid and Mr. Gellert’s severance payments will be reduced (if necessary, to zero) so that no portion of the severance payments is subject to the imposition of excise taxes.

For purposes of the Gellert Agreement only, “change in control” is defined as (i) a 51% change in beneficial ownership of our capital stock in a single transaction; (ii) a change in the majority of our outside directors over a two year period, other than changes approved by the then-current Board of Directors; (iii) the sale of substantially all our assets; or (iv) our liquidation or dissolution.

For purposes of the Gellert Agreement only, the term “good reason” means if any of the following occurs, without Mr. Gellert’s consent, within two years following the effective date of a Change of Control (as defined in the Gellert Agreement) (i) a material reduction in Mr. Gellert’s duties, responsibilities or salary; or (ii) his relocation outside California, provided, however, that Mr. Gellert must provide us notice of the existence of the condition described above within ninety (90) days of the initial existence of the condition, upon the notice of which we will have thirty (30) days during which it may remedy the condition, in accordance with Treasury Regulation Section 1.409A-1(n)(2)(ii).

Plan-Based Awards

For all option grants, upon voluntary termination, optionees may exercise vested options for up to one month from the termination date. Upon involuntary termination for reasons other than Cause, optionees may exercise vested options for up to three months from the termination date.

Upon termination due to death and/or Disability (or retirement for options granted on or after March 2, 2006 and prior to January 14, 2009), vested options may generally be exercised for up to 12 months from the termination date by the optionee or by the optionee’s personal representative. Upon terminating an executive for “cause” (as defined in such executive’s employment agreement), all options will be cancelled and forfeited by the executive.

With respect to the performance share grants to our named executive officers, the 2009 PSUs will become fully vested upon a change in control at a level assuming the achievement of target performance. No awards may be earned under the 2008 PSUs because the Company did not attain the performance thresholds for the fiscal year ended December 31, 2010. For additional information on the 2009 and 2008 PSUs, see the “Long-Term Equity Compensation” section of the CD&A.

Effective for all options, restricted stock and restricted stock units granted prior to March 2, 2006, a change in control will trigger accelerated vesting. For option, restricted stock and restricted stock unit grants made after March 2, 2006, accelerated vesting is triggered only upon the occurrence of both a change in control and involuntary termination of employment by the acquirer or by the executive under the definition of “good reason” within two years of such change in control.

Also effective with equity grants made on or after March 2, 2006 and prior to January 14, 2009, we have defined a qualified “retirement” as voluntary resignation at age 55 or older and a minimum of ten years of employment service. In the case of a qualified retirement, equity grants (other than performance shares) will vest immediately on a prorated basis based on the number of full calendar years that have elapsed since the date of grant and the number of full calendar years in the vesting period. In the case of a qualified retirement, a prorated portion of performance shares that have not yet vested will continue to remain eligible to vest on the normal vesting date of the grant. Such portion will be based on the number of calendar days that have elapsed since the date of grant and the total number of calendar days in the vesting period. Recipients of such performance share awards must be actively employed for a minimum of two years of the three-year performance cycle to be eligible for prorated vesting in connection with a qualified retirement. Prorated vesting upon retirement is not applicable to the 2009 PSUs.

In accordance with the rules of the SEC, the following table presents our reasonable estimates of the benefits payable to our named executive officers assuming, that each of the following scenarios occurred on December 31, 2010: (i) a change in control, (ii) an involuntary termination of employment without Cause or a resignation for good reason simultaneous with a change in control, (iii) retirement, (iv) death or Disability and (v) an involuntary termination of employment without Cause or a resignation for good reason. A description of the material terms of our severance and change in control arrangements can be found elsewhere in this proxy statement under “Severance and Change in Control Arrangements.” Excluded are benefits provided to all employees, such as accrued vacation and benefits payable under our life and other insurance policies. Also excluded are benefits previously accrued under our SERP, including the SERP benefits for Messrs. Gellert and Woys, in which they were one hundred percent (100%) vested as of December 31, 2009. For information on such accrued benefits see the “Pension Benefits for 2010” table shown elsewhere in the proxy statement. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that the named executive officers will receive the amounts shown.

The following table presents information with respect to outstanding equity awards as of December 31, 2010:

POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

		Change in Control
Name and Principal Position	Compensation Components	Occurrence of Change in Control ($)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)	Retirement ($)(1)	Death & Disability ($)(2)	Involuntary Termination Without Cause or Voluntary Resignation for Good Reason ($)
Jay M. Gellert	Severance	0	6,000,000	0	0	6,000,000
President and Chief Executive Officer	Intrinsic Value of Accelerated Equity:(3)
	Stock Options	0	1,063,935	0	0	0
	Restricted Stock Units	0	1,535,006	255,834	0	255,834
	Performance Share Units	3,070,013	3,070,013	0	0	0
	Health Benefits(4)	0	0	0	0	0
	Excise Tax Gross-Up Payment(5)	0	0	0	0	0
	Total Value	3,070,013	11,668,954	255,834	0	6,255,834

James E. Woys	Severance	0	2,173,500	0	724,500	1,449,000
Executive Vice President and Chief Operating Officer	Intrinsic Value of Accelerated Equity:(3)
	Stock Options	0	567,432	0	0	0
	Restricted Stock Units	0	1,507,717	0	0	0
	Performance Share Units	3,220,102	3,220,102	0	0	0
	Health Benefits(4)	0	76,496	0	25,499	50,997
	Excise Tax Gross-Up Payment(5)	0	1,524,202	0	0	0
	Total Value	3,220,102	9,069,449	0	749,999	1,499,997

Joseph C. Capezza, CPA	Severance	0	1,707,750	0	569,250	1,138,500
Executive Vice President and Chief Financial Officer	Intrinsic Value of Accelerated Equity:(3)
	Stock Options	0	354,645	0	0	0
	Restricted Stock Units	0	886,893	0	0	0
	Performance Share Units	2,251,343	2,251,343	0	0	0
	Health Benefits(4)	0	40,141	0	13,380	26,761
	Excise Tax Gross-Up Payment(5)	N/A	N/A	N/A	N/A	N/A
	Total Value	2,251,343	5,240,772	0	582,630	1,165,261

Steven J. Sell	Severance	0	450,000	0	450,000	450,000
President Western Region Health Plan	Intrinsic Value of Accelerated Equity: (3)
	Stock Options	0	283,716	0	0	0
	Restricted Stock Units	0	327,468	0	0	0
	Performance Share Units	654,936	654,936	0	0	0
	Health Benefits(4)	0	69,950	0	23,317	46,633
	Excise Tax Gross-Up Payment(5)	N/A	N/A	N/A	N/A	N/A
	Total Value	654,936	1,786,070	0	473,317	496,633

Steven D. Tough	Severance	0	0	0	514,999	514,999
President Government Programs	Intrinsic Value of Accelerated Equity:(3)
	Stock Options	0	283,716	0	0	0
	Restricted Stock Units	0	622,517	0	0	0
	Performance Share Units	1,364,450	1,364,450	0	0	0
	Health Benefits(4)	316,030	316,030	316,030	316,030	316,030
	Excise Tax Gross-Up Payment(5)	N/A	N/A	N/A	N/A	N/A
	Total Value	1,680,480	2,586,713	316,030	831,029	831,029

Unless otherwise indicated below, amounts represented in the table shall be paid to the named executive officer in a lump sum payment.

(1)

Only Mr. Gellert was eligible for a “qualified retirement” as defined in the 2006 Plan or applicable award agreement for purposes of determining the intrinsic value of accelerated equity as of December 31, 2010.

(2)	The amounts shown do not include the standard death benefit provided by Health Net to all of its associates equal to one times base salary.

(3)

The amounts shown represent the intrinsic value of unvested stock options, restricted stock units and/or performance share units which would be accelerated upon the occurrence of a change in control, an involuntary termination without “cause” or voluntary termination with “good reason” during the two-year period following a change in control or upon a qualified “retirement.” Compensation Committee approval has been assumed for the acceleration of unvested stock options upon a change in control as required by the 1998 and 2002 Stock Option Plans and applicable grant agreements.

Stock option value is calculated based on the difference between the NYSE closing price of our Common Stock on December 31, 2010 ($27.29 per share) and the exercise price of the underlying stock option. Restricted stock unit value is calculated by multiplying the number of shares by the closing price per share of Common Stock on the NYSE on December 31, 2010 ($27.29 per share), and then subtracting the par value of $0.001 per share.

Performance share unit value is calculated by multiplying the NYSE closing price of our Common Stock on December 31, 2010 ($27.29 per share) by the number of shares equal to 100% of target shares for each of the 2008 and 2009 PSUs. For the 2009 PSUs, pursuant to the terms of the award agreements evidencing the 2009 PSUs, the value is based on achievement of the 2009 PTI Performance Measure at target. See the “How does the 2009 performance share program work?” section of the Compensation Discussion and Analysis for a full description of the 2009 PSUs, including information on the Compensation Committee’s determinations with respect to the actual achievement of the related performance metrics. For the 2008 PSUs, the value is based on achievement of 100% of the target level of PTI and PTI margin for the 2010 fiscal year. In February 2011, the Compensation Committee determined that the Company did not attain the threshold PTI and PTI margin amounts for 2010 with respect to the 2008 PSUs. As a result, the 2008 PSUs were not earned, and currently none would be payable upon the occurrence of a change in control, an involuntary termination without “cause” or voluntary termination with “good reason” during the two-year period following a change in control. As of December 31, 2010 in the event of retirement, Mr. Gellert was eligible for continued vesting of a prorated portion of his 2008 PSUs contingent upon the achievement of the performance goals under these awards. However, as described above, no amounts were ultimately earned pursuant to the 2008 PSU grants. For additional information regarding the 2008 and 2009 PSUs, see the “Long-Term Equity Compensation” section of the Compensation Discussion and Analysis.

(4)

Amounts shown include continuation of heath benefits and COBRA premiums. The amounts associated with health benefits are calculated using 2011 enrollment rates and severance agreement terms, if applicable. The continuation of named executive officers’ health benefits is discussed in detail in the “Severance and Change In Control Arrangements” section of this proxy statement.

(5)	Excise tax gross-up benefits are provided to executives under their severance agreement terms, as applicable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

As of March 28, 2011, we had 91,996,975 shares of our Common Stock outstanding. Set forth below is a tabulation indicating those persons or groups that are known to us to be the beneficial owners of more than five percent of the outstanding shares of our Common Stock as of March 28, 2011. The information in the table and the related notes is based on statements filed by the respective beneficial owners with the SEC pursuant to Sections 13(d) and 13(g) under the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
BlackRock Inc. 40 East 52nd Street New York, New York 10022	8,468,104	(2)	9.20%

AllianceBernstein LP 1345 Avenue of the Americas New York, New York 10105	8,113,122	(3)	8.82%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	6,572,463	(4)	7.14%

(1)

Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(2)

Based on a Schedule 13G/A filed with the SEC on February 4, 2011 by BlackRock, Inc. (“BlackRock”). BlackRock maintains sole voting power and sole dispositive power over all 8,468,104 shares beneficially owned.

(3)

Based on a Schedule 13G filed with the SEC on February 9, 2011 by AllianceBernstein LP (“AllianceBernstein”). AllianceBernstein may be deemed to beneficially own 8,113,122 shares of Common Stock acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein is deemed to have sole voting power over 6,327,648 shares and sole dispositive power over 8,104,622 shares. AllianceBernstein is a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA. AllianceBernstein operates under independent management and makes independent decisions from AXA and AXA Financial and their respective subsidiaries and AXA and AXA Financial calculate and report beneficial ownership separately from AllianceBernstein pursuant to guidance provided by the SEC in Release Number 34-39538 (January 12, 1998). AllianceBernstein may be deemed to share beneficial ownership with AXA reporting persons by virtue of 8,500 shares of Common Stock acquired on behalf of the general and separate accounts of the affiliated entities for which AllianceBernstein serves as a subadvisor.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2011 by Wellington Management Company, LLP (“WMC”), an investment adviser. WMC, in its capacity as investment adviser, may be deemed to beneficially own the shares, all of which are held of record by clients of WMC, and has shared voting power over 1,807,650 shares and shared dispositive power over 6,572,463 shares.

Security Ownership of Management

The following table sets forth the number of shares of Common Stock beneficially owned by each non-employee director of Health Net serving on the Board of Directors on March 28, 2011, by each named executive officer on March 28, 2011 and by all directors and executive officers as a group as of March 28, 2011, and the percentage that these shares bear to the total number of shares of Common Stock outstanding as of such date:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(**)	Footnote	Percent of Class
Non-Employee Directors
Mary Anne Citrino	6,321	1	*
Theodore F. Craver, Jr.	64,298	2	*
Vicki B. Escarra	39,740	3	*
Gale S. Fitzgerald	80,425	4	*
Patrick Foley	98,431	5	*
Roger F. Greaves	113,740	6	*
Bruce G. Willison	83,082	7	*
Frederick C. Yeager	61,228	8	*

Named Executive Officers
Jay M. Gellert	1,667,273	9	1.81%
James E. Woys	574,896	10	*
Joseph C. Cappeza, CPA	14,613		*
Steven J. Sell	13,872	11	*
Steven D. Tough	27,831	12	*
All current directors and executive officers as a group (18 persons)	3,298,091	13	3.58%

*	The amount shown is less than 1% of the outstanding shares.

**	The information contained in this table is based upon information furnished to us by the persons identified as beneficial owners or obtained from our records. Unless otherwise indicated, beneficial ownership consists of sole power to vote or direct the vote and sole power to dispose or direct the disposition of the shares listed, subject to community property laws where applicable.

(1)

Includes 4,418 shares with respect to which Ms. Citrino has the right to acquire beneficial ownership by virtue of outstanding vested options, and 1,903 shares with respect to which Ms. Citrino has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(2)

Includes 2,650 shares owned by a trust for which Mr. Craver and his spouse both serve as trustees and beneficiaries and as such have shared voting and dispositive power, 46,128 shares with respect to which Mr. Craver has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Mr. Craver has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(3)

Includes 20,947 shares with respect to which Ms. Escarra has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Ms. Escarra has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(4)

Includes 4,804 shares which Ms. Fitzgerald holds in joint tenancy with her spouse, 60,101 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Ms. Fitzgerald has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(5)

Includes 22,810 shares owned by a trust for which Mr. Foley serves as trustee and beneficiary and as such has sole voting and dispositive power, 60,101 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(6)

Includes 60,101 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(7)

Includes 7,461 shares owned by a trust for which Mr. Willison and his spouse serve as trustees and beneficiaries and as such have shared voting and dispositive power. Also includes 60,101 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Mr. Willison has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(8)

Includes 42,128 shares with respect to which Mr. Yeager has the right to acquire beneficial ownership by virtue of outstanding vested options, and 15,520 shares with respect to which Mr. Yeager has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011.

(9)	Includes 900,000 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options.

(10)

Includes 5,450 shares Mr. Woys holds in Health Net’s 401(k) Plan and 492,000 shares with respect to which Mr. Woys has the right to acquire beneficial ownership by virtue of outstanding vested options.

(11)	Includes 10,100 shares with respect to which Mr. Sell has the right to acquire beneficial ownership by virtue of outstanding vested options.

(12)	Includes 15,000 shares with respect to which Mr. Tough has the right to acquire beneficial ownership by virtue of outstanding vested options.

(13)

Includes an aggregate of 2,140,375 shares with respect to which executive officers and/or directors have the right to acquire beneficial ownership by virtue of outstanding vested options, an aggregate of 110,543 with respect to which executive officers and/or directors have the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 28, 2011. For purposes of this footnote 13, “beneficial ownership” with respect to certain of the shares held by executive officers and directors may consist of shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares included.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers and any person that beneficially owns more than ten percent of our Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NYSE. These reports are required to be submitted by specified deadlines, and we are required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of our Common Stock to file such reports on a timely basis during our most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years. Based solely on a review of the copies of reports furnished to us during and with respect to the year ended December 31, 2010 and written representations from our directors and executive officers that no other reports were required, we believe that all directors, executive officers, and persons who own more than ten percent of our Common Stock have complied with the reporting requirements of Section 16(a).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our securities authorized for issuance under our equity compensation plans as of December 31, 2010:

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	7,589,269	(3)	$28.65	6,808,658	(4)(5)
Equity compensation plans not approved by security holders	997,941	(6)	$27.19	0	(7)
Total	8,587,210		$28.43	6,808,658	(4)(5)

(1)	The weighted-average exercise price as shown does not take into account outstanding awards of restricted stock units and performance share units.

(2)	Includes all of our stock option and long-term incentive plans other than our Amended and Restated 1998 Stock Option Plan, as amended (the “1998 Stock Option Plan” and/or the “Plan”).

(3)

Includes 1,598,095 restricted stock units and 596,077 performance share units (representing the number of 2008 and 2009 PSUs that would be earned upon achieving the target level of performance). With respect to the 2008 PSUs, target level of performance includes 100% of target shares that could be issued upon achievement of PTI and PTI margin in 2010. In February 2011, the Compensation Committee determined the Company did not attain the threshold PTI and PTI margin goals under the 2008 PSUs; accordingly, the 2008 PSUs were not earned. With respect to the 2009 PSUs, includes 130.5% of target shares that could be issued, based on the actual achievement of the 2009 PTI Performance Measure and the Strategic Performance Measure. Between January 1, 2011 and March 28, 2011, we have granted 615,150 nonqualified stock options and 735,680 restricted stock unit awards under the 2006 Plan. See footnote 5 below for additional information regarding the manner in which grants of restricted stock units and performance awards reduce the number of shares available for issuance under the 2006 Plan.

(4)

Represents shares available for future issuance under the 2006 Plan as of December 31, 2010 (see footnote 3 above for information regarding additional issuances of equity awards under the 2006 Plan since such date). Does not include 1,520,981 shares that represent cancelled or terminated awards made pursuant to certain of our retired equity plans that may be recycled into the 2006 Plan under certain circumstances as of December 31, 2010.

(5)

Pursuant to the 2006 Plan, any equity award grant, other than a stock option grant, shall reduce the number of shares available for issuance under the 2006 Plan by two shares of Common Stock for each share of Common Stock actually subject to such equity award. Effective March 6, 2009, any award granted under the 2006 Plan, other than a stock option, will reduce the number of shares of Common Stock available for issuance under the 2006 Plan by 1.75 shares of Common Stock for each share of Common Stock subject to the award.

(6)	Represents 997,941 stock options subject to issuance under our 1998 Stock Option Plan as of December 31, 2010.

(7)

The 1998 Stock Option Plan was terminated effective May 11, 2006. Accordingly, no new equity awards may be granted out of the 1998 Stock Option Plan. Only previously granted equity awards that vest and are exercised, as applicable, will be issued under the 1998 Stock Option Plan.

1998 Stock Option Plan

On December 5, 1998, Health Net adopted the 1998 Stock Option Plan, which was amended and restated on May 4, 2000, and further amended on October 13, 2000, December 18, 2000, March 14, 2002, February 26, 2006, and January 14, 2009. The Plan was terminated by the Board of Directors effective May 11, 2006. Accordingly, no new equity awards may be granted under the 1998 Stock Option Plan, and only previously granted equity awards that vest and are exercised will result in issuance of securities under the 1998 Stock Option Plan. The purposes of the 1998 Stock Option Plan were: (1) to align the interests of our stockholders and recipients of awards under the plan by increasing the proprietary interest of award recipients in our growth and success; (2) to attract and retain employees and directors and (3) to motivate employees and directors to act in the long-term best interests of our stockholders. The 1998 Stock Option Plan was administered by the Compensation Committee or by the Board of Directors. References in this summary to the Compensation Committee refer also to the Board of Directors, if and to the extent that the Board of Directors elected to act in an administrative capacity with respect to the Plan. The terms of the Plan permitted the Compensation Committee to delegate some or all of its power and authority under the Plan to officers of Health Net.

General.    Health Net had reserved for issuance under the 1998 Stock Option Plan a total of 8,256,243 shares of Common Stock available for awards, including 500,000 shares available for restricted and bonus stock awards. The number of available shares was subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or any distribution to holders of Common Stock other than a regular cash dividend. If any award granted under the 1998 Stock Option Plan expires or is terminated for any reason, the shares of Common Stock underlying the award would again be available under the 1998 Stock Option Plan.

Awards.    Under the 1998 Stock Option Plan, the Compensation Committee could grant awards consisting of stock options and stock appreciation rights (“SARs”) and stock awards in the form of restricted stock (which may include associated cash awards), restricted stock units or bonus stock to eligible employees and directors. However, no awards could be granted under the Plan to certain highly compensated officers of Health Net.

•

Stock options.    Stock option awards under the Plan consisted of stock options which are not intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended. At the time a stock option was granted, the Compensation Committee determined the number of shares of Common Stock subject to the option, the exercise price per share of underlying Common Stock, the period during which the option may be exercised and the restrictions on and conditions to exercise of the option. The exercise price of the option per share of underlying Common Stock had to be at least equal to the fair market value of a share of the Common Stock on the date the option is granted.

•

Stock appreciation rights.    The Compensation Committee could grant SARs in conjunction with a concurrent or pre-existing stock option award. A SAR entitles the holder to receive, upon exercise of the SAR and surrender of the related stock option, shares of Common Stock, cash or a combination of stock and cash with an aggregate value equal to the product of

•	the excess of (1) the fair market value of one share of Common Stock on the date of exercise over (2) the base price of the SAR,

multiplied by

•

the number of shares of Common Stock subject to the surrendered stock option. The base price of a SAR is equal to the exercise price per share of the related stock option. The term, exercisability and other provisions of a SAR were fixed by the Compensation Committee.

The Compensation Committee determined the period for exercise of a SAR, provided that, the SAR could not be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.

•	Stock awards. The Compensation Committee could award shares of our Common Stock either as a restricted stock award, restricted stock unit award or as bonus stock that is not subject to restriction.

•

Bonus Stock.    Bonus stock was vested upon grant and was not subject to any restriction period, but may have such deferred payment or other restrictions and conditions as the Compensation Committee may have deemed advisable.

•

Restricted Stock.    The Compensation Committee fixed the restrictions, the restriction period and the valuation date and the price, if any, to be paid to the holder of each share of restricted stock subject to the award. The recipient of a restricted stock award is unable to dispose of the shares prior to the expiration of the applicable restricted period. Unless otherwise determined by the Compensation Committee, during the restricted period, the recipient is entitled to vote the shares and receive any regular cash dividends on the shares. In connection with any restricted stock award, the Compensation

Committee could authorize the payment of a cash award, subject to restrictions and other terms and conditions prescribed by the Compensation Committee, to the holder of the restricted stock, payable at any time after the restricted stock becomes vested. The amount of the cash award may not exceed 100% of the average fair market value of the restricted stock as determined over a period of 60 consecutive trading days ending on the applicable valuation date.

Restricted Stock Units (“RSU”).    An RSU is a right to receive, upon vesting, shares of Common Stock, cash or a combination thereof with a value equal to the fair market value of the Common Stock on the date of vesting. An RSU shall be subject to forfeiture if, during the restriction period, (i) the holder does not remain continuously in the employment of Health Net; or (ii) any specified performance measures are not satisfied. Prior to the settlement of an RSU, the holder of such RSU has no rights as a stockholder of Health Net with respect to any shares subject to the award; however, the agreement evidencing the award could allow the holder of the RSU to receive, on a current or deferred basis, dividend equivalents with respect to the shares of Common Stock in which the award is denominated and may also provide interest on, or the deemed reinvestment of, any deferred dividend equivalents.

Change in Control.    In the event of a “change in control” (as defined in the 1998 Stock Option Plan) all stock options, RSUs and SARs outstanding under the 1998 Stock Option Plan will become immediately exercisable in full and the restrictions on all restricted stock awards will lapse. All awards under the Plan are required to be evidenced by a written agreement on terms approved by the Compensation Committee, subject to the provisions of the Plan. An agreement evidencing stock options, RSUs or restricted stock granted under the Plan may contain provisions limiting the acceleration of the exercisability of options and the acceleration of the lapse of restrictions on restricted stock or RSUs in connection with a change in control as the Compensation Committee deems appropriate to ensure that the penalty provisions applicable to excess parachute payments under the Internal Revenue Code of 1986, as amended, will not apply to any stock, cash or other property received by the award holder from us.

Termination of Employment or Service.    In the event of the termination of employment or service as a director of the holder of an award, other than in the event of a termination or removal for “Cause” (as defined under the 1998 Stock Option Plan), the Compensation Committee may provide for the vesting of the holder’s restricted stock, RSUs, cash awards and stock options under the Plan. In the event an award holder is terminated (or removed from the Board of Directors) for “Cause,” all of the holder’s restricted stock, RSUs and cash awards under the 1998 Stock Option Plan that remain subject to restrictions will be forfeited and all of the holder’s stock options under the 1998 Stock Option Plan will be terminated.

REPORT OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF HEALTH NET, INC.3

The Audit Committee of the Board of Directors of Health Net, Inc. (the “Company”) issued the following report for inclusion in this proxy statement in connection with the Company’s 2011 Annual Meeting of Stockholders.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2010 with management.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and its management.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Frederick C. Yeager (Chairman)

Theodore F. Craver, Jr.

Gale S. Fitzgerald

March 15, 2011

[3]	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Principal Accountant Fees and Services

The following table shows the fees (in thousands) billed to us by Deloitte & Touche LLP for each of the years ended December 31, 2010 and 2009.

	2010	2009
Audit fees(a)	$7,352	$7,640
Audit-related fees(b)(c)	811	2,215
Total audit and audit-related fees	8,163	9,855
Tax fees(c)(d)	198	177
All other fees	0	0
Total fees(e)	$8,361	$10,032

(a)	Includes fees for the annual audit of the consolidated financial statements, quarterly reviews and stand-alone audits of regulated subsidiaries, and audit of internal controls over financial reporting.

(b)	Includes fees for audits, actuarial certifications and agreed-upon procedures for regulatory filings, audits of employee benefit plans and consultations on accounting standards or transactions.

(c)	The Audit Committee has determined that the provision of these services was compatible with maintaining the principal accountant’s independence.

(d)	Includes fees for income tax planning.

(e)	All such fees were pre-approved by the Audit Committee of our Board of Directors.

Approval of Non-Audit Services

The Audit Committee approved the following non-audit services that were performed by Deloitte & Touche LLP, our independent registered public accountant during 2010: (1) audit related services such as (i) employee benefit plan audits, (ii) actuarial certification services, (iii) accounting and financial reporting standards consultation and (iv) audits and agreed upon procedures for regulatory filings; and (2) certain other miscellaneous non-audit services permitted under Section 10A of the Exchange Act.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche LLP. In the event that an unanticipated need for audit and/or non-audit services arises between regularly scheduled Audit Committee meetings, the Audit Committee has delegated pre-approval authority to its Chairperson. The Chairperson shall report any such pre-approval requests and related decisions to the Audit Committee at its next regularly scheduled meeting.

ITEM 2—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2011. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

The Board of Directors is submitting the ratification of the selection of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2011. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent registered accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in our and our stockholders best interests.

The Board of Directors recommends a vote “FOR” Item 2

to ratify the selection of Deloitte & Touche LLP as our

independent registered public accounting firm.

ITEM 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 26. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other key factors within each executive’s area of responsibility and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation—Compensation Discussion and Analysis” section of this proxy statement and executive-related compensation tables for more information.

Highlights of our compensation program for our named executive officers include:

•

The key elements of our compensation for named executive officers are designed to put a significant portion of executive pay “at risk” to motivate and challenge our named executive officers to achieve positive results for stockholders. In 2010, approximately 74%, on average, of the compensation of our named executive officers was “at risk,” in the form of annual incentive and long-term incentive compensation.

•

Under our Executive Officer Incentive Plan, our named executive officers are awarded annual cash incentives based on our Company-wide and business unit short-term performance to help ensure that business goals are accomplished.

•	The largest portion of potential compensation for our named executive officers is long-term equity compensation in the form of options and restricted stock units.

•

In 2010, we introduced a formal compensation recovery policy for the recovery of cash- or equity-based incentive compensation and profits realized from the sale of securities from our current executive officers (and certain other employees identified by the Board of Directors) following (i) certain fraudulent, intentional, willful or grossly negligent misconduct that would result in our being required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under U.S. federal securities laws, or (ii) engaging in conduct constituting “cause” under such employee’s employment agreement. The scope of our compensation recovery policy is broader than the provisions of the Sarbanes-Oxley Act of 2002 regarding compensation recovery.

•

The Compensation Committee has established stock ownership guidelines which require each of our named executive officers to own shares of our Common Stock equal in value to a multiple of his annual base salary.

•

We have eliminated tax gross-up payments in connection with perquisites provided to executive officers, except with respect to standard relocation benefits as provided pursuant to our company-wide relocation policy and spousal travel for limited Company-sponsored events, which is also a benefit available to all associates of the Company.

•	We have also eliminated income tax gross-ups on severance and change in control pay and other benefits for any new executive officer.

Recommendation

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the annual meeting:

RESOLVED, that the stockholders of Health Net, Inc. approve, on an advisory basis, the compensation of Health Net, Inc.’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narrative discussion set forth in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.

The Board of Directors recommends a vote “FOR” Item 3

to adopt the resolution approving the compensation of the Company’s named executive officers,

as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this proxy statement.

ITEM 4—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

Our Board of Directors recommends that our stockholders approve that we hold an advisory vote on the compensation of our named executive officers every year.

The Compensation Committee and the Board of Directors currently believe that it is in the best interests of Health Net and our stockholders if we seek an advisory vote on the compensation of our named executive officers every year. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between Health Net and our stockholders on the compensation of our named executive officers. We also believe an advisory vote on executive compensation every year will enable us to respond more quickly to stockholder concerns. Moreover, given the nature of our industry, our compensation programs must be responsive and responsible, and an advisory vote on executive compensation every year will provide us with the stockholder feedback we need to adequately assess whether our compensation programs and goals warrant change from year to year.

The Board of Director’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.

This vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.

The Board of Directors recommends a vote for “ONE YEAR”

as the frequency with which future advisory votes will be held on the compensation of our named executive officers.

ITEM 5—PROPOSAL TO AMEND AND RESTATE THE CERTIFICATE OF INCORPORATION TO ELIMINATE ITS SUPERMAJORITY VOTING REQUIREMENTS

At our 2010 Annual Meeting of Stockholders, a stockholder proposal urging the Company to take all steps necessary, in compliance with applicable law, to remove supermajority voting requirements from our Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) received the support of the holders of more than a majority of our outstanding Common Stock, although it failed to receive the requisite affirmative vote of holders of not less than 80% of our outstanding Common Stock. The Board of Directors, assisted by the Governance Committee of our Board of Directors, has considered the advantages and disadvantages of maintaining the supermajority voting requirements in the Certificate of Incorporation. The Board considered that supermajority voting requirements may make it more difficult for one or a small number of large stockholders to make changes to certain important corporate governance provisions of the Company or to take control of the Company, and therefore help ensure (i) that these corporate governance provisions are not changed without a broad consensus of stockholders and (ii) that such change would be prudent and in the best interest of the Company. However, the Board also recognized that supermajority voting requirements restrict stockholder action in some cases and are disfavored by certain stockholders and stockholder groups because they view such requirements as contrary to principles of good corporate governance. After considering these and other factors, and upon the recommendation of the Governance Committee, the Board has approved an amendment and restatement of our Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) which eliminates the supermajority voting requirements.

The Certificate of Incorporation currently contains the following supermajority voting requirements. The Amended and Restated Certificate of Incorporation would amend and restate those provisions as follows:

•

Article V, Section 6, clause (i) of the Certificate of Incorporation generally requires the approval of 75% of the authorized number of directors of Health Net to approve a change to our bylaws proposed by our Board of Directors. If approved by the stockholders, the Amended and Restated Certificate of Incorporation would reduce the vote requirement to a majority of the currently authorized number of directors.

•

Article V, Section 6, clause (ii) of the Certificate of Incorporation generally requires the affirmative vote of the holders of not less than 80% of the then outstanding shares of voting stock of Health Net to approve a change to our bylaws proposed by our stockholders. If approved by the stockholders, the Amended and Restated Certificate of Incorporation would reduce the vote requirement to a majority of the outstanding shares of voting stock.

•

Article VIII, Section 1 of the Certificate of Incorporation requires the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by Interested Stockholders, to approve certain Business Combinations involving Interested Stockholders or their affiliates or certain other related persons, where the Continuing Directors have not approved the transaction or certain conditions have not been met. If approved by the stockholders, the Amended and Restated Certificate of Incorporation would reduce the vote requirement to at least a majority of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by the Interested Stockholder.

•

Article VIII, Section 8 of the Certificate of Incorporation requires the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by Interested Stockholders, to amend or repeal, or adopt any provisions inconsistent with, Article VIII of the Certificate of Incorporation (relating to Business Combinations involving Interested Stockholders), subject to certain exceptions. If approved by the stockholders, the Amended and Restated Certificate of Incorporation would reduce the vote requirement to a majority of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock, voting together as a single class, excluding voting stock beneficially owned by Interested Stockholders.

•

Article X of the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the then outstanding shares of voting stock, voting together as a single class, to change Article V (relating to the composition of the Board of Directors and stockholder meetings), Article VI (relating to indemnification), Article VII (relating to director liability for breach of fiduciary duty), Article VIII (relating to Business Combinations involving Interested Stockholders) and Article X (relating to amendments) of the Certificate of Incorporation. If approved by the stockholders, the Amended and Restated Certificate of Incorporation would delete this vote requirement and therefore would permit these Articles to be amended in accordance with Delaware law. If the Amended and Restated Certificate of Incorporation is approved by the stockholders, under Delaware law changes to Articles V, VI, VII, VIII and X would require the approval of a majority of the outstanding shares of stock entitled to vote thereon, and a majority of the outstanding shares of stock of each class entitled to vote thereon as a class (if any).

The Amended and Restated Certificate of Incorporation also amends and restates the Certificate of Incorporation to modify or clarify certain other provisions.

This summary does not contain all the information that may be important to you. The complete text of our proposed Amended and Restated Certificate of Incorporation is included in this proxy statement as Annex A. To illustrate the proposed amendments in Annex A, language that is struck through is proposed to be deleted from our Certificate of Incorporation and language that is underlined is proposed to be added to the Amended and Restated Certificate of Incorporation. The terms “Interested Stockholder,” “Business Combination” and “Continuing Directors” are included in the Amended and Restated Certificate of Incorporation. You are urged to read Annex A in its entirety.

The affirmative vote of 80% of outstanding shares entitled to vote generally in the election of directors is required to approve the amendments to the Certificate of Incorporation included in the Amended and Restated Certificate of Incorporation. Pursuant to Delaware law, our Board of Directors has the discretion to abandon the Amended and Restated Certificate of Incorporation, whether or not adopted by the stockholders at the Annual Meeting, at any time prior to the effectiveness of the Amended and Restated Certificate of Incorporation. If approved by the stockholders, the Amended and Restated Certificate of Incorporation would become effective upon our filing of a certificate setting forth the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors recommends a vote “FOR” Item 5

to amend and restate the Certificate of Incorporation to eliminate its supermajority voting requirements.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals to be made at the 2012 Annual Meeting of Stockholders must be received at our principal executive offices by December 5, 2011, 120 calendar days before the date of Health Net’s proxy statement released to stockholders in connection with the 2011 Annual Meeting of Stockholders, in order to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act; provided, however, that if the date of the 2012 Annual Meeting of Stockholders has been changed by more than 30 days from May 18, 2012, then the deadline for inclusion is a reasonable time before we begin to print and send our proxy materials for that meeting. Our bylaws require that notice of stockholder proposals to be made at the 2012 Annual Meeting of Stockholders outside the processes of Rule 14a-8 under the Exchange Act be submitted to us in accordance with the requirements of the bylaws no earlier than January 19, 2012, 120 days prior to the anniversary date of the 2011 Annual Meeting of Stockholders, or later than February 18, 2012, 90 days prior to the anniversary date of the 2011 Annual Meeting of Stockholders, provided that, in the event that the 2012 Annual Meeting of Stockholders is called for a date that is earlier than April 23, 2012 (25 days before such anniversary date) or later than June 12, 2012 (25 days after such anniversary date), notice of stockholder proposals and director nominations, to be timely, must be received not later than the close of business on the tenth day following the day on which our notice of the date of the 2012 Annual Meeting of Stockholders is mailed or public disclosure of such date is made, whichever first occurs.

Pursuant to our bylaws, notice of stockholder proposals must be in proper written form, setting forth, as to each matter the stockholder proposes to bring before the meeting, the following:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the name and record address of such stockholder;

•	the class or series and number of shares of our stock which are owned beneficially or of record by such stockholder;

•

a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal and any material interest of such stockholder therein; and

•	a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

Similarly, stockholder nominations for director must set forth the following in writing:

•

as to each proposed nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	as to the stockholder making the nomination:

•	their name and record address, as they appear on our books,

•	the class or series and number of shares of our stock which are owned beneficially or of record by such stockholder;

•

a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by the stockholder;

•	a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice; and

•

any other information required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367, or contact Investor Relations by telephone at (800) 291-6911. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our Internet website, other than our proxy statement and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs and our board’s role in risk oversight. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. Except as may be required by law, we undertake no obligation to revise or update any forward-looking statements for any reason. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our 2010 Form 10-K, in our subsequent periodic reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC.

COMMUNICATION WITH DIRECTORS

The Board of Directors has established a process to receive communications from stockholders and other interested parties (collectively, “Interested Parties”). Interested Parties may contact any member (or all members) of the Board of Directors by mail. To communicate with the Board of Directors, any individual director, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 21650 Oxnard Street, Woodland Hills, California 91367.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Upon written request by any stockholder, we will provide without charge a copy of our Annual Report on Form 10-K and/or proxy statement for our most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written requests should be directed to Angie McCabe, Vice President, Investor Relations, Health Net, Inc., 21650 Oxnard Street, Woodland Hills, California 91367.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the 2011 Annual Meeting of Stockholders. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

ANNEX A

~~SIXTH~~SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEALTH NET, INC.

Health Net, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Health Net, Inc. Health Net, Inc. was originally incorporated under the name HN Management Holdings, Inc., and its original certificate of incorporation was filed with the ~~Delaware~~ Secretary of State of the State of Delaware on June 7, 1990.

2. This ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware.

3. The text of the certificate of incorporation of Health Net, Inc. is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is Health Net, Inc.

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Sixty Million (360,000,000) shares as follows: (a) Three Hundred Fifty Million (350,000,000) shares of Common Stock, $.001 par value per share (“Common Stock”), and (b) Ten Million (10,000,000) shares of Preferred Stock, $.001 par value per share (“Preferred Stock”).

SECTION 2. The designations, preferences, qualifications, privileges, limitations and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors of the Corporation (the “Board of Directors”) to fix by resolution the designations, preferences, qualifications, privileges, limitations, and restrictions relating to the classes of stock of the Corporation which are not fixed by this Certificate of Incorporation are as follows:

A. COMMON STOCK

(1) Dividends. Subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors out of assets or funds of the Corporation legally available therefor.

(2) Voting.

(a) At every meeting of the stockholders, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation.

(b) The provisions of this Article IV of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the shares of Common Stock.

B. SERIES A PARTICIPATING PREFERRED STOCK

(1) Designation and Amount. The shares of a series of Preferred Stock shall be designated as “Series A Junior Participating Preferred Stock” and the number of shares constituting such series shall be 200,000. The par value of the Series A Junior Participating Preferred Stock shall be $.001 per share.

(2) Dividends and Distributions.

(a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock, if any, issued from time to time ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $1.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after July 31, 1996 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Divided Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share as such amount may be adjusted pursuant to the last sentence of the preceding paragraph on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

(3) Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 2(B)(3)(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (x)(ii) of this Section 2(B)(3) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(d) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of the Corporation’s Common Stock as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2(B)(2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 2(B)(4), purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(6) Liquidation, Dissolution or Winding Up.

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the

Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(8) No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

(9) Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock which may be issued from time to time as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(10) Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

(11) Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

C. AUTHORITY TO PROVIDE FOR SERIES OF PREFERRED STOCK

The Board of Directors is authorized to provide, by resolution, for the issuance of one or more series of Preferred Stock out of the unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock or any shares of stock of any other class need not be identical to any other series of Preferred Stock or any other class. Before any shares of Preferred Stock of any series are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, the following provisions regarding such shares:

(i) The designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(ii) Whether the shares of such series shall have voting rights, and, if so, the terms of the voting right, which may be general or limited;

(iii) The dividends, if any, payable on the Series, whether any dividends shall be cumulative, and, if so, from what dates; the conditions and dates upon which the dividends shall be payable; the preference or relation which the dividends shall bear to the dividends payable on any shares of stock of any other series of Preferred Stock;

(iv) Whether the shares of the series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of the redemption;

(v) The amount or amounts payable upon shares of the series, and the rights of the holders of such series in the event of voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(vi) Whether the shares of the series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which such retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(vii) Whether the shares of the series shall be convertible into, or exchangeable for, shares of Common Stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation), and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(viii) The limitations and restrictions, if any, to be effective upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of the series or any other series of Preferred Stock or any other class of stock;

(x) The ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

(xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V

COMPOSITION OF BOARD OF DIRECTORS AND STOCKHOLDER MEETINGS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty directors, the exact number of directors to be determined in accordance with the Bylaws of the Corporation. Directors shall be elected for a one-year term at each annual meeting of stockholders, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

SECTION 2. Subject to the rights of holders of any series of Preferred Stock then outstanding or any other securities of the Corporation, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

SECTION 3. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation or of any other securities of the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation.

SECTION 4. Election of directors need not be by ballot unless the By-laws so provide.

SECTION 5. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the Board of Directors which would have been valid if that by-law had not been made.

SECTION 6. The Board of Directors shall have the concurrent power with the stockholders to ~~make,~~ alter, amend, change, add to or repeal (collectively referred to as a “Change”) the By-laws of the Corporation; provided that any Change of the By-laws must be approved either by (i) ~~seventy-five percent (75%)~~a majority of the currently authorized number of directors and, if one or more Interested Stockholder exists, by a majority of the directors who are Continuing Directors (as defined in Article VIII), or (ii) the affirmative vote of the holders of ~~not less than eighty percent (80%)~~at least a majority in voting power of the then outstanding shares of Voting Stock ~~and,~~; provided that if the Change is proposed by or on behalf of an Interested Stockholder or a director affiliated with an Interested Stockholder, such change must be approved by the affirmative vote of the holders of a majority ~~of the Disinterested Shares~~in voting power of the outstanding shares of Voting Stock, excluding Voting Stock beneficially owned by the Interested Stockholder.

SECTION 7. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

SECTION 8. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, or by a majority of the members of the Board of Directors; provided, however, that where a proposal requiring stockholder approval is made by or on behalf of an Interested Stockholder or director affiliated with an Interested Stockholder, or where an Interested Stockholder otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval. Such special meeting may not be called by any other person or persons or in any other manner.

ARTICLE VI

INDEMNIFICATION

SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation, against expenses (including but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect. To the maximum extent permitted by law, the Corporation shall advance expenses (including attorneys’ fees) incurred by such person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 1 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, but not limited to, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

ARTICLE VII

LIABILITY FOR BREACH OF FIDUCIARY DUTY

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by the director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of a director occurring prior to such amendment.

ARTICLE VIII

BUSINESS COMBINATIONS

SECTION 1. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article VIII, a Business Combination (as defined below) ~~with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate (as defined below) or Associate (as defined below) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder~~ shall require the affirmative vote of ~~not less than eighty percent (80%)~~ at least a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by the Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

SECTION 2. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraphs (a) or (b) are met, or in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as defined below), if the conditions specified in the following paragraph (a) are met:

(a) The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors.

(b) All of the following conditions shall have been met:

(i) The aggregate amount of cash and the Fair Market Value (as defined below), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock (as defined below) in such Business Combination shall be at least equal to the highest amount determined under clauses (A) and (B) below.

(A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the “Announcement Date”) or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, subdivision or reclassification with respect to the Common Stock; and

(B) the Fair Market Value per share of the Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

(ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (A), (B) and (C) below:

(A) (if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

(B) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

(C) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this paragraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

(iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously issued by the Interested Stockholder.

(iv) After the Determination Date or prior to the consummation of such Business Combination, (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock) except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving the effect thereto, would not result in any increase in the Interested Stockholder’s percentage beneficial ownership of any class or series of Capital Stock.

(v) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

(vii) Such Interested Stockholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.

SECTION 3. The following definitions shall apply with respect to this Article VIII:

(a) The term “Business Combination” shall mean:

(i) any merger or consolidation of the Corporation or any Subsidiary (as defined below) with, or proposed by or on behalf of, (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five percent (5%) of the stockholders’ equity (in the case of transactions in Capital Stock) of the entity in question (the “Substantial Part”), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation’s By-laws or to this Certificate of Incorporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

(b) The term “Capital Stock” shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Certificate of Incorporation. The term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

(c) The term “person” shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

(d) The term “Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or the Co-Presidents of the Corporation on January 28, 1994) who (i) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate (other than the Co-Presidents of the Corporation on January 28, 1994) of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

(e) A person shall be a “beneficial owner” of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (e) of Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(f) The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on January 28, 1994 (the term “registrant” in said Rule 12b-2 meaning in this case the Corporation).

(g) The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (d) of this Section 3, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

(h) The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

(i) “Fair Market Value” means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

(j) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraphs (b)(i) and (b)(ii) of Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

SECTION 4. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article VIII, on the basis of information known to them after reasonable inquiry, all questions arising under this Article VIII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Proposed Action (as defined below) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (v) whether the assets that are the subject of any Business Combination have or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregated Fair Market Value of Ten Million Dollars 10,000,000) or more and (vi) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

SECTION 5. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

SECTION 6. The fact that any Business Combination complies with the provisions of Section 2 of this Article VIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

SECTION 7. For purposes of this Article VIII, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article VIII (collectively, “Proposed Action”) is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

SECTION 8. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of ~~not less than eighty percent (80%)~~a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholders, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII; provided, however, that the foregoing provisions of this Section 8 shall not apply to~~,~~ (and such ~~eighty percent (80%) vote~~additional vote of stockholders provided thereby shall not be required for~~,~~) any amendment, repeal or adoption of any such provision that is unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 3, paragraph (h), of this Article VIII.

ARTICLE IX

BOOKS AND RECORDS

The books and records of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE X

RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to Change (as defined in Article V) any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by the terms hereof, and all rights conferred upon stockholders herein are granted subject to this reservation~~; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the Voting Stock (as defined in Article VIII), voting together as a single class, shall be required to Change Article V, Article VI, Article VII, Article VIII, or this Article X~~.

IN WITNESS WHEREOF, Health Net, Inc. has caused this ~~Sixth~~Seventh Amended and Restated Certificate of Incorporation to be signed by ~~B. Curtis Westen, its Senior Vice President, General Counsel and~~ Angelee F. Bouchard, its Secretary, this ~~13th~~     day of ~~May~~            , ~~2004.~~2011.

HEALTH NET, INC. a Delaware corporation

By:	~~\s\ B. Curtis Westen, Esq.~~
~~B. Curtis Westen, Esq. Senior Vice President, General Counsel and~~ Secretary

Angelee F. Bouchard Senior Vice President, General Counsel and Secretary

HEALTH NET, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 18, 2011

10:00 a.m. PDT

Health Net, Inc.

21281 Burbank Boulevard

Woodland Hills, CA 91367

Health Net, Inc.

21281 Burbank Boulevard

Woodland Hills, CA 91367

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2011.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” the director nominees in Item 1, “FOR” Item 2, “FOR” Item 3, for “ONE YEAR” for Item 4 and “FOR” Item 5.

By signing the proxy, you revoke all prior proxies and appoint Jay M. Gellert and Angelee F. Bouchard, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and any continuation, adjournments or postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.eproxy.com/hnt

Use the Internet to vote your proxy

until 12:00 p.m. (CT) on

May 17, 2011.

PHONE

1-800-560-1965

Use a touch-tone telephone to

vote your proxy until 12:00 p.m.

(CT) on May 17, 2011.

MAIL

Mark, sign and date your proxy

card and return it in the

postage-paid envelope provided

to be received by May 17, 2011.

Please note participants in the Health Net, Inc. 401(k) Savings Plan need to submit votes with respect to shares held under such plan by 12:00 p.m. (CT) on May 13, 2011.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Voting Instruction Card.

Shareowner ServicesSM

P.O. Box 64945

St. Paul, MN 55164-0945

COMPANY #

Address Change? Mark box, sign, and indicate changes below:

TO VOTE BY INTERNET OR

TELEPHONE, SEE REVERSE SIDE

OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR the director nominees in Item 1, FOR Item 2 and FOR Item 3.

1. To elect the following nine director nominees to serve for a term of one year or until the 2012 Annual Meeting of Stockholders:

FOR AGAINST ABSTAIN

1a. Mary Anne Citrino

1b. Theodore F. Craver, Jr.

FOR AGAINST ABSTAIN

1c. Vicki B. Escarra

1d. Gale S. Fitzgerald

Please fold here – Do not separate

1e. Patrick Foley

1f. Jay M. Gellert

1g. Roger F. Greaves

1h. Bruce G. Willison

1i. Frederick C. Yeager

2. To ratify the selection of Deloitte & Touche LLP as Health Net’s independent registered public accounting firm for 2011.

For

Against

Abstain

3. To approve, on an advisory basis, the compensation of Health Net’s named executive officers.

For

Against

Abstain

The Board of Directors Recommends a Vote for ONE YEAR for Item 4.

4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of Health Net’s named executive officers.

1 Year

2 Years

3 Years

Abstain

The Board of Directors Recommends a Vote FOR Item 5.

5. To approve the amendment and restatement of Health Net’s certificate of incorporation to eliminate its supermajority voting requirements.

For

Against

Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.